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                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                             BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated December 21, 2000



                       Mortgage Pass-Through Certificates

                                  Series 2000-8

================================================================================

                                TABLE OF CONTENTS

PRELIMINARY STATEMENT.......................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.................................................
Section 1.02  Interest Calculations.........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...............
Section 2.03  Representations, Warranties and Covenants of the Servicer.....
Section 2.04  Representations and Warranties of the Depositor as to the
                Mortgage Loans..............................................
Section 2.05  Designation of Interests in the REMICs........................
Section 2.06  Designation of Start-up Day...................................
Section 2.07  REMIC Certificate Maturity Date...............................
Section 2.08  Execution and Delivery of Certificates........................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans............................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer......
Section 3.03  Fidelity Bond; Errors and Omissions Insurance.................
Section 3.04  Access to Certain Documentation...............................
Section 3.05  Maintenance of Primary Mortgage Insurance Policy; Claims......
Section 3.06  Rights of the Depositor and the Trustee in Respect of
                the Servicer................................................
Section 3.07  Trustee to Act as Servicer....................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
                Account; Certificate Account; and Upper-Tier Certificate
                Account.....................................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
                Escrow Accounts.............................................
Section 3.10  Access to Certain Documentation and Information Regarding
                the Mortgage Loans..........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial Account,
                Certificate Account and Upper-Tier Certificate Account......
Section 3.12  Maintenance of Hazard Insurance...............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements.....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property.......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files...............
Section 3.16  Documents, Records and Funds in Possession of the Servicer
                to be Held for the Trustee..................................
Section 3.17  Servicing Compensation........................................
Section 3.18  Annual Statement as to Compliance.............................
Section 3.19  Annual Independent Public Accountants' Servicing Statement;
                Financial Statements........................................
Section 3.20  Advances......................................................
Section 3.21  Modifications, Waivers, Amendments and Consents...............
Section 3.22  Reports to the Securities and Exchange Commission.............


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate........................................


                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions.................................................
Section 5.02  Priorities of Distributions...................................
Section 5.03  Allocation of Losses..........................................
Section 5.04  Statements to Certificateholders..............................
Section 5.05  Tax Returns and Reports to Certificateholders.................
Section 5.06  Tax Matters Person............................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee....
Section 5.08  REMIC Related Covenants.......................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates..............................................
Section 6.02  Registration of Transfer and Exchange of Certificates.........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 6.04  Persons Deemed Owners.........................................


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01  Respective Liabilities of the Depositor and the Servicer......
Section 7.02  Merger or Consolidation of the Depositor or the Servicer......
Section 7.03  Limitation on Liability of the Depositor, the Servicer
                and Others..................................................
Section 7.04  Depositor and Servicer Not to Resign..........................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default.............................................
Section 8.02  Remedies of Trustee...........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
                During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon Event of Default.......................................
Section 8.05  Trustee to Act; Appointment of Successor......................
Section 8.06  Notification to Certificateholders............................


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee.............................................
Section 9.02  Certain Matters Affecting the Trustee.........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.........
Section 9.04  Trustee May Own Certificates..................................
Section 9.05  Eligibility Requirements for Trustee..........................
Section 9.06  Resignation and Removal of Trustee............................
Section 9.07  Successor Trustee.............................................
Section 9.08  Merger or Consolidation of Trustee............................
Section 9.09  Appointment of Co-Trustee or Separate Trustee.................
Section 9.10  Authenticating Agents.........................................
Section 9.11  Trustee's Fees and Expenses...................................
Section 9.12  Appointment of Custodian......................................
Section 9.13  Paying Agents.................................................
Section 9.14  Limitation of Liability.......................................
Section 9.15  Trustee May Enforce Claims Without Possession of Certificates.
Section 9.16  Suits for Enforcement.........................................
Section 9.17  Waiver of Bond Requirement....................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement.....


                                    ARTICLE X

                                   TERMINATION

Section 10.01  Termination upon Purchase by the Depositor or
                 Liquidation of All Mortgage Loans..........................
Section 10.02  Additional Termination Requirements..........................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01  Amendment....................................................
Section 11.02  Recordation of Agreement.....................................
Section 11.03  Limitation on Rights of Certificateholders...................
Section 11.04  Governing Law................................................
Section 11.05  Notices......................................................
Section 11.06  Severability of Provisions...................................
Section 11.07  Certificates Nonassessable and Fully Paid....................
Section 11.08  Access to List of Certificateholders.........................
Section 11.09  Recharacterization...........................................

EXHIBITS

Exhibit A-1   -   Form of Face of Class A-1 Certificate
Exhibit A-2   -   Form of Face of Class A-2 Certificate
Exhibit A-3   -   Form of Face of Class A-3 Certificate
Exhibit A-4   -   Form of Face of Class A-4 Certificate
Exhibit A-5   -   Form of Face of Class A-5 Certificate
Exhibit A-6   -   Form of Face of Class A-6 Certificate
Exhibit A-PO  -   Form of Face of Class A-PO Certificate
Exhibit A-R   -   Form of Face of Class A-R Certificate
Exhibit A-LR  -   Form of Face of Class A-LR Certificate
Exhibit B-1   -   Form of Face of Class B-1 Certificate
Exhibit B-2   -   Form of Face of Class B-2 Certificate
Exhibit B-3   -   Form of Face of Class B-3 Certificate
Exhibit B-4   -   Form of Face of Class B-4 Certificate
Exhibit B-5   -   Form of Face of Class B-5 Certificate
Exhibit B-6   -   Form of Face of Class B-6 Certificate
Exhibit C     -   Form of Reverse of all Certificates......................C-1
Exhibit D     -   Mortgage Loan Schedule...................................D-1
Exhibit E     -   Request for Release of Documents.........................E-1
Exhibit F     -   Form of Certification of Establishment of Account........F-1
Exhibit G-1   -   Form of Transferor's Certificate.......................G-1-1
Exhibit G-2A  -   Form 1 of Transferee's Certificate....................G-2A-1
Exhibit G-2B  -   Form 2 of Transferee's Certificate....................G-2B-1
Exhibit H     -   Form of Transferee Representation Letter
              -   for ERISA Restricted Certificates........................H-1
Exhibit I     -   Form of Affidavit Regarding Transfer of Residual
                    Certificates...........................................I-1
Exhibit J     -   Contents of Servicing File...............................J-1
Exhibit K     -   Form of Special Servicing Agreement......................K-1

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated December 21, 2000, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").


                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each, a "REMIC"). The Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC. The Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the Lower-Tier REMIC. The Class A-R Certificate shall be the "residual interest" in the Upper-Tier REMIC and the Class A-LR Certificate shall be the "residual interest" in the Lower-Tier REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

===================== ========================== ================= ===================== ====================
                      Initial Class                                                      Integral Multiples
                      Certificate Balance or     Pass-Through      Minimum               in Excess
Classes               Notional Amount            Rate              Denomination          of Minimum
--------------------- -------------------------- ----------------- --------------------- --------------------
Class A-1                 $  239,116,000.00      7.500%            $1,000                $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class A-2                 $   27,000,000.00      7.500%            $1,000                $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class A-3                 $   35,000,000.00      7.500%            $1,000                $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class A-4                 $   35,000,000.00      7.250%            $1,000                $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class A-5                 $    1,166,666.00      7.500%            $1,000                $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class A-6                 $      555,000.00      7.500%            $1,000                $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class A-PO                $      111,012.00      (1)               $25,000               $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class A-R                 $           50.00      7.500%            $50                   N/A
--------------------- -------------------------- ----------------- --------------------- --------------------
Class A-LR                $           50.00      7.500%            $50                   N/A
--------------------- -------------------------- ----------------- --------------------- --------------------
Class B-1                 $    7,543,000.00      7.500%            $25,000               $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class B-2                 $    2,632,000.00      7.500%            $25,000               $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class B-3                 $    1,579,000.00      7.500%            $25,000               $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class B-4                 $      878,000.00      7.500%            $25,000               $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class B-5                 $      702,000.00      7.500%            $25,000               $1
--------------------- -------------------------- ----------------- --------------------- --------------------
Class B-6                 $      701,730.90      7.500%            $25,000               $1
--------------------- -------------------------- ----------------- --------------------- --------------------

---------------

(1) The Class A-PO Certificates will be Principal-Only Certificates and will not bear interest.



                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act:  The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance or Notional Amount.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance:  A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents:  As defined in Section 9.10.

            Bankruptcy Loss:  Any Deficient Valuation or Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date, the Initial Bankruptcy Loss Amount less the aggregate amount of Bankruptcy Losses previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of California, the State of Virginia, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-8 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-8." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, The Bank of New York; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

            Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-PO, Class A-R and Class A-LR Certificates.

            Class A-3 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class A-3 Certificates would be reduced as a result of the allocation of any Realized Loss (other than an Excess Loss) to such Class pursuant to Section 5.03(a)(ii)(1) or the allocation of any reduction pursuant to Section 5.03(b) to such Class, in each case without regard to the operation of Section 5.03(f).

            Class A-5 Notional Amount: As to any Distribution Date and the Class A-5 Certificates, 3.33333333% of the Class Certificate Balance of the Class A-4 Certificates immediately prior to such date.

            Class A-6 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class A-6 Certificates with respect to such Distribution Date prior to any reduction for the Class A-6 Loss Allocation Amount and (b) the Class A-3 Loss Amount with respect to such Distribution Date.

            Class A-PO Deferred Amount: As to any Distribution Date prior to the Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss, other than an Excess Loss, to be allocated to the Class A-PO Certificates on such Distribution Date or previously allocated to the Class A-PO Certificates and not yet paid to the Holders of the Class A-PO Certificates pursuant to Section 5.02(a)(iii).

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class (other than the Class A-5 Certificates) and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a), (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (iv) in the case of the Class A-6 Certificates, any reduction allocated thereto pursuant to
Section 5.03(f). The Class A-5 Certificates are Interest-Only Certificates and have no Class Certificate Balance.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date:  December 21, 2000.

            Code:  The Internal Revenue Code of 1986, as amended.

            Compensating Interest:  As defined in Section 3.17.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS (Fax:
(212) 815-5309).

            Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

Uncertificated Lower-Tier Interest    Corresponding Upper-Tier Class or Classes
----------------------------------    -----------------------------------------

Class A-L1 Interest                   Class A-1 Certificates, Class A-2
                                      Certificates, Class A-3 Certificates and
                                      Class A-6 Certificates

Class A-L4 Interest                   Class A-4 and Class A-5 Certificates

Class A-LPO Interest                  Class A-PO Certificates

Class A-LUR Interest                  Class A-R Certificate

Class B-L1 Interest                   Class B-1 Certificates

Class B-L2 Interest                   Class B-2 Certificates

Class B-L3 Interest                   Class B-3 Certificates

Class B-L4 Interest                   Class B-4 Certificates

Class B-L5 Interest                   Class B-5 Certificates

Class B-L6 Interest                   Class B-6 Certificates

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: December 1, 2000.

            Cut-Off Date Pool Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans which is $350,817,843.09.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate that is less than 7.500% per annum.

            Distribution Date: The 25th day of each month beginning in January 2001 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class B-4, Class B-5, or Class B-6 Certificate.

            Escrow Account:  As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default:  As defined in Section 8.01.

            Excess Losses: For any Distribution Date, the amount of any (i) Fraud Losses in excess of the Fraud Loss Amount, (ii) Special Hazard Losses in excess of the Special Hazard Loss Amount or (iii) Bankruptcy Losses in excess of the Bankruptcy Loss Amount.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch:  Fitch, Inc., or any successor thereto.

            FNMA:  Fannie Mae, or any successor thereto.

            Fractional Interest:  As defined in Section 5.02(d).

            Fraud Loss: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Mortgage Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Fraud Loss Amount: For each Distribution Date occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates. Thereafter, the Fraud Loss Amount shall be equal to the lesser of (i) the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-Off Date, 1% of the Pool Stated Principal Balance, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-Off Date, 0.5% of the Pool Stated Principal Balance, and
(c) after the fifth anniversary of the Cut-Off Date, zero.

            Holder:  A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

            Initial Bankruptcy Loss Amount: $135,750.00.

            Initial Class Certificate Balance: As to each Class of Certificates (other than the Class A-5 Certificates), the Class Certificate Balance set forth in the Preliminary Statement. The Class A-5 Certificates are Interest-Only Certificates and have no Initial Class Certificate Balance.

            Initial Fraud Loss Amount: $3,508,178.43.

            Initial Notional Amount: As to the Class A-5 Certificates, the Notional Amount set forth in the Preliminary Statement.

            Initial Special Hazard Amount: $3,508,178.43.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class A-5 Certificates are the sole Class of Interest-Only Certificates.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.02(a).

            Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated December 21, 2000, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property;
(iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 7.500%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person:  A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: As to any Distribution Date, the Class A-5 Notional Amount.

            Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as two separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               1.85%
                       Class B-2               1.10%
                       Class B-3               0.65%
                       Class B-4               0.40%
                       Class B-5               0.20%
                       Class B-6               0.00%

            Original Subordinate Certificate Balance: $14,035,730.90.

            OTS:  The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth in the Preliminary Statement.

            Paying Agent:  As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance or Initial Notional Amount, as applicable, of such Certificate by the Initial Class Certificate Balance or Initial Notional Amount, as applicable, of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments:  One or more of the following:

               (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or "AAAm G" by S&P, and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

               (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as a two separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class A-R, Class A-LR, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan:  As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the related Seller or the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and
(ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Premium Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate that is equal to or more than 7.500% per annum.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-PO Certificates are the only Class of Principal-Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Priority Amount: As to any Distribution Date, the lesser of (i) the Class Certificate Balance of the Class A-4 Certificates and (ii) the product of
(a) the Shift Percentage, (b) the Priority Percentage and (c) the Senior Principal Distribution Amount.

            Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class A-4 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Senior Certificates (other than the Class A-PO Certificates) immediately prior to such date.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period:  As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificates:  The Class A-R and Class A-LR Certificates.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes:  As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                                Percentage of
                                             Original Subordinate
Distribution Date Occurring                  Certificate Balance
---------------------------                  -------------------

January 2006 through December 2006                   30%

January 2007 through December 2007                   35%

January 2008 through December 2008                   40%

January 2009 through December 2009                   45%

January 2010 and thereafter                          50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 7.500% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate will not be less than 0.25% per annum with respect to any Mortgage Loan.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:


Distribution Date Occurring In                    Shift Percentage
------------------------------                    ----------------
January 2001 through December 2005.............   0%
January 2006 through December 2006.............   30%
January 2007 through December 2007.............   40%
January 2008 through December 2008.............   60%
January 2009 through December 2009.............   80%
January 2010 and thereafter....................   100%

            Similar Law:  As defined in Section 6.02(e).

            Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

            (a) (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

            (ii) settling, subsidence, cracking, shrinkage, building or expansion of pavements, foundations, walls, floors, roofs or ceilings;

            (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

            (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

            (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

            (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Amount: As to any Distribution Date, the lesser of (a) the greatest of (i) 1% of the Pool Stated Principal Balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate principal balance of all Mortgage Loans secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. The Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

            Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount:  As defined in Section 2.02.

            Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0040% per annum.

            Uncertificated Lower-Tier Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class A-L1, Class A-L4, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests are Uncertificated Lower-Tier Interests.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The separate Eligible Account established and maintained by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Residual Certificates, (b) 1% of all Voting Rights shall be allocated to the Holders of the Interest-Only Certificates and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01      Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-8" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                 (A)   The stock certificate;

                 (B)   The stock power executed in blank;

                 (C)   The executed proprietary lease;

                 (D)   The executed recognition agreement;

                 (E)   The executed assignment of recognition agreement;

                 (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                 (G) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required if the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the Servicer.

            The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
     2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

               (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

               (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

               (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

               (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

               (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

               (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

               (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

               (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

               (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

               (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

               (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

               (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

               (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

               (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

               (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

               (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

               (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

               (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

               (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

               (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

               (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

               (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

               (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

               (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

               (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

               (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

               (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

               (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

               (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

               (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

               (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

               (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

               (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

               (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

               (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

               (xxxviii)Each Mortgage Loan is a "qualified mortgage" within
      Section 860G(a)(3) of the Code.

               (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates the Class A-L1 Interest, Class A-L4 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is January 25, 2031.

            Section 2.08 Execution and Delivery of Certificates. The Trustee (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of Servicer.

            (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03      Fidelity Bond; Errors and Omissions Insurance.

            The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04      Access to Certain Documentation.

            The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05      Maintenance of Primary Mortgage Insurance Policy;
                              Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Mortgage Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Mortgage Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07      Trustee to Act as Servicer.

            If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; Certificate Account; and Upper-Tier Certificate Account.


            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
     Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
     Section 3.14;

            (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
     3.20 and any payments of Compensating Interest; and

            (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall establish and maintain the Upper-Tier Certificate Account. On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Trustee shall, from funds available on deposit in the Certificate Account, deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account, the Lower-Tier Distribution Amount.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2000-8 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Mortgage Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Account, Certificate Account and Upper-Tier Certificate Account.

            (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

            (iii) to withdraw and return to the Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 10.01.

            (c) Notwithstanding anything herein to the contrary, the Regular Certificates and the Class A-R Certificate shall not receive distributions directly from the Certificate Account. On each Distribution Date, funds on deposit in the Upper-Tier Certificate Account shall be used to make payments on the Regular Certificates and the Class A-R Certificate as provided in Sections
5.01 and 5.02. The Upper-Tier Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.12      Maintenance of Hazard Insurance.

            The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of
(i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13      Enforcement of Due-On-Sale Clauses;
                              Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14      Realization Upon Defaulted Mortgage Loans;
                              REO Property.

            (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on either the Upper-Tier REMIC or the Lower-Tier REMIC (as defined in Section 860F of the Code) or cause either REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject either REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if, in the Depositor's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15      Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee.

            The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17      Servicing Compensation.

            The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

            Section 3.18      Annual Statement as to Compliance.

            The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2000 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2000 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20      Advances.

            The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21      Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of either the Upper-Tier REMIC or the Lower-Tier REMIC and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22      Reports to the Securities and Exchange Commission.

            The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01      Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.


                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;

                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Upper-Tier Certificate Account or Certificate Account, as applicable, (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in
Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02      Priorities of Distributions.

            (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds, first, to distributions in respect of the Uncertificated Lower-Tier Interests as specified in this Section 5.02(a) for deposit in the Upper-Tier Certificate Account and to the Class A-LR Certificate, and then from the Upper-Tier Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

            (i) to each Class of Senior Certificates (other than the Class A-PO and the Class A-LR Certificates), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) concurrently to the Class A Certificates (other than the Class A-PO and the Class A-LR Certificates) and the Class A-PO Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Certificates in an aggregate amount up to the PO Principal Amount;

            (iii) to the Class A-PO Certificates, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable first to the Class B-6 Certificates pursuant to clause (iv)(L) below, second to the Class B-5 Certificates pursuant to clause (iv)(J) below, third to the Class B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3 Certificates pursuant to clause (iv)(F) below, fifth to the Clause B-2 Certificates pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates pursuant to clause (iv)(B) below;

            (iv) to each Class of Subordinate Certificates, subject to paragraph
     (d) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

            (v) to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any remaining Pool Distribution Amount.

            On any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the Class A-PO Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to their respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Distribution Amounts in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the aggregate of the Class Certificate Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the aggregate of the Initial Class Certificate Balances of the respective Corresponding Upper-Tier Class or Classes.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L4 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 7.500% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Class A Certificates (other than the Class A-PO Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, concurrently, to the Class A-R and Class A-LR Certificates, pro rata, until their Class Certificate Balances has been reduced to zero;

                  second, concurrently, 0.1648493633% to the Class A-6 Certificates, until their Class Certificate Balance has been reduced to zero and 99.8351506367%, sequentially, as follows:

                  (A) to the Class A-4 Certificates, up to the Priority Amount
            for such Distribution Date, until their Class Certificate Balance has been reduced to zero;

                  (B) sequentially, to the Class A-1, Class A-2 and Class A-3
            Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

                  (C) to the Class A-4 Certificates, until their Class Certificate Balance has been reduced to zero.

            The Class A-5 Certificates are Interest-Only Certificates and are not entitled to distributions in respect of principal.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Class A Certificates (other than the Class A-PO Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) any Excess Losses allocable to interest, (C) on and after the Senior Credit Support Depletion Date, any other Realized Loss allocable to interest and (D) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. Any funds remaining will be distributed in the order provided in Section 5.02(a)(iv).

            Section 5.03      Allocation of Losses.

            (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

            The principal portion of Realized Losses with respect to any Distribution Date shall be allocated as follows:

               (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan, including any Excess Loss, shall be allocated to the Class A-PO Certificates until the Class Certificate Balance thereof is reduced to zero; and

               (ii) (1) the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date; and

                   (2) the applicable Non-PO Percentage of the principal portion of any Excess Losses shall be allocated pro rata among the Senior Certificates (other than the Class A-PO Certificates) in the aggregate on the basis of their aggregate principal balance and among the Classes of Subordinate Certificates on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date. Excess Losses allocated to the Senior Certificates (other than the Class A-PO Certificates) will be allocated among such Classes pro rata on the basis of their respective Class Certificate Balances.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate (other than the Class Certificate Balance of the Class A-PO Certificates) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-PO Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates (other than the Class A-PO Certificates) based on the Class Certificate Balances immediately prior to such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balance of the Class A-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            (e) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

            (f) After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class A-6 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class A-6 Certificates will be reduced by the Class A-6 Loss Allocation Amount and, notwithstanding Section 5.03(a)(ii)(1) and Section 5.03(b), the Class Certificate Balance of the Class A-3 Certificates will not be reduced by the Class A-6 Loss Allocation Amount.

            Section 5.04      Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the Senior Percentage, the Priority Percentage and Subordinate Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days
     (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

            (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month or any Class A-PO Deferred Amounts for such Distribution Date;

            (xv) the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date; and

            (xvi) in the case of the Class A-5 Certificates, the Class A-5 Notional Amount for the following Distribution Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holders of the Residual Certificates for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holders of the Residual Certificates by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05      Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2000, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the Upper-Tier REMIC. The Holder of the Class A-LR Certificate is hereby designated as the Tax Matters Person for the Lower-Tier REMIC. By their acceptance of the Class A-R or Class A-LR Certificate, as applicable, each such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs and avoid the imposition of tax on either REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificates and the Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to either REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of either REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC and will not disqualify either REMIC from treatment as a REMIC; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.


                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-PO, A-R, A-LR, B-1, B-2, B-3, B-4,
B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Senior Certificates (other than the Class A-PO, Class A-R and Class A-LR Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances (or notional amounts) of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance. The Class A-R and Class A-LR Certificates shall each be in a minimum denomination of $50. The Senior Certificates (other than the Class A-R and Class A-LR Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02      Registration of Transfer and Exchange of
                              Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

               (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

               (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

               (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
      Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

               (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g)    [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05      Trustee to Act; Appointment of Successor.

            (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01      Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
     (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02      Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

               (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Account) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and Fitch or
(ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.


                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the Class A-PO Deferred Amount with respect to the Class A-PO Certificates, and (II) as to the Class A-R and A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than the amounts retained to meet claims) after application pursuant to clause (I) above. An amount shall be distributed in respect of interest and principal to the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02     Additional Termination Requirements.

            (a) If the Depositor exercises its purchase option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

               (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the Upper-Tier REMIC and the Lower-Tier REMIC.

            (b) By their acceptance of the Residual Certificates, the Holders thereof hereby agree to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt ) to (a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 2810 North Parham Road, Richmond, Virginia 23294, Attention: Servicing Manager, with a copy to: Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina, 28255,
Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 101 Barclay Street - 12E, New York, New York 10286, Attention:
Corporate Trust - MBS Group (Fax: (212) 815-5309), (d) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group, and (e) in the case of Fitch, Fitch, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor

                                    By:
                                       -----------------------------------------
                                       Name:  Judy Ford
                                       Title:    Vice President


                                    BANK OF AMERICA, N.A.,
                                       as Servicer

                                    By:
                                       -----------------------------------------
                                       Name: Robert J. DeBenedet
                                       Title:    Senior Vice President


                                    THE BANK OF NEW YORK,
                                       as Trustee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK     )
                      )     ss.:
COUNTY OF NEW YORK    )


            On the 21st day of December, 2000, before me, a notary public in and for the State of New York, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that s/he is a ________________ of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of such corporation.



                                         ---------------------------------------
                                                       Notary Public


[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )

            On the 21st day of December, 2000, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.


                                         ---------------------------------------
                                                       Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On the 21st day of December, 2000, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.

                                         ---------------------------------------
                                                      Notary Public

[Notarial Seal]

My commission expires ____________.

                                   EXHIBIT A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $239,116,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 RS 3

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-2

                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $27,000,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 RT 1

      This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $35,000,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 RU 8

      This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-4

                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $35,000,000.00

Pass-Through Rate:            7.250%

CUSIP No.:                    060506 RV 6

      This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-5

                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                   Class A-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Notional Amount
of this Certificate
("Denomination"):             $

Initial Notional Amount
of this Class:                $1,166,666.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 RW 4

      This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class A-5 Certificate represents the right to receive interest at the Pass-Through Rate for such Class on the Class A-5 Notional Amount.. This Class A-5 Certificate is not entitled to any distributions with respect to principal on the Mortgage Loans in the Trust. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-6

                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-3 CERTIFICATES WILL BE BORNE BY THE CLASS A-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $555,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 RX 2

      This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-PO

                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                   Class A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                   Class A-PO

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $111,012.00

CUSIP No.:                    060506 RY 0

      This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT A-R

                     [FORM OF FACE OF CLASS A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $50.00

Initial Class Certificate
Balance of this Class:        $50.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 RZ 7

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-LR

                    [FORM OF FACE OF CLASS A-LR CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                   Class A-LR

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS A-LR CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                   Class A-LR

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $50.00

Initial Class Certificate
Balance of this Class:        $50.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 SA 1

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-LR Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class A-LR Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-LR Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-LR Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-LR Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-LR Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-LR Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $7,543,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 SB 9

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,632,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 SC 7

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,579,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 SD 5

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $878,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 SE 3

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $702,000.00

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 SF 0

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                   Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2000-8
                                    Class B-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 December 1, 2000

First Distribution Date:      January 25, 2001

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $701,730.90

Pass-Through Rate:            7.500%

CUSIP No.:                    060506 SG 8

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 21, 2000 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                    EXHIBIT C

                     [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________ ___, ___

                                    THE BANK OF NEW YORK,
                                    as Trustee

                                    By
                                      ----------------------------------------
                                          Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    THE BANK OF NEW YORK,
                                    as Trustee

                                    By
                                      ----------------------------------------
                                          Authorized Signatory

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of assignor




                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to _________________
___________________________________________________________________.

     This information is provided by ____________________, the assignee named above, or ____________________, as its agent.

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

BANK OF AMERICA
BOAMS 2000-8
MORTGAGE LOAN SCHEDULE

LOAN                                                                                                                        ZIP
NUMBER            FIRST NAME       LAST NAME                PROPERTY_STREET              PROPERTY CITY            ST        CODE
-----------------------------------------------------------------------------------------------------------------------------------
0023883515        MARK             RAMSEY               389  TALUS                         GRAND JUNCT            CO        81503
0023952211        PETER            SCUDERI              2856  DEERFIELD ROAD               SAG HARBOR             NY        11963
0028457711        VINCENT          MORALES              3  RUSHTON CT                      PRINCETON J            NJ        08550
0028517795        BARRY            COLN                 43683  MINK MEADOWS ST             CHANTILLY              VA        20152
0028560969        JORDAN           HOUSTON III          1454  AUBURN WOODS DR              COLLIERVILL            TN        38017
0028620011        SALVATORE        COSTANZO             24  MAIDENHEAD ROAD                PRINCETON              NJ        08540
0028668713        DAVID            STROBELT             17807  HOLLYBROOK TRL              LAKEVILLE              MN        55044
0028674547        GERALD           CAMERON              6210  SPLIT CREEK LN               ALEXANDRIA             VA        22312
0028681955        LEON             WHIPPLE              13525  PATERNAL GIFT D             HIGHLAND               MD        20723
0028706125        REGINALD         RICHARDS             24576  MOONFIRE DRIVE              DANA POINT             CA        92629
0028711687        ROBIN            BRENTLEY             2409E MILLER ST                    SEATTLE                WA        98112
0028716991        MICHAEL          SHEELY               2554W CULLOM AVE                   CHICAGO                IL        60618
0028724417        BHARAT           PATEL                36  CALLE ALMEJA                   SAN CLEMENT            CA        92673
0028747152        BRYAN            HOOKER               1084  ROSEWOOD DRIVE               ATLANTA                GA        30306
0028858355        JAMES            MATTHEWS             2217  2ND AVE                      SPRING LAKE            NJ        07762
0028877199        SHEILA           BRADY                UNNIN  FOX RD 18E                  SAPPHIRE               NC        28774
0028879369        JAMES            PARRIOTT III         8235  LINCOLN TERRACE              LOS ANGELES            CA        90069
0028880664        PHILIP           BELANGER             15933  MALIBU  W                   WILLIS                 TX        77318
0028880722        JAMES            MEIER                19801E 128TH AVE                   COMMERCE CI            CO        80022
0028901056        KEVIN            DONAHUE              2420  GREENSBOROUGH D              HIGHLANDS R            CO        80129
0028903144        CRAIG            ANDERSON             1451  PRESTON SPRINGS              CHAPEL HILL            NC        27516
0028904332        DANNY            LE                   23151  ROCKROSE                    MISSION VIE            CA        92692
0028907798        MOHAMMAD         EL-KALAY             2841  RANCHO RIO CHIC              CARLSBAD               CA        92009
0028913085        GERALD           WILSON               359  HARTFORD RD                   SOUTH ORANG            NJ        07079
0028914703        ARTHUR           ZIMMERMANN           20531  LONGBAY DR                  YORBA LINDA            CA        92887
0028915528        BRIAN            WINTERS              482  REX BLVD                      ELMHURST               IL        60126
0028915601        RUSSELL          DIEZ-CANSECO         3208  STEVENSON AVE                AUSTIN                 TX        78703
0028915742        ROBERT           MCNEESE              24655  BIRDIE RIDGE                SAN ANTONIO            TX        78258
0028919223        PHILIP           STEBBINS             38  CARDINAL LANE                  NELLYSFORD             VA        22958
0028919603        KARL             ENDICOTT             1416  MUIRHEAD AVENUE              NAPERVILLE             IL        60565
0028920254        RONALD           SCHERER              2656W COYLE AVE                    CHICAGO                IL        60645
0028922714        THOMAS           SOMERVILLE           604  PINE RIDGE CT                 EDGEWATER              MD        21037
0028923340        GEORGE           JOHNSON              3904  HARTNETT BLVD                ISLE OF PAL            SC        29451
0028925725        DARRYL           BESEMER              911  SPLIT FAIRWAY                 SAN ANTONIO            TX        78258
0028926327        KENNETH          DAVIS                8180  TIVERTON DRIVE               PORT TOBACC            MD        20677
0028926459        MICHAEL          WAKELAND             4208  HIDDEN CANYON C              AUSTIN                 TX        78746
0028929487        BRITT            HANCE                12202  BOHEME DR                   HOUSTON                TX        77024
0028930295        DANIEL           REITMAN              4  MARSH ELDERLANE                 SAVANNAH               GA        31411
0028931285        JACK             LEDERER              73  KINGS HWY S                    WESTPORT               CT        06880
0028932176        ANDREW           VEIT                 13969W 1ST AVE                     GOLDEN                 CO        80401
0028932911        JOHN             SHARPE               14749  MARSHVIEW DR                JACKSONVILL            FL        32250
0028932960        WILLIAM          GIBSON, JR           2104  JAROSA LN                    LOUISVILLE             CO        80027
0028932994        BARBARA          WEST NORRIS          4205  SOUTH COUNTY RO              FORT COLLIN            CO        80525
0028933125        STEPHEN          SMITH                1487  PERIWINKLE DR                BOULDER                CO        80304
0028934644        GLEN             MCCRELESS            714  OLMOS DRIVE                   OLMOS PARK             TX        78212
0028935971        MARTIN           BISCHOFF III         6113  MESA ROAD                    RENO                   NV        89511
0028935989        MALINI           NAGABHUSHAN          16327  HARWOOD SW                  FROSTBURG              MD        21532
0028936458        ERIC             LUDWIG               8  REMINGTON LN                    ALISO VIEJO            CA        92656
0028937712        WADE             GAUGHRAN             32129  180TH AVE SE                AUBURN                 WA        98092
0028938132        SHARON           NEFF                 50  ASPEN LANE                     EVERGREEN              CO        80439
0028939155        ANTHONY          PALMERI              900  BLACK CANYON DR               ESTES PARK             CO        80517
0028940294        WILLIAM          MATON                1320  LOGHOUSE ST                  WAKE FOREST            NC        27587
0028941680        DIANA            LEUTNER              2393  OLD SQUAW PASS               EVERGREEN              CO        80439
0028942332        JOHN             LONES, JR.           5103  SAWGRASS COURT               SUFFOLK                VA        23435
0028942928        STEPHEN          ROUSE                1151  KASTING LN                   MUNDELEIN              IL        60060
0028943116        DAVIS            BOVAIRD              30300  SOUTH 555 ROAD3             AFTON                  OK        74331
0028943389        LISA             NEWHOUSE             2004  OLD CRAWFORD RO              WAKE FOREST            NC        27587
0028943405        J                HAMMETT              812  LEGENDS GLEN CT               FRANKLIN               TN        37069
0028943504        SURENDAR         GANAPURAM            5002  MARSHALL CROWN               CENTREVILLE            VA        20120
0028944635        M                VELA                 5  BLUE ROCK CT                    CORTE MADER            CA        94925
0028944650        STEPHEN          SZYGENDA,JR          5227  BECKINGTON LN                DALLAS                 TX        75287
0028945186        WILLIAM          PEDERSEN             221  BUCKBOARD RD                  NEWCASTLE              CA        95658
0028945202        CYNTHIA          SPANHEL              111  CHICA ST                      DRIFTWOOD              TX        78619
0028946648        JAMES            LINHART              78661  KENTIA PALM DR              PALM DESERT            CA        92211
0028946812        ROBIN            STEELE               565  MARINA BOULEVAR               SAN FRANCIS            CA        94123
0028947588        CRAIG            EITER                6298  CONROY ST NE                 PRIOR LAKE             MN        55372
0028947596        THOMAS           SOWASH               24084  SUMAC DR                    GOLDEN                 CO        80401
0028947604        JAMES            WOODBURY             35058  LUCIA CT                    FREMONT                CA        94536
0028948750        RANDY            KENDRICK             1559  PENINSULA CIR                CASTLE ROCK            CO        80104
0028949063        SCOTT            CHAFFEE              13750  HIGHWAY 5                   YOUNG AMERI            MN        55397
0028949501        LANCE            HORN                 14384  STROLLER WAY                WEST PALM B            FL        33414
0028949709        GLENN            MACKLES              12504  SUMMER PL                   HERNDON                VA        20171
0028949840        C.               EDWARDS              926  MOUNTAIN LN                   EDMONDS                WA        98020
0028950277        WILLIAM          SEDGWICK             1433  MEYERWOOD LN                 LITTLETON              CO        80129
0028951762        EMERSON          HART                 2409  VALLEY BROOK RD              NASHVILLE              TN        37215
0028952059        BROC             COTE                 9087N CLYDESDALE RD                CASTLE ROCK            CO        80104
0028952646        JEFFREY          HOWARD               8134  FAIRMOUNT DR                 DENVER                 CO        80230
0028953396        DAVID            BALL                 209W LAFAYETTE ST                  EASTON                 PA        18042
0028954501        JEFFREY          WHITE                42664  SILVERTHORNE CT             ASHBURN                VA        20148
0028954717        JOHN             MATOSKA              5028  CROWN PT                     WILMINGTON             NC        28409
0028956571        GREGORY          GULLO                5900  DRIPPING SRINGS              FRISCO                 TX        75034
0028956738        ROBERT           ROE                  15314  EDGEWATER DR                LAKEWOOD               OH        44107
0028956787        J.               MCKINNEY             5409  MAGNOLIA CIR                 ORANGE BEAC            AL        36561
0028958148        STEPHEN          BUCHAN               16319  MAGENTA TER                 CHINO HILLS            CA        91709
0028958403        MARK             PASTERNAK            4552  MEADOW DR                    VAIL                   CO        81657
0028958460        KIMBERLY         WETTY                7  SOUTH RD                        BRONXVILLE             NY        10708
0028959401        JEFFREY          MADDIX               250  BERKSHIRE DRIVE               MORGAN HILL            CA        95037
0028959427        ARCHIE           REED                 5212  BORDEAUX COVE                ELLICOTT CI            MD        21043
0028961118        JAMES            MANDEL               2745  BELLYACHE RIDGE              WOLCOTT                CO        81655
0028961332        DAVID            KREMER               14700  FOREST CREEK WA             LOUISVILLE             KY        40245
0028961753        JOE              DAVID                719  SOUTH VINE STRE               DENVER                 CO        80209
0028962629        TOMMEY           JONES JR.            6  BEECHWOOD DR                    ENGLISHTOWN            NJ        07726
0028962652        MICHAEL          ANESTA               73  KNOLLWOOD RD                   ROSLYN                 NY        11576
0028963072        ELVIS            LYON                 14685  WINNIPEG CIRCLE             FONTANA                CA        92336
0028963619        DARRELL          HAINES               14004  RICHTER FARM RO             BOYDS                  MD        20841
0028963908        DAVID            DEHAVEN              47089  GLENAIRE CT                 STERLING               VA        20165
0028964153        RANDY            WATSON               2905  BRITTANY POINT               AUSTIN                 TX        78738
0028964419        VINCENT          KING                 637  BROKEN LANCE DR               BRECKENRIDG            CO        80424
0028964625        WILLIAM          NOBLE, JR.           2542  LAKE MEADOW DRI              LAFAYETTE              CO        80026
0028965036        JERALD           BUELTER              1148  BLUE SAGE DRIVE              STEAMBOAT S            CO        80477
0028966323        BRENT            CAMPBELL             754  2ND ST                        LAKE OSWEGO            OR        97034
0028966380        MARK             MCDONALD             4305SEWILLOW PLACE CT              BLUE SPRING            MO        64014
0028968964        ROBERT           OLSON,JR             304E GLENDALE ST                   BROKEN ARRO            OK        74011
0028969319        LAWRENCE         KALSTEIN             77S ROSEMARY ST                    DENVER                 CO        80230
0028969863        JAMES            PEARCE               685  CANYON CREEK DR               GLENWOOD SP            CO        81601
0028969897        BRIAN            GANZ                 2853  RANCHO RIO CHIC              CARLSBAD               CA        92009
0028970796        JAMES            COOPERSMITH          6446  BELINDER AVE                 SHAWNEE MIS            KS        66208
0028970804        JOHN             JONES                972E BEACON HILL DR                LITTLETON              CO        80126
0028971323        IVOR             SOLOMON              20525  NORTHEAST 22ND              SAMMAMISH              WA        98074
0028971398        DAN              SOLLER               1806  SPARROWS DRIVE               WOODBINE               MD        21797
0028972263        RICHARD          HARRIS               5010  VILLAGE PL                   DALLAS                 TX        75248
0028973022        THOMAS           LUNDBORG             5789S JAY ST                       LITTLETON              CO        80123
0028973261        KENNETH          PHELAN               1768  CHADWICKE CIR                NAPERVILLE             IL        60540
0028973600        ERIC             CROONE               1451  CARTECAY DRIVE               ATLANTA                GA        30319
0028974012        HAROLD           LETTERMAN            3  BURGH CRSE                      WILLIAMSBUR            VA        23188
0028974442        CHAD             JOHNSON              12641  SUNNYBROOK RD               EDEN PRAIRI            MN        55347
0028975175        SHAWN            HABERERN             75  OAK RUN RD                     CARBONDALE             CO        81623
0028975423        RICHARD          COLLISTER            3825  WEST MILES ROAD              WILSON                 WY        83014
0028975514        DOUGLAS          PRIOR                4205  BEACH DR SW                  SEATTLE                WA        98116
0028975894        WILLARD          RICE                 3920  COLDWATER DR                 ROCKLIN                CA        95765
0028976009        H                UTTAL                29627  RIDGEWAY DR                 AGOURA HILL            CA        91301
0028977163        JOHN             GEHL                 631E SHORE DR                      CANTON                 GA        30114
0028977825        DONALD           HOUSE JR.            622  MONTGLADE CT                  SUWANEE                GA        30024
0028978146        NEAL             ARMSTRONG            3626N DAMEN AVENUE                 CHICAGO                IL        60618
0028978401        ROLAND           YAMAMOTO             5113  243RD AVE NE                 REDMOND                WA        98053
0028978872        DONALD           KNOX                 3810  HAWTHORNE AVE                DALLAS                 TX        75219
0028979110        CHUCK            LUU                  4436  DARWIN DR                    FREMONT                CA        94555
0028979250        PATRICIA         JOHNSON              7641  FRONTIER CIRCLE              MORRISON               CO        80465
0028979615        KEITH            MOODY                75  REBECCA RD                     SCITUATE               MA        02066
0028979649        MARLENE          BARNEVELD            1328E 38TH ST                      OAKLAND                CA        94602
0028979672        JIMMY            GREENEY              319  TRAIL OF THE FL               GEORGETOWN             TX        78628
0028979987        MICHAEL          AMBROSE              639  SHENANDOAH ST                 THOUSAND OA            CA        91360
0028980092        JUNE             BLENDER              6907  150TH AVE NE                 REDMOND                WA        98052
0028980308        JAMES            SCHMID               546  A SOUTH LUMINA                WRIGHTSVILL            NC        28480
0028980407        JERRY            MATTHEWS             11676  SUNRISE DR NE               BAINBRIDGE             WA        98110
0028980787        ANIBAL           GAUTO                48521  SHADY VIEW DR               PALM DESERT            CA        92260
0028981926        KENNETH          KIME                 5465  WITTENBERG CT                COLORADO SP            CO        80918
0028981959        ALBERTO          IAIA                 709  PRINCETON RD                  WILMINGTON             DE        19807
0028982197        RYAN             SNOW                 100  ANTHONY CT                    SONOMA                 CA        95476
0028982544        RANDALL          DOLIN                27735  MARIPOSA LN                 CASTAIC                CA        91384
0028982866        GARY             FINK                 32318  SPINNAKER RUN               MAGNOLIA               TX        77354
0028983781        IAN              BROWN                1562  MARINE CT                    TRACY                  CA        95377
0028983922        SAMUEL           YU                   26561  SHAKESPEARE LN              STEVENSON R            CA        91381
0028984730        DAVID            DERSHEM              10289  CHARISSGLEN CIR             LITTLETON              CO        80126
0028984938        TROY             REGAS                8080  TRES ARROYOS CO              SPARKS                 NV        89436
0028984987        GORDON           PIGG                 337  PALM AVE                      PENNGROVE              CA        94951
0028985000        MATTHEW          CHASE                1411N 51ST ST                      SEATTLE                WA        98103
0028985760        CHARLES          HITCHCOCK            13905  LUCILLE ST                  SHAWNEE MIS            KS        66221
0028986438        TERRI            RICHARDSON           13955E HAMILTON DR                 AURORA                 CO        80014
0028986784        DAN              WALKER               1836  SEABREEZE STREE              THOUSAND OA            CA        91320
0028988061        DAVID            SHREWSBURY           1780  PINEWOOD                     MILFORD                MI        48381
0028989051        BRADLEY          COOLEY               3509  WILLOW GROVE CT              GREENSBORO             NC        27410
0028989390        PAUL             REEVES               9539  FAYETTE CT                   BRENTWOOD              TN        37027
0028989481        GEORGE           MUMEJIAN             1505  SIMI CT                      VIRGINIA BE            VA        23454
0028990224        CALVIN           TERRELL, M.D.        14124  GLENWOOD CT                 LIBERTYVILL            IL        60048
0028990588        JOHN             GEIS                 15  REMINGTON LN                   ALISO VIEJO            CA        92656
0028990612        GERALD           JONES                1126  24TH AVE E                   SEATTLE                WA        98112
0028990646        THOMAS           MCNERNEY             8458S NEWCOMBE ST                  LITTLETON              CO        80127
0028990695        BOYETTE          HASTY                5225  WINTER VIEW DR               ALEXANDRIA             VA        22312
0028990711        S.A.             DAVIS                21  CHENAL CIR                     LITTLE ROCK            AR        72223
0028990836        MATTHEW          VAUGHN               1020  BRIGHTON CREST               BELLINGHAM             WA        98226
0028991016        ALAN             LANSDOWNE            12108NEAPPLE COVE LN               KINGSTON               WA        98346
0028991024        DAVID            ROSIN                612  SOUTHLAKE RD                  COLUMBIA               SC        29223
0028992055        MIRRA            BULCHAND             4522  STONEYHAVEN WAY              SAN JOSE               CA        95111
0028992337        KERRIN           ROSS                 938  FOREST BAY COUR               GAMBRILLS              MD        21054
0028992352        SAM              RONDAS               325  CALIFORNIA ST                 ARCADIA                CA        91006
0028992386        TIMOTHY          WALLINE              4017W 124TH ST                     SHAWNEE MIS            KS        66209
0028993749        CHARLES          COLEMAN              16212  WEST 66TH CIRCL             ARVADA                 CO        80007
0028994747        LARRY            MIYAMOTO             2110  TRIMBLE CT                   SAN JOSE               CA        95132
0028994887        JEFFREY          PETERSON             32  FALCON HILLS DR                LITTLETON              CO        80126
0028994895        C                MCILWRAITH           2550  H BAR G RD                   ESTES PARK             CO        80517
0028995561        BRADFORD         COLE                 5972E CUMULUS CIR                  WASILLA                AK        99654
0028995652        MALCOLM          ROSS                 151  SEVILLE PL                    SAN RAMON              CA        94583
0028996288        RAMON            OROPESA              9840  WARWICK CIR                  CHARLOTTE              NC        28210
0028996379        CYNTHIA          CUMMINS              482  SOUTH JASMINE S               DENVER                 CO        80224
0028996502        JAMES            PHILLIPS             9400  OFFENHAUSER DR               FLAGSTAFF              AZ        86004
0028997054        H                HAYWOOD              144  BRIGHTON CLOSE                NASHVILLE              TN        37205
0028997153        GEORGE           JOHNSON              16855W 74TH PL                     ARVADA                 CO        80007
0028997476        CHRISTINA        ZENG                 16101  GLENCOVE DRIVE              HACIENDA HE            CA        91745
0028997526        JARROLD          HARTER               1104  SIGNATURE DR                 SUN CITY CE            FL        33573
0028997989        JANICE           SANGSTER             4807  CALAIS CT NE                 MARIETTA               GA        30067
0028998193        KENNETH          GOLDBERG             706NW123RD DR                      CORAL SPRIN            FL        33071
0028999761        JAMES            SNYDER               902S SPRINGER RD                   LOS ALTOS              CA        94024
0029000247        ELLEN            GUREWITZ             9303  YUCCA HILLS RD               SANTA CLARI            CA        91350
0029000544        DEAN             EICHELMANN           1485  WESTLAKE DR                  KELSEYVILLE            CA        95451
0029000593        LARS             DALGAARD             246  MISSOURI ST                   SAN FRANCIS            CA        94107
0029000783        CHRISTIAN        MADSEN               1650  WESTCHESTER COU              ANNAPOLIS              MD        21401
0029001179        JONATHAN         RUIZ                 15210  WINTON WAY                  SAN JOSE               CA        95124
0029001450        LAWTON           MUE                  1373  BOXWOOD CT                   LIVERMORE              CA        94550
0029001476        PAUL             WILLS                5178  COUNTRY CIR                  LORETTO                MN        55357
0029001716        W                CONWAY               24814  PARKVIEW CIRCLE             SAN ANTONIO            TX        78258
0029002201        JAMES            FLEMING              12042  CREEKBEND DR                RESTON                 VA        20194
0029002250        LANDIS           ARNOLD               6349  BLUEBIRD AVE                 LONGMONT               CO        80503
0029002656        KARLAN           TUCKER               4520  CHRISTENSEN LN               LITTLETON              CO        80123
0029002789        CAUGHN           SILVERMAN            2519W MORSE AVE                    CHICAGO                IL        60645
0029003266        SALVADOR         LASALA               2072  MIRAMONTE CT                 CHINO HILLS            CA        91709
0029003332        STEVEN           TERRY                1359  PASEO ZACATE                 SAN DIMAS              CA        91773
0029003514        DONNA            HILLS                18780  BEAR CREEK RD               BOULDER CRE            CA        95006
0029003795        FRANCISCO        CIPRES               1160  ESCALERO AVE                 PACIFICA               CA        94044
0029003852        CHRISTOPH        HOULE                14870  MARIE CT                    SAN MARTIN             CA        95046
0029003902        ANDREW           GRADY JR             4417  LANCEFIELD LANE              BOWIE                  MD        20720
0029003985        DARYN            EBRECHT              6235  CATRON CROSSING              KATY                   TX        77493
0029004918        STEPHEN          ROPER                8114  LOUDEN XING                  FORT COLLIN            CO        80528
0029005105        SCOTT            LASTER               7715  201ST ST SE                  SNOHOMISH              WA        98296
0029005329        JAMES            SADLIER              368  WOODBROOK CRST                CANTON                 GA        30114
0029005394        HOWARD           SCHUTTE              17  CRAIL CREEK CLU                BIG SKY                MT        59716
0029005402        MICHAEL          PEREZ                1301  PINE LEAF DR                 LAS VEGAS              NV        89144
0029005428        SCOTT            PIERCE               9865  KRAFT AVE                    LAS VEGAS              NV        89129
0029005923        ERIC             GOLD                 7403S CHAPPARAL CIRCL              AURORA                 CO        80016
0029005949        KEVIN            KING                 6296W PRENTICE AVE                 LITTLETON              CO        80123
0029005998        ANDREW           BLOCHER              2319  GERKEN AVE                   VIENNA                 VA        22181
0029006079        HILARY           ALEXANDER            102  CHELSEA CT                    FOLSOM                 CA        95630
0029006129        JAMES            RUSHTON, III         8350  SANTA CLARA DR               DALLAS                 TX        75218
0029006293        JOSEPH           BROWN                609  MEANDER DR                    GRAND JUNCT            CO        81505
0029006517        DAVID            MOESSER              2109  BERKELEY ST                  SALT LAKE C            UT        84109
0029006533        JAMES            MCDONALD             1328  MEYERWOOD LN                 LITTLETON              CO        80129
0029006673        NICKI            POOR                 243  LORRAINE CT                   HEALDSBURG             CA        95448
0029006715        DWIGHT           NOTTINGHAM           7638S HAHNS PEAK                   LITTLETON              CO        80127
0029006764        BRENT            LENON                744  BANDOLIER LN                  WASHINGTON             UT        84780
0029006806        RICHARD          BOSTON               680  GARLAND TER S                 SUNNYVALE              CA        94086
0029006822        JAMES            DESANTIS             41405  NORTH ECHO CANY             CAVE CREEK             AZ        85331
0029006855        DIMITRIOS        ZAFIRIS              6459  STANDRIDGE CT                SAN JOSE               CA        95123
0029006897        DAVID            WYANT                754  BOXFORD ST                    NORTH ANDOV            MA        01845
0029006939        PAULA            METCAFFE             1430  PHEASANT DR                  GILROY                 CA        95020
0029006962        MARIA            RICHARD              2124  PARKWOOD WAY                 SAN JOSE               CA        95125
0029006988        PETER            COTTRELL             17600  STONERIDGE COUR             GAITHERSBUR            MD        20878
0029007044        ROBIN            ROBERTS              7422S BISHOPS ROCK                 BIRMINGHAM             AL        35242
0029007085        JOEL             KERNEN               6990  MEADOW FOREST C              SPRINGFIELD            VA        22151
0029007143        JON              TURNER               14  QUIET MEADOW LN                MAPLETON               UT        84664
0029007150        NICHOLAS         BOGARD               701  WISTERIA WAY                  WAYLAND                MA        01778
0029007168        ALINA            WILSON               2311  PECAN VALLEY CT              MISSOURI CI            TX        77459
0029007176        CHRISTINE        TRAUGOTT             3122  1ST RD N                     ARLINGTON              VA        22201
0029007291        MIGUEL           GUTIERREZ            199  SOUTH RD                      WHITE PLAIN            NY        10603
0029007333        DAVID            HIGLEY               915  16TH AVE E                    SEATTLE                WA        98112
0029007341        CLIFTON          BAGGETT              6145  WELLINGTON CT                CUMMING                GA        30040
0029007374        DEREK            BROWN                2400  TUNLAW RD NW                 WASHINGTON             DC        20007
0029007390        SHOHREH          HAYDARI              40  POPLAR DR                      ROSLYN                 NY        11576
0029007408        ROBERT           IOCCO                2030  QUARTER MILE RD              BETHLEHEM              PA        18015
0029007416        BADRUZZAM        CHOWDHURY            8541  168TH ST                     JAMAICA                NY        11432
0029007440        MINDY            BRADFORD             1651  GARAND DR                    DEERFIELD              IL        60015
0029007499        GLENWOOD         TURNES, JR           2230  CLIMBING IVY DR              TAMPA                  FL        33618
0029007556        CLAUDE           MITCHELL             16610  CYPRESS BAY LAN             SILVER SPRI            MD        20905
0029008919        GARY             BRADT                1721  SAVANNAH DR                  MC KINNEY              TX        75070
0029009370        MICHAEL          WEINBERG             16235  BRISTOL POINTE              DELRAY BEAC            FL        33446
0029009420        JOHN             MURRAY               9  JENNA DR                        MONROE                 NY        10950
0029009453        DAWN             HILBERATH            44252  OLDTOWNE PL                 ASHBURN                VA        20147
0029009537        THOMAS           RABURN               10611  SAMAGA DR                   OAKTON                 VA        22124
0029009552        P                MILLEN               325W GORRIE DR                     EASTPOINT              FL        32328
0029009560        ALEX             LAU                  511W CAMINO REAL AVE               ARCADIA                CA        91007
0029009578        MATTHEW          BAILEY               1500N HARRISON ST                  ARLINGTON              VA        22205
0029009610        ROBERT           NEWSBAUM             545  KINGS RD                      LEWISVILLE             TX        75077
0029009636        MICHAEL          HILL                 60861  WHISPERING HILL             SOUTH BEND             IN        46614
0029009685        JARRETT          PARKER               6639  WEATHER VIEW DR              LAS VEGAS              NV        89110
0029009693        DENNIS           SMITH                17990  NORTH COURSE LA             SUNRIVER               OR        97707
0029009727        MARYANNE         RODRIGUEZ            4003  CHERRYVALE AVE               SOQUEL                 CA        95073
0029009784        DAVID            MANOOKIAN            430  THISTLE LANE                  BLAINE COUN            ID        83333
0029010097        PAMELA           BOYD                 2000  SOUTH MIDDLECOF              LA HABRA               CA        90631
0029010139        DAVID            MAUGER               2935  CARLINGFORD LN               VALLEJO                CA        94591
0029010212        KEITH            SANFORD              2931  CARLINGFORD LN               VALLEJO                CA        94591
0029010220        BRIAN            MICHAUD              32  CYMBIDIUM CIRCL                SOUTH SAN F            CA        94080
0029010238        CHUN             CHOO                 1451W BOROS CT                     LA HABRA               CA        90631
0029011723        KENNETH          CARLSON              5725  RIDGE RD                     EXCELSIOR              MN        55331
0029011830        MICHAEL          SHEINBERG            11  BINNACLE HL                    OAKLAND                CA        94618
0029012291        MARK             DICKSON              60  HARBERN WAY                    HOLLISTER              CA        95023
0029012333        DAVID            MARKLE               2290  OLDE STONE DR                MEDINA                 OH        44256
0029012374        DANIEL           BOHLAYER             2115  SUGARSTONE CT                LAWRENCEVIL            GA        30043
0029012424        VINCENT          DELUCA               916  WINSTEAD ST                   GREAT FALLS            VA        22066
0029012507        CHRISTOPH        KENT                 718S UNION ST                      ALEXANDRIA             VA        22314
0029012622        RONNIE           AVENIDA              2077  FAIRMONT DR                  SAN MATEO              CA        94402
0029012648        J                BLACK                55  LEWELLEN DR NW                 MARIETTA               GA        30064
0029012663        GARY             CLARK                6315  HALEY WAY                    FRISCO                 TX        75034
0029012788        CRAIG            LINN                 21936E COSTILLA DR                 AURORA                 CO        80016
0029013406        GLENN            MOORE                4503  CRESTHAVEN DR                COLLEYVILLE            TX        76034
0029013562        RAFAEL           GUERRERO             1719  AMBER CHASE DR               KATY                   TX        77450
0029014867        GERALD           SHAPIRO              11812  FORUM HILL COUR             POTOMAC                MD        20854
0029015146        ROBERT           MCMORRIS             359  CASTLE PEAK ROA               EAGLE                  CO        81631
0029015237        PETER            SCANLON              163  HOMESTEAD LN                  HANOVER                MA        02339
0029015567        ARTHUR           WATERS               4361  QUAIL RIDGE WAY              NORCROSS               GA        30092
0029015765        LELAND           IRWIN                3800  SADDLE CREEK LN              LEXINGTON              KY        40515
0029016045        SIMON            HOCHBAUM             5787  OWL LIGHT TER                SANTA ROSA             CA        95409
0029016318        JEFFREY          COLLINS              201  LAUREL SPRINGS                ANNISTON               AL        36207
0029016490        LARRY            TAYLOR               2011  CEDAR SPRINGS                DALLAS                 TX        75201
0029017688        STEVE            GAUDETTE             3422  SAGEWOOD LN                  SAN JOSE               CA        95132
0029018298        KAREN            ACUFF                10626  GOLDEN GATE DR              STONE HARBO            NJ        08247
0029019429        TERRY            SMITH                12649  SHOREWOOD DR SW             BURIEN                 WA        98146
0029019452        PATRICK          COSTELLO             4378  231ST CT SE                  SAMMAMISH              WA        98075
0029019528        FITZGERAL        LAWRENCE             5713  REGAL CREST CT               CLIFTON                VA        20124
0029021672        MARK             VAN HOUTEN           265  TRAILING  E                   ECLECTIC               AL        36024
0029021987        CHARLES          COFFEE               3609  BRIARHAVEN RD                FORT WORTH             TX        76109
0029022860        LADISLAV         KUBRICKY             3348  TRACY CT                     MARINA                 CA        93933
0029023066        IRVIN            FREDERICK            4333  LAGO VIENTO                  AUSTIN                 TX        78734
0029023256        KYUNG-SUK        KIM                  7  PENWOOD RD                      LIVINGSTON             NJ        07039
0029023603        DOUGLAS          FRANKUM              817  REGISTRY TER NW               KENNESAW               GA        30152
0029024254        ERIC             FULKS                7340  RED CINDER ST                LAS VEGAS              NV        89131
0029024866        FRANK            SMITH                10601  POND MEADOW DR              OKLAHOMA CI            OK        73151
0029025632        MARCI            ROSSELL              3808  LOVERS LN                    DALLAS                 TX        75225
0029026424        GERALD           HESS                 3626  MIDWAY DR                    SANTA ROSA             CA        95405
0029026846        ALBERT           ZERVAS               1716  19TH ST NW                   WASHINGTON             DC        20009
0029026861        MARC             DELORIMIER           27193  SUNRIDGE DR                 EVERGREEN              CO        80439
0029026879        MICHAEL          PROGEN               14615  GRANGE DR                   PURCELLVILL            VA        20132
0029026945        J                WITHROW              118  SECRETARIAT PL                HENDERSONVI            TN        37075
0029027026        MARK             FRIGHETTO            1519W CAMBRIDGE ST                 ARLINGTON H            IL        60004
0029027125        DOMENICO         BARILLI              6458  215TH STREET                 BAYSIDE                NY        11361
0029027158        EDWARD           GIBSON               34022  85TH STREET                 SCOTTSDALE             AZ        85262
0029027224        ANNA             VARUGHESE            1771E MCMILLAN ST                  CINCINNATI             OH        45206
0029027281        GREY             CLEVELAND            1052  WILLEO CT                    MARIETTA               GA        30068
0029027323        THOMAS           WHITE                49  WHITE OAK DR                   CALDWELL               NJ        07006
0029027380        ERIC             ERZ                  122  ESTELLE LN                    ALLEN                  TX        75002
0029027398        KATHLEEN         HECK                 3103  HAVENHILL COURT              EDGEWATER              MD        21037
0029027455        DIANNE           ROGERS               25  LABELLE RD                     MOUNT VERNO            NY        10552
0029027505        MICHAEL          CROWE                3952  MUIRFIELD SQ                 DULUTH                 GA        30096
0029028735        RUDRA            SINGH                200W 42ND AVE                      SAN MATEO              CA        94403
0029029923        DINDO            DARANCIANG           8924  196TH ST SW                  EDMONDS                WA        98026
0029030228        DAVID            BOTELLO              10  MUSTANG POINT C                SPRING                 TX        77382
0029030517        JAMES            BROOKS               4724  HEARTHSTONE ROA              GLEN ALLEN             VA        23059
0029030673        BARBARA          FORDE                7904E QUILL LN                     SCOTTSDALE             AZ        85255
0029030806        JOHN             FORDEMWALT           238  VISTA CT                      LEHI                   UT        84043
0029030863        DANIEL           BERRYMAN             200  CRENSHAW CT                   GRANITE BAY            CA        95746
0029030913        STEVEN           ALEXANDER            668E BOSTON ST                     GILBERT                AZ        85296
0029031051        DALE             GILES                19541N RIM RD                      SURPRISE               AZ        85374
0029031101        JEFFREY          HALL                 9314  BEAVER VALLEY L              CORDOVA                TN        38018
0029031119        JAMES            BATTERBERRY          23  BLUE HERON DR                  DENVER                 CO        80241
0029031218        TIM              PRINTZ               2932  SOFT HORIZON WA              LAS VEGAS              NV        89135
0029031325        DAVID            NIENBERG             12811  EVERHART POINTE             TOMBALL                TX        77375
0029031390        WILLIAM          MORROW               1532  MARINE CT                    TRACY                  CA        95377
0029031408        DAVID            SELNER               764S CORONA ST                     DENVER                 CO        80209
0029031499        DAVID            JONES                13335NE117TH WAY                   REDMOND                WA        98052
0029031598        PHILLIP          DAY                  3990  LAGO VISTA DR                BELTON                 TX        76513
0029031663        CRAIG            BROWN                2963  OAKHURST CT                  FULLERTON              CA        92835
0029031697        PAVEL            CHOVANEC             5791  SOUTHBRIDGE WAY              DUBLIN                 CA        94568
0029031705        TRACY            MARINAN              156  LEPES RD                      PORTSMOUTH             RI        02871
0029031721        JAEHEUM          HAN                  5224  CHARLTON COURT               DUBLIN                 CA        94568
0029031846        VINCE            HAN                  5921  CROOKED CREEK D              MANASSAS               VA        20112
0029032026        MARK             JOHNSON              1899  SIESTA DR                    SANDY                  UT        84093
0029032091        THERESA          REED                 4303  VIA AZUL                     THOUSAND OA            CA        91320
0029032182        VICTOR           MAZZOCCO             893  ASHTON                        PITTSBORO              NC        27312
0029032216        WILLIAM          MORRIS               1014  BENTON HARBOR B              MOUNT JULIE            TN        37122
0029036019        MICHAEL          LOWER                145  BARTON PL                     ALPHARETTA             GA        30005
0029036456        DANIEL           ANDERSON             873  OCEAN BLVD                    MOSS BEACH             CA        94038
0029038510        SHERRY           DAVENPORT            2920  ROSECRANS ST                 SAN DIEGO              CA        92106
0029038825        KENNETH          GORDON               6  FAULKNER CIR                    SALINAS                CA        93906
0029038932        SCOTTY           GRESHAM              18455NE199TH ST                    WOODINVILLE            WA        98072
0029039500        MARK             DRESSLER             8108  ROSIERE DR                   APEX                   NC        27502
0029039898        FRANK            DELEO                10322  HUMBOLT ST                  LOS ALAMITO            CA        90720
0029040797        SEAN             LOUGHREY             10196  MEADOWBRIAR LN              LITTLETON              CO        80126
0029043247        DAVID            ABAS                 2787  ELLISON DRIVE                LOS ANGELES            CA        90211
0029045168        RUIJIN           CHEN                 6447  GALWAY DRIVE                 CLARKSVILLE            MD        21029
0029049871        RUDI             LEWIS                10319  EVENING PRIMROS             LAS VEGAS              NV        89135
0029054129        PAUL             WILSON               5848  SOUTHBRIDGE WAY              DUBLIN                 CA        94568
0029056306        JEFFREY          HEATHCOCK            18810  ACKERLY HEIGHTS             PEYTON                 CO        80831
0029064664        JAMES            DEVORE               202  PLAZA LOS CORAL               SAN CLEMENT            CA        92673
0029068244        DAVID            ENEBO                11890  MERLIN DR                   SANGER                 TX        76266
0029068277        SCOTT            SAMPLE               4220  OAK CREEK DR                 NACOGDOCHES            TX        75961
0029072220        DEVON            SNYDER               136  APPLEGATE DR                  WEST CHESTE            PA        19382
0029073574        TOMAS            HERNANDEZ            118  CRISSARA DR                   WATSONVILLE            CA        95076
0029089844        KIMBERLY         JOHNSON              7719  VIRGINIA OAKS D              GAINESVILLE            VA        20155
0029089877        JENNY            GANDASAPUTRA         6155  POHICK STATION               FAIRFAX STA            VA        22039
0029090255        WILLIAM          DEVENEY              1153  MASON WOODS DR               ATLANTA                GA        30329
0029090354        SPIROS           GIANNITSANOS         3643  212TH ST                     BAYSIDE                NY        11361
0029094547        JEFFREY          RICAPITO             10302  BRANDENBURG CT              GREAT FALLS            VA        22066
0029094554        CATHERINE        SEERY                1414N JACKSON ST                   ARLINGTON              VA        22201
0029094588        M.N.             RAO                  5347  STONE HORSE RD               GLEN ALLEN             VA        23059
0029094604        RONALD           BAUER                7046  SAINT IVES BOUL              HUDSON                 OH        44236
0029094745        WILLIAM          SULLIVAN             106  OAK AVE                       FAIRHOPE               AL        36532
0029097672        VITALY           MILIN                208  AMHERST ST                    BROOKLYN               NY        11235
0029099884        BRIDGID          KYLE                 6830N TONTY AVE                    CHICAGO                IL        60646
0029099918        ANA              DANG                 15722  CROMWELL CIR                WESTMINSTER            CA        92683
0029100054        JOSEPH           TRAPASSO             1409N EDISON ST                    ARLINGTON              VA        22205
0029100179        DENNIS           HAMMER               35998  BELL RD                     ROUND HILL             VA        20141
0029100195        RAYMOND          CHONG                1457  72ND STREET                  BROOKLYN               NY        11228
0029100658        JESSICA          SABOLBORO            601  FOERSTER ST                   SAN FRANCIS            CA        94127
0029100674        MARK             LAPRADE              5267  WHITEHAVEN PARK              MABLETON               GA        30126
0029100732        BRENDA           FISCHETTI            4414  BROOKFIELD  DRI              KENSINGTON             MD        20895
0029101052        MIZEE            SZETO                15  BYRON CT                       SAN FRANCIS            CA        94112
0029101078        YING             PAN                  9717  VAL ST                       TEMPLE CITY            CA        91780
0029101094        C                LAMBERT              412  APPLEWOOD RD                  CORRALES               NM        87048
0029101326        STEPHEN          LARGAN               6  BEAR BURROW RD                  ROXBURY                CT        06783
0029110343        JOHN             VAUGHN               2709  18TH ST N                    ARLINGTON              VA        22201
6007114207        MARK             MILITELLO            630W POLO DR                       SAINT LOUIS            MO        63105
6013490575        JULIO            HERNANDEZ            287  WOODFIELD XING                GLASTONBURY            CT        06033
6014147703        JUAN             PEREIRA-GALINDO      23486  LILLA RD                    HAYWARD                CA        94541
6015107813        ERIC             MADDAN               8759E RUNNING SPRINGS              ANAHEIM                CA        92808
6015873919        ANDREW           CLARK                65  FOREST SIDE AVE                SAN FRANCIS            CA        94127
6016153956        JEFFREY          PFAEFFLI             7125SW114TH TER                    MIAMI                  FL        33156
6016707264        RODNEY           HALBERT              7455  RANCHO VERDE LA              LOOMIS                 CA        95650
6017396893        RICHARD          DYBOWSKI             2655  BOLERO DR                    NAPLES                 FL        34109
6019808044        RICHARD          LUU                  2314  QUAIL BLUFF PL               SAN JOSE               CA        95121
6019844478        MARSHALL         PERKINS              115  VIA LOS ALTOS                 REDONDO BEA            CA        90277
6021293276        MARTY            CURTIS               8335  WATSON CIR                   CRYSTAL LAK            IL        60014
6024894757        BARRY            CONTRAEL             134  VISTA DR                      MOORE                  SC        29369
6025268035        TING-I           LU                   1856  56TH STREET NE               TACOMA                 WA        98422
6032090802        ANTHONY          LAI                  5709  BLACK AVE                    PLEASANTON             CA        94566
6036317045        PETER            PINTO                2103  PARKSIDE DR                  BOWIE                  MD        20721
6037170666        ERIC             BROWN                6820SEPINE CT                      PORTLAND               OR        97215
6040651850        RAJIV            SHARMA               6  VIA PARAISO WES                 TIBURON                CA        94920
6049551176        KIERSTEN         LAMMERDING           988  BELMONT TER                   SUNNYVALE              CA        94086
6051797857        YAHYA            ALDABYANI            9592  ERNWOOD ST                   SAN RAMON              CA        94583
6053166390        LINCOLN          BEJAN                130E SAN FERNANDO ST               SAN JOSE               CA        95112
6053359888        BEEN             LIAO                 10  WILSON CT                      ALAMO                  CA        94507
6054489668        LAWRENCE         KATZ                 2  LONGVIEW PL                     GREAT NECK             NY        11021
6057116318        CHARLES          DUVALL               1674  HILLCREST DR                 LAGUNA BEAC            CA        92651
6060687016        ANDREW           MAY                  490  LUCERNE AVE                   TAMPA                  FL        33606
6061936016        CHRISTOPH        MENEZE               1655  GRANT RD                     MOUNTAIN VI            CA        94040
6063913211        KENNETH          WEBB                 5548  GLEN OAKS PT                 WEST DES MO            IA        50266
6066920767        EDWARD           MARCACCIO JR         30  CHIEF BOTELHO C                EAST GREENW            RI        02818
6067342797        HEIDI            COFFER               201  PANORAMA DRIVE                SAN FRANCIS            CA        94131
6069566328        MARK             NIXON                133  WOODHILL DR                   SCOTTS VALL            CA        95066
6069850417        OWEN             BARD                 25  FAULKNER RD                    SHREWSBURY             MA        01545
6071904996        GENA             OAKE                 309  TERRE COUPE ST                BUCHANAN               MI        49107
6073461094        HOA              SIN                  3926  SELMI GROVE                  RICHMOND               CA        94806
6073536168        DAVID            MINTZER              70  BUCKEYE AVE                    OAKLAND                CA        94618
6075694015        DAVID            SOCKOL               2816  SAN SIMEON WAY               SAN CARLOS             CA        94070
6076238572        DAVID            STERN                15226  SWISS LN                    TRUCKEE                CA        96161
6077033360        JOSEPH           D'COSTA              3810  65TH ST                      WOODSIDE               NY        11377
6080596304        CYRUS            HOSSEINI             127  127 1/2 41ST ST               NEWPORT BEA            CA        92663
6081875822        JACQUELIN        CHAN                 2422  27TH AVE                     SAN FRANCIS            CA        94116
6083413283        THOMAS           DWYER                199  GREGORY BLVD                  NORWALK                CT        06855
6084239729        ROBERT           HILES                4719E BRADFORD AVE                 ORANGE                 CA        92867
6086388458        PIERRE           FERZAN               355  BRYANT ST                     SAN FRANCIS            CA        94107
6089360181        DAVID            EPSTEIN              3710  STEWART AVE                  LOS ANGELES            CA        90066
6091023546        ROBERT           DASHNER              3046  CHATEAU WAY                  LIVERMORE              CA        94550
6095289960        KEVIN            CARDONA              19420  PRESTANCIA CT               SALINAS UNI            CA        93908
6098618629        MICHAEL          RACELA               2326  ROOSEVELT AVE                BERKELEY               CA        94703
6102926380        MICHAEL          FOWLER               2330  FAIRWAY CT                   OXNARD                 CA        93030
6104084790        JOHN             PUCCI                1730  REED ST                      REDONDO BEA            CA        90278
6104740284        JOHN             DUFFY                2783  VICENZO DR                   TUSTIN                 CA        92782
6110315386        WILLIAM          BREDBERG, II         5900W 76TH ST                      LOS ANGELES            CA        90045
6114120519        SCOTT            GARRON               21  TREETOPS LN                    DANVERS                MA        01923
6114606525        DANIELLE         CONRAD               5555  CHEMISE RD                   HEALDSBURG             CA        95448
6116417392        SUSAN            URBACH               5153  KELLER RIDGE DR              CLAYTON                CA        94517
6119048285        MARK             TENGLER              4009  TREEMONT CIR                 COLLEYVILLE            TX        76034
6128256804        M.               SMITH                7  CASTLE ROCK DR                  MILL VALLEY            CA        94941
6128646749        PETER            LAGASSE              928  DAISY AVE                     CARLSBAD               CA        92009
6129823818        BRUCE            FRANCO               43543  1/2 MAIN ST                 CHARLESTOWN            MA        02129
6136773378        BROCK            PRYOR                1251  PALOU AVE                    SAN FRANCIS            CA        94124
6137918956        DWIGHT           PHILLIPS             482  SANTA CECELIA                 SOLANA BEAC            CA        92075
6138734030        CELSO            SANDOVAL             25850  BEL AIRE DR                 HAYWARD                CA        94542
6143944459        GENE             STEIGER              30034  VIA VICTORIA                RANCHO PALO            CA        90275
6147167354        CHRISTOPH        TOWNSEND             16  OAKMONT CT                     SAN RAFAEL             CA        94901
6157640985        BARBARA          YOUNG                623  RUBY ST                       REDWOOD CIT            CA        94061
6159342739        KIRK             JONES                243  VICENTE ST                    SAN FRANCIS            CA        94127
6161629156        CAROL            FERRARI              756  PRINCE GEORGE W               WINDSOR                CA        95492
6162270943        ADRIAN           ZIDARITZ             198  VIA NOVELLA                   APTOS                  CA        95003
6162338807        RODNEY           CHEN                 726  LAKE ST                       SAN FRANCIS            CA        94118
6168831581        MARGARET         FLORES               1802  MCDANIEL AVE                 SAN JOSE               CA        95126
6169232904        DONALD           MCLAUGHLIN JR        2027  WELLFLEET CT                 FALLS CHURC            VA        22043
6170079344        DEBORAH          GINDI                3486  BEDFORD AVE                  BROOKLYN               NY        11210
6173474484        ROBERT           KINKADE              1960E KERLEY LN                    COTTONWOOD             AZ        86326
6178749351        JESUS            ARELLANO             136  CLIFFORD AVE                  WATSONVILLE            CA        95076
6183271920        ERIC             LAU                  8400S COLLEGE LN                   TEMPE                  AZ        85284
6193743371        JOSEPH           KIEFER               40  ROANOKE AVE                    RYE BROOK              NY        10573
6194294648        R. SCOTT         LA RUE               7580N LAKE BLVD                    TAHOE VISTA            CA        96168
6197247817        CHRISTOPH        FACAS                238  AMERICAN RIVER                FOLSOM                 CA        95630
6198030451        KARI             NADEAU               3980  CREST ROAD                   SOUTH LAKE             CA        96150
6198260470        YURIY            STEFANISHIN          2656E 29TH ST                      BROOKLYN               NY        11235
6199166718        LAWRENCE         WEIR                 55  GRANITE ST                     HOPKINTON              MA        01748
6199660041        DAVID            RAND                 2091  CANYON CREST AV              SAN RAMON              CA        94583
6200679618        DINO             DUQUE                954  MONET CIR                     WALNUT CREE            CA        94596
6203198327        VIVEK            PANDEY               5815  COMMERCE DR                  FREMONT                CA        94555
6203643561        BENJAMIN         FIGUEROA             17  ALEXANDER AVE                  DALY CITY              CA        94014
6205016238        KELLY            CHANG                3158  LA MESA DR                   SAN CARLOS             CA        94070
6205923920        DAMIAN           BALA                 1264  CAYETANO DR                  NAPA                   CA        94559
6209491411        CESAR            MORAN                100  WINDSOR LN                    PELHAM                 AL        35124
6213329532        SEIN             AYE                  53  CYMBIDIUM CIRCL                SOUTH SAN F            CA        94080
6214603786        MICHAEL          WARREN               2110  O ST                         WASHINGTON             DC        20037
6226593678        BRIAN            TAN                  201  TALBERT ST                    SAN FRANCIS            CA        94134
6229973331        JAMES            DAY, JR.             2527  CUMBERLAND ST                SAN FRANCIS            CA        94110
6242589833        MOHAN            SINGH                10306  LIBERTY AVE                 OZONE PARK             NY        11417
6246046434        DOUGLAS          LEE                  1496  SUMMIT AVE                   CARDIFF BY             CA        92007
6247720763        KARL             LOVETT, JR.          809  BOLIVAR PL                    SAN RAMON              CA        94583
6250568554        DENNY            GUEST                9580S FIELD WAY                    LITTLETON              CO        80127
6252011306        JOHN             CARMONA              143  PONDEROSA AVE                 WATSONVILLE            CA        95076
6255723139        ROBERT           PULLAN               18712  PEPPER PIKE                 LUTZ                   FL        33549
6257219649        DARREN           HAWORTH              30615  GANADO DR                   RANCHO PALO            CA        90275
6260819286        RAO              MULPURI              19544  VINEYARD LN                 SARATOGA               CA        95070
6262316315        DAVID            FINKELSTEIN          35  QUEEN ROAD                     BOLINAS                CA        94924
6263798826        ROBERT           WILLIAMSON           917  MONROE ST                     SANTA ROSA             CA        95404
6264233641        DAVID            FISCHER              816  RIDGE DR                      MC LEAN                VA        22101
6267218110        BRIAN            CURRY                2209  ADELINE DR                   BURLINGAME             CA        94010
6267603329        THOMAS           KUNICKI              31011  PASEO BOSCANA               SAN JUAN CA            CA        92675
6267837299        ROBERT           LOWE                 776  KINGSTON AVE                  PIEDMONT               CA        94611
6267929401        DOUGLAS          WILLIAMS             900  LAURENCE AVE                  CAPITOLA               CA        95010
6271151224        BAHIJ            HANHAN               87  MAHOGANY DR                    SOUTH SAN F            CA        94080
6271641927        CARRIE           GLASSER              562  RIDGEWOOD RD                  MAPLEWOOD              NJ        07040
6272984714        DAVID            NOE                  2700  WELLWORTH WAY                WEST FRIEND            MD        21794
6277182264        GORDON           STRANCE              8W WINDSOR AVE                     ALEXANDRIA             VA        22301
6277492325        GARY             CEDERLIND            11813  OLD EUREKA WAY              GOLD RIVER             CA        95670
6280631893        MARY ANN         THODE                180  CALDECOTT LANE                OAKLAND                CA        94613
6281240033        JOSE             MALABET              2300  ALHAMBRA CIR                 CORAL GABLE            FL        33134
6281861663        BRIAN            FOSTER               12  HARRISBURG                     IRVINE                 CA        92620
6282620787        EDWARD           POTTER               33059  STONE MANOR DR              GRAYSLAKE              IL        60030
6283396452        DAVID            WEINER               59  PADDOCK WAY                    MASHPEE                MA        02649
6291651765        KEITH            ANDERSON             82  PLEASANT ST                    TEWKSBURY              MA        01876
6292379267        MICHAEL          BLUM                 6449  CHABOT RD                    OAKLAND                CA        94618
6293863756        ROBERT           MCNAB                3074  CRESCENT AVE                 MARINA                 CA        93933
6303176751        JOHN             CLAUSING             7  BALMORAL PL                     LAS FLORES             CA        92688
6304545566        CARLEEN          HALLSTEAD            220  NICE LANE                     NEWPORT BEA            CA        92663
6309490610        ROBERT           HAMILTON             49572  COMPESS POINT               CHESTERFIEL            MI        48060
6315741535        ANND             CANAVAN              1279S DRIFTWOOD DR                 PALM SPRING            CA        92264
6315851821        DOUGLAS          NIES                 1015S HOLLOW DR                    SOUTHLAKE              TX        76092
6316061636        JEFFREY          HITCHMAN             20797  CRESTWOOD CT E              SONORA                 CA        95370
6319728272        STEVEN           POLETTI              1771  ATLANTIC AVE                 SULLIVANS I            SC        29482
6322013357        EDWARD           WACHTER              811  BAY VIEW DR                   DEALE                  MD        20751
6324750683        ROGER            REAK                 7885  JADE CIR                     DUBLIN                 CA        94568
6327097736        SUSAN            SCHIEFFER            4709  WINDOM PL NW                 WASHINGTON             DC        20016
6327879042        MUSTAFA          ABU-HALAWA           325  PINE HILL ROAD                MILL VALLEY            CA        94941
6334196133        LEONARD          SCHWARTZ             45755  SUGARLOAF MOUNT             INDIAN WELL            CA        92210
6334588081        ROBERT           MASYCZEK             2661  CHABLIS CT                   SAINT HELEN            CA        94574
6337790023        MARK             ROSS                 896  JENNIFER ST                   INCLINE VIL            NV        89451
6337799750        NAN              GEFEN                1534  CAMPUS DR                    BERKELEY               CA        94708
6340276721        RAYMOND          BECK                 5898  FISHBURNE AVE                SAN JOSE               CA        95123
6345255068        WILLIAM          WEISENBURGER, J      17937  JOPLIN ROAD                 TRIANGLE               VA        22171
6346939520        KIRK             KOWALEWSKI           3937  SYME DR                      CARLSBAD               CA        92008
6348598001        DERRON           SISNEROS             2264  DE LUCCHI DR                 PLEASANTON             CA        94588
6351723421        MATHEW           SANTINO              13574  BRANNON CT                  NEVADA CITY            CA        95959
6352233529        KAREN            BEAN                 5269  WHITEHAVEN PARK              SMYRNA                 GA        30126
6356634664        KIMBERLY         SANGALLI             32  VENTURA AVE                    LA HONDA               CA        94020
6358703996        ARMEN            BAGDASARIAN          69569  39TH AVE                    SAN FRANCIS            CA        94121
6360279142        JOSEPH           YEAGLEY              16025  VIA DICHA                   RANCHO SANT            CA        92067
6364816501        DARIN            CARLSEN              3068  LENNOX DR                    EL DORADO H            CA        95762
6368831753        MARIA            WEBER                18054  STONEHAVEN                  SALINAS                CA        93908
6370692524        MARK             KUBIK                3525  KLAMATH ST                   OAKLAND                CA        94602
6371224988        MARK             LESKANIC             15  WILDWOOD DR                    NEEDHAM                MA        02492
6371506442        JENNIFER         HOLDEN               524  MIDWAY CT                     MARTINEZ               CA        94553
6372631488        YOLANDA          GRAHAM               1607  HARBIN ROAD                  ATLANTA                GA        30311
6372656832        MICHAEL          HANSEN               1  VINEWOOD LN                     LADERA RANC            CA        92694
6377547317        RENE             SCHMIDT              1825  DEL RIO DR                   LAFAYETTE              CA        94549
6379464065        MARK             STARK                2660  STUDIO DR                    CAYUCOS                CA        93430
6380846326        KUNG-YI          LIN                  32  ASCENSION                      IRVINE                 CA        92612
6384941206        STEPHEN          PEASE                27450  ARROYAL RD                  BONITA SPRI            FL        34135
6384970569        JACOB            BLAICH               1519S CANFIELD AVE                 LOS ANGELES            CA        90035
6385999088        RUTH             JANOVICK             5203  VIA RAMON                    YORBA LINDA            CA        92887
6388801158        STEPHEN          CAVAN                GRAN'MADAMS HIL                    BRIDGEWATER            VT        05034
6388835271        PETER            KATARIA              4490  LADNER ST                    FREMONT                CA        94538
6390109244        CHRISTINE        VARNEY               16  OAK TREE LN                    VINEYARD HA            MA        02568
6392326697        AARON            FERRUCCI             105  WEEKS AVE                     SANTA CRUZ             CA        95060
6392951957        OSCAR            DE LA TORRE          2493  TRENTON DR                   SAN BRUNO              CA        94066
6394280199        DOUGLAS          MERRITT              1423  NORVELL ST                   EL CERRITO             CA        94530
6395131011        SUSAN            JOHNSON              746  HOMER AVE                     PALO ALTO              CA        94301
6399596284        JAI              RAJ                  37151  SAN ANTONIO ST              NEWARK                 CA        94560
6399660114        STEPHEN          HALPIN               19  WHITMAN RD                     NASHUA                 NH        03062
6399699005        FREDERICK        ABBOTT               3533  HAMLIN RD                    LAFAYETTE              CA        94549
6400212640        LONNIE           FINKEL               411  EL TOYONAL                    ORINDA                 CA        94563
6401096109        SIMIN            SHAMJI               2013  MCGEE AVE                    BERKELEY               CA        94703
6404763416        LINDA            ADREVENO             66  CLEARY CT                      SAN FRANCIS            CA        94109
6410129586        PATRICE          LEONHART             2812  RUSTIC MANOR CT              GLENWOOD               MD        21738
6411800227        CHINH            DAO                  3596  DEEDHAM DR                   SAN JOSE               CA        95148
6412281047        CRAIG            NEEB                 1900  JOHN ANDERSON D              ORMOND BEAC            FL        32176
6412391762        ALAN             RUDOLPH              2367NW49TH LN                      BOCA RATON             FL        33431
6413822492        PATTI            MCBRIDE              14755  MAYWOOD CT                  BRIGHTON               CO        80601
6414788361        GLENN            ROLADER              4440  HIDDEN STREAM D              LOGANVILLE             GA        30052
6419411779        NAZIM            AZAD                 4022  CASE ST                      ELMHURST               NY        11373
6427614711        VITALIY          BONDARENKO           1731  30TH AVE                     SAN FRANCIS            CA        94122
6427736043        JEFFREY          BELFOR               1344  MARILYN DR                   MOUNTAIN VI            CA        94040
6428073214        KLARK            STAFFAN              3236  OLD COACH WAY                RENO                   NV        89511
6435357501        LISA             PAULUS               2274  48TH AVE                     SAN FRANCIS            CA        94116
6435467904        MICHAEL          KERKES               5  SKYLARK DR                      ALISO VIEJO            CA        92656
6449500724        SETH             SCHAPIRO             137  SURFSIDE AVE                  SANTA CRUZ             CA        95060
6454717106        ELIZABETH        PRITZKER             47147  38TH ST                     OAKLAND                CA        94609
6458434260        DOUGLAS          HOLLENBECK           7  LARKIN RD                       WESTERLY               RI        02891
6459335656        MARTIN           BOGACKI              4820  LONGWATER WAY                TAMPA                  FL        33615
6461712629        DAVID            BARON                78  UNION AVE                      CENTER MORI            NY        11934
6462513190        CARLOS           VARGAS               1584  ALDRICH WAY                  SAN JOSE               CA        95121
6464723441        STANLEY          BALDWIN              1401  PEPPER TREE DR               PLACERVILLE            CA        95667
6473692660        JENNIFER         BLOCH                56  SCUDDER AVE                    NORTHPORT              NY        11768
6475668304        THOMAS           FOSS                 5401  SILVER TRAIL CT              SAN JOSE               CA        95138
6477553322        PAUL             FARR                 219  BRANNAN ST                    SAN FRANCIS            CA        94107
6480314837        JOSEPH           COTTRELL, JR.        19322  ROMAR PL                    L.A. (NORTH            CA        91324
6482186977        J.               STINEMAN             1442  ALLMAN ST                    OAKLAND                CA        94602
6482517775        NEZAM            MOGHADASSIAN         2500  EVERGREEN DR                 SAN BRUNO              CA        94066
6483033590        JOSEPH           WONG, JR.            26603  MENOMINEE PL                RANCHO PALO            CA        90275
6485284316        CORY             JANG                 627  HURON AVE                     SAN FRANCIS            CA        94112
6485882085        JOSEPH           COUSINS              614  VIVIAN DR                     LIVERMORE              CA        94550
6488746824        WENSHENG         WANG                 173  SYLVIA DR                     PLEASANT HI            CA        94523
6490322796        DIANE            ROBERTSON            5425  30TH PL NW                   WASHINGTON             DC        20015
6490617427        CYDNEY           DAVIDSON             7650  ROBERTA DR                   JACKSON                WY        83001
6492966525        MELISSA          DERBY                393  LAUREL AVE                    NOVATO                 CA        94945
6493214560        STEPHEN          LUI                  21752  SHASTA LAKE RD              LAKE FOREST            CA        92630
6496478519        THOMAS           STERN                2205  DIANA AVE                    MORGAN HILL            CA        95037
6497152493        JEANNE           MANNING              4231  WESTLAKE DR                  AUSTIN                 TX        78746
6498110995        CATHY            LO                   62  ENTRADA AVE                    OAKLAND                CA        94611
6498462560        RAJASHRI         SRINIVASAN           2803  BARTON POINT DR              AUSTIN                 TX        78733
6498939864        BRYAN            PISTONE              6001N OCEAN DR                     HOLLYWOOD              FL        33019
6510950899        BRUCE            DEVLIN               11732E SAND HILLS RD               SCOTTSDALE             AZ        85255
6512423432        BRUCE            CATON                22746  CARSAMBA DR                 CALABASAS              CA        91302
6512472405        JAMES            BOWDEN               336  HERRINGTON DR N               ATLANTA                GA        30342
6512685758        JOHN             MCAULEY              25412  WESTBORNE DR                DANA POINT             CA        92629
6514709580        PETER            ALDWORTH             545  CHICAGO AVE                   HINSDALE               IL        60521
6514964599        RAJESH           BADANI               3190  ORTHELLO WAY                 SANTA CLARA            CA        95051
6515271275        ROBERT           THOMPSON             11233  REDHAWK CT                  AUBURN                 CA        95602
6515770714        MATTHEW          MILLIGAN             1234  GRAND BLVD                   SAN JOSE               CA        95002
6517058290        ROBERT           SCHRANDT             765  BRENTWOOD PT                  NAPLES                 FL        34110
6517350499        MING             LI                   48930  YAMPA CT                    FREMONT                CA        94539
6520250074        ROBERT           JONES                1105  PINEWOOD DR                  NAPA                   CA        94558
6521818697        MARK             KIRCHMEIER           6572  LACASSE DR                   HUGO                   MN        55038
6522995064        KEITH            STADDON              6012  KESTREL POINT A              LITHIA                 FL        33547
6523391313        JAMES            MCCLYMOND            18714  BERNARDO TRAILS             SAN DIEGO              CA        92128
6524594824        CHRISTOPH        MOCCIA               1141  BROOKHAVEN COMM              ATLANTA                GA        30319
6524826762        WILLIAM          TAN                  90  PERITA DR                      DALY CITY              CA        94015
6525254402        JONI             CLARK                4408  VIA PINZON                   PALOS VERDE            CA        90274
6529017904        JOSE             ALLONGO              15760  WEATHERLY RD                WELLINGTON             FL        33414
6530973517        RENATO           PERFETTI             14  WESTFIELD ST                   DEDHAM                 MA        02026
6533446149        THEODORE         FREDERICK            5237N 31ST PL                      PHOENIX                AZ        85016
6533697790        ROBERT           WALTERS              258  COLGATE AVE                   KENSINGTON             CA        94708
6535676578        KESTER           KYRIE                1998  BROADWAY                     SAN FRANCIS            CA        94109
6536226118        JAY              LAZARUS              449  BROAD ST                      NEVADA CITY            CA        95959
6537223171        KURT             THYWISSEN            103  CALLECITA                     LOS GATOS              CA        95032
6538983740        CHRISTIAN        HILL                 64  CULBERTSON CT                  NAPA                   CA        94558
6543153180        DOYLE            JOHNSON              133  GLORIETTA BLVD                ORINDA                 CA        94563
6544637215        SEE NENG         FOO                  680  ALBERTA AVE                   SUNNYVALE              CA        94087
6546002319        KEITH            YIP                  15528  CANYON VIEW WAY             POWAY                  CA        92064
6547178316        ROBERT           DUNKEL               5032  CARMEN ST                    TORRANCE               CA        90503
6550919721        DIANE            MURPHY               61636  1/2 GLEN ALDER              LOS ANGELES            CA        90068
6551680736        ALBERTA          IRWIN                1020  FARRAGUT DR                  FREMONT                CA        94539
6552101021        STANLEY          FOSTER               2049  SUNSET LN                    FULLERTON              CA        92833
6557663090        TIMOTHY          MARTIN               459  WISNOM AVE                    SAN MATEO              CA        94401
6558633886        GHULAM           RAJABI               32223  GLENBROOK ST                UNION CITY             CA        94587
6566037377        TIM              MANNING              236  VILLA TER                     SAN MATEO              CA        94401
6571886289        JAMES            FOWLER               1850S FRONTAGE RD W                VAIL                   CO        81657
6574077795        PAUL             MOYER                10744  CHURCHILL PL                TUSTIN                 CA        92782
6574237712        PAUL             MCQUADE              28361  EL SUR                      LAGUNA NIGU            CA        92677
6575570079        TRACY            NELSON               6535  GREENHILLS CT                LIVERMORE              CA        94550
6576488552        GREGOR           STEWART              127  DOMINGA AVE                   FAIRFAX                CA        94930
6580355060        JACK             BENSON               4432  FARADAY PL NW                WASHINGTON             DC        20016
6582231541        RONALD           MALONE               9953E BALANCING ROCK               SCOTTSDALE             AZ        85262
6584547332        EDWIN            SLUIS                4403  JACINTO DR                   FREMONT                CA        94536
6587313294        ALLISON          FORMAL               2021  CHADDS FORD DR               RESTON                 VA        20191
6590964166        PAUL             ST.ONGE              3592  FAIR OAKS LN                 LONGBOAT KE            FL        34228
6592266909        MILTON           ALLEN                564  RUSTIC HILLS DR               SIMI VALLEY            CA        93065
6592355579        LEON             BARWICK              2406  HONEYSTONE WAY               BROOKEVILLE            MD        20833
6593069062        ADRIAN           LIST                 914  PARKWOOD CT                   MC KINNEY              TX        75070
6595063709        GIANCARLO        MARI                 3239  HEATHCOTE LANE               KESWICK                VA        22947
6597787586        WILLIAM          CLARE                25  GADSDEN ST                     CHARLESTON             SC        29401
6598849534        THOMAS           CONNOLLY             526  MONMOUTH CT                   WALNUT CREE            CA        94598
6599065379        R.               HUNTER               6794  LAS OLAS WAY                 MALIBU                 CA        90265
6599778088        KENTON           KING                 1525  LA LOMA AVE                  BERKELEY               CA        94708
6600345760        RUSSELL          BLETTE               1600  SHASTA AVE                   SAN JOSE               CA        95128
6605642575        RAVINDER         SINGH                2487  YAFFE DR                     SAN LEANDRO            CA        94578
6605958021        DAVID            NORMANDEAU           48  HOPPS FARM RD                  WEST TISBUR            MA        02575
6611193084        ERICA            GAUDET               3360  YOSEMITE AVE                 EL CERRITO             CA        94530
6611560845        ERIC             LARSON               1400  EARNSHAW CT                  RESTON                 VA        20190
6613296869        ROBERT           VOORHEES             5000  HARRINGTON ROAD              ALPHARETTA             GA        30022
6615335319        JAMES            BURROUGHS            1044  MILLER CT                    COROLLA                NC        27927
6615850879        ELEFTHERI        EFSTRATIS            7255  OAK PINE LN                  GRANITE BAY            CA        95746
6617461865        ADAM             DIMARTINO            2261  BUSH ST                      SAN FRANCIS            CA        94115
6618875444        DILIPKUMA        PATEL                2908  HALLMARK DR                  BELMONT                CA        94002
6621652491        STEVEN           POLLINI              3268  GARFIELD AVE                 ALAMEDA                CA        94501
6623945414        GLENN            CUTLER               800  CLAUGHTON ISLAN               MIAMI                  FL        33131
6627159889        DORTHA           COAKLEY              525  MONTAUK HWY                   SOUTHAMPTON            NY        11968
6628188614        CHRISTOPH        TRAPANI              16271  OAKHURST DR                 MONTE SEREN            CA        95030
6628276385        ANTONIO          BECERRIL             4516  ROEBUCK WAY                  ANTIOCH                CA        94509
6630436027        JOSEPH           ROWELL               8731  LAKE CHALLIS LN              CHARLOTTE              NC        28226
6635482604        PETER            SNYDER               210  4TH STREET SOUT               NAPLES                 FL        34102
6635825893        ZIWEI            FANG                 43054  WILL ROGERS DR              SAN JOSE               CA        95129
6638868189        JOHN             FOLEY                1145  BROCKMAN LANE                SONOMA                 CA        95476
6642358938        MARIA            MACCARONE            56  BERGEN ST                      BROOKLYN               NY        11201
6642590811        WALTER           MALISHKA             54636  SOUTHERN HILLS              LA QUINTA              CA        92253
6644576487        CHARLES          PASTOR               199  TALCOTT NOTCH R               FARMINGTON             CT        06032
6646655131        LOREE            SKIDMORE             16  SAN FELIPE WAY                 NOVATO                 CA        94945
6647732525        CALVIN           NULLMEYER            602  FIGUEROA                      SAN CLEMENT            CA        92672
6648701099        DENNY            BETZ                 5717  WALDEN DR.                   PLANO                  TX        75093
6648794193        RAYLENE          BARON                630  HARBOR ST                     LOS ANGELES            CA        90291
6651666213        BRADLEY          BERKSON              11600  ROLLING MEADOW              GREAT FALLS            VA        22066
6652139889        JASON            BENNETT              2562  SKIMMER CT                   PLEASANTON             CA        94566
6654355772        PAMELA           BOVYER               3730  KENMORE CT                   CASTRO VALL            CA        94546
6654587218        NELLYA           GAVRILOVA            7356  194TH ST                     FRESH MEADO            NY        11366
6654631172        NICOLE           BRATTEN              1663  JACOB AVE                    SAN JOSE               CA        95124
6659219619        STEPHANIE        HOLLAND              1596  CAMDEN VILLAGE               SAN JOSE               CA        95124
6659579525        ASHOK            VARMA                1604  FREMONT LANE                 VIENNA                 VA        22182
6672756027        SEAN             COHELAN              265  KIPLING AVE                   BEN LOMOND             CA        95005
6675041872        JEROME           ALEXANDER            8875  ROYAL VIEW CT                ELK GROVE              CA        95624
6676292854        JAY              BARTELS              530  GILBERT AVE                   MENLO PARK             CA        94025
6677080712        SALVADOR         PEREZ                8549  SILVIA ST                    GILROY                 CA        95020
6677426964        MICHAEL          LASKOSKY             177N TAYLOR AVE                    NORWALK                CT        06854
6677527225        AL               BATES                184  COPPER ROAD                   COPPER MOUN            CO        80443
6678307312        RICHARD          HANSEN               17622SE45TH PL                     BELLEVUE               WA        98006
6678819381        DANIEL           CLOWES               605  VERNON ST                     OAKLAND                CA        94610
6681441769        ANNETTE          ROSS                 11023  SWEET OAK ST                CUPERTINO              CA        95014
6681920861        PETER            FARLEY               1515  CHATHAM AVE                  TYBEE ISLAN            GA        31328
6682175812        RICHARD          MORENO               7818  EL MANOR AVE                 LOS ANGELES            CA        90045
6684814889        BRIAN            O'CONNELL            1801  BRANDON ST                   OAKLAND                CA        94611
6687574936        MARGARET         BARR                 13774  RECUERDO DR                 SAN DIEGO (            CA        92014
6689130885        SHAUN            ASSAEL               1117  WASHINGTON AVE               PELHAM                 NY        10803
6689751342        AUDRA            ROTH                 10  HELEN ST                       GREENVALE              NY        11548
6691616541        REGINA           BLUS                 109  STANLEY RD                    BURLINGAME             CA        94010
6694522332        GILBERT          BARNETT              217  ADA AVE                       MOUNTAIN VI            CA        94043
6694789428        JUDD             BRAZER               13314SW40TH ST                     FORT LAUDER            FL        33330
6697848569        SIOBHAN          SHERIDAN             31  GARDEN ST                      REDWOOD CIT            CA        94063
6699579584        SEAN             CLEGG                1580  LE ROY AVENUE                BERKELEY               CA        94708
6705581160        REGGIE           JUSTO                68  PARK FLETCHER P                SAN JOSE               CA        95136
6709349317        JACK             WYLIE                1121  SAN YSIDRO WAY               SALINAS                CA        93901
6709695875        PHILIP           STEWART              OT 16  MAYFLOWER LANE              FALMOUTH               ME        04105
6710293686        SHERRI           SOKELAND             2733  DOHR ST                      BERKELEY               CA        94702
6710672079        MELANIE          WIITALA              79  CARMEL AVE                     DALY CITY              CA        94015
6712356119        EMILY            MASSRY               1551E 5TH ST                       BROOKLYN               NY        11230
6713289210        THOMAS           HARO                 3017  38TH AVE SW                  SEATTLE                WA        98126
6713963699        GEORGE           FUNK                 5021  WAVERLY CT                   GRANITE BAY            CA        95746
6717628959        JOSEPHINE        KUO                  201E 21ST ST                       NEW YORK               NY        10010
6720892709        DAVID            VACANTI              19410  185TH AVE SE                RENTON                 WA        98058
6721823570        LISA             FLEMING              22  RIVERSIDE                      IRVINE                 CA        92602
6723198732        SCOT             CAMPBELL             12960  THUNDERBOLT DR              RENO                   NV        89511
6726076794        RAVI             VEMULAPALLI          1553  CLARKSPUR LN                 SAN JOSE               CA        95129
6728620359        FRANK            BRODLO               102  INDIANWOOD LN                 INDIANHEAD             IL        60525
6729319985        STEPHEN          BONTECOU             44900  LITTLE LAKE RD              MENDOCINO              CA        95460
6733531344        JEREMIAH         COLLINS III          8666  TERRACE DR                   EL CERRITO             CA        94530
6736197804        JOHN             HOADE                509  WALSING DR                    RICHMOND               VA        23229
6737636636        KEVIN            SMITH                3152  ELMENDORF DR                 OAKTON                 VA        22124
6739395173        CRAIG            SMITH                710  43RD AVE                      SAN FRANCIS            CA        94121
6740126112        JOHN             MCGOVERN III         21  LAKE RD                        WAYLAND                MA        01778
6741697376        THAO             NGUYEN               3279  ARTHUR AVE                   SAN JOSE               CA        95127
6742286831        STEVEN           SPENCER              6157  LINFORD TERRACE              FREMONT                CA        94555
6749019185        STEPHEN          SPATARO              668  BIENVENEDA AVE                LOS ANGELES            CA        90272
6749268295        MICHAEL          GLEESON              5  TREELINE TER                    NYACK                  NY        10960
6751462018        ANTHONY          RATNER               78  CORAL DR                       ORINDA                 CA        94563
6751765899        STEVEN           CANTERA              2972  GARDENS BLVD                 NAPLES                 FL        34105
6752690641        MICHAEL          DURAN                883  SERENA DR                     PACIFICA               CA        94044
6752788064        RICHARD          MARCINO              4  THOMAS DR                       CLARK                  NJ        07066
6755938682        EDWARD           MORRISSEY            4608  PARK CT                      BELLAIRE               TX        77401
6757036675        ODED             HERBSMAN             2940  BERKSHIRE DR                 SAN BRUNO              CA        94066
6759054494        WILLIAM          PRENTICE             405  LOCHWOOD                      PITTSBORO              NC        27312
6759894220        DENNIS           LI                   16607  MAURICE CIRCLE              CERRITOS               CA        90703
6761526976        WARD             VERCRUYSSE           405  CERVANTES RD                  PORTOLA VAL            CA        94028
6763946776        CLIFFORD         MAIER                937  HAZEL CT                      CAMPBELL               CA        95008
6765996407        KENNETH          BANKSON              447  ELM AVE                       SAN BRUNO              CA        94066
6766115395        THAO             NGUYEN               43641  INTREPID ST                 SOUTH RIDIN            VA        20152
6766521907        RICHARD          NEWMAN               5635  BENT BRANCH ROA              BETHESDA               MD        20816
6766681453        CLAUS            SCHLUND              151  BANKS ST                      SAN FRANCIS            CA        94110
6767791657        JAMES            WELTER               38237  GREYWALLS DR                MURRIETA               CA        92562
6769006765        ROBERT           THOMPSON             25  BERKSHIRE DR                   RICHMOND HE            MO        63117
6769940039        AARON            DISARIO              808  LEXINGTON ST                  MILPITAS               CA        95035
6772917230        TOBY             PROESCHER            286  BRADY ST                      MARTINEZ               CA        94553
6773668832        CHARLES          WOLFORD              11284  LAURIE DR                   LOS ANGELES            CA        91604
6774738048        FERMINA          SIMBULAN             335  VALLEY ST                     DALY CITY              CA        94014
6775073643        STEVEN           HANNAN               83  ADAMS ST                       WESTBOROUGH            MA        01581
6777116424        JOSEPH           NEW                  219  DE LONG ST                    SAN FRANCIS            CA        94112
6778591518        JOSEPH           NAZZARO, JR.         15  DAYBREAK LN                    WESTPORT               CT        06880
6779212270        GUY              SELIG                577  SUMMERTREE DR                 LIVERMORE              CA        94550
6781270514        ARNOLD           GUERRERO             2805  LOGANBERRY CT                FULLERTON              CA        92835
6781297665        ANDREA           BOSCH                3621  PATTERSON ST NW              WASHINGTON             DC        20015
6783048942        DAVID            BARRY                37628  CANTERBURY ST               FREMONT                CA        94536
6783165662        SPENCER          LUO                  659  VIENNA ST                     SAN FRANCIS            CA        94112
6785860070        ANDREW           SEAMONS              2910  GARDEN LN                    MEMPHIS                TN        38111
6792182963        CHARLES          ZAHL, JR.            200  HIGHLAND AVE                  SAN CARLOS             CA        94070
6793027605        THOMAS           ZEUSS                1435  CORTEZ AVE                   BURLINGAME             CA        94010
6795515052        ROBERT           SOPER                254  WOBURN ST                     WILMINGTON             MA        01887
6796086301        JIMMY            LIU                  4273  DELACROIX CT                 SAN JOSE               CA        95135
6796448733        CHARLES          JAMES                3929  VACATION LN                  ARLINGTON              VA        22207
6797159701        MICHAEL          KLEIN                4814  SCOTT ST                     TORRANCE               CA        90503
6798935794        JEAN             JOSEPH               12  WEXFORD GLN                    PITTSFORD              NY        14534
6800627926        ALAN             HOWARD               4835  ZINK PL                      SANTA BARBA            CA        93111
6800746809        DAVID            MOODY                7072E BOBWHITE WAY                 CAVE CREEK             AZ        85331
6801745008        VAIBHAV          GUPTA                412  PINE WOOD LANE                LOS GATOS              CA        95032
6803310611        IAN              HENRICH              4496  HOCK MAPLE CT                CONCORD                CA        94521
6817017418        WAYNE            SHIELDS              11835  TREEWIND CT                 SAN DIEGO              CA        92128
6820843214        WILLIAM          CURRER               3030  K STREET NW                  WASHINGTON             DC        20007
6824373432        ANGELO           TOGLIA               28A  BUTLER ST                     COS COB                CT        06807
6826416908        THOMAS           SANDERS              2783  TERN CIR                     COSTA MESA             CA        92626
6826462225        JUNG             KOH                  1142  EL PRADO CT                  SAN JOSE               CA        95120
6830806292        GARY             HORANY               1610  GOLDEN VIEW DR               HACIENDA HE            CA        91745
6834149772        GREGORY          RIGGS                4025  MORELAND WAY                 SAN JOSE               CA        95130
6836808177        JERRY            LEWIS                1935  GRAY WOLF                    TRUCKEE                CA        96161
6838864046        GANESH           JAMPANI              850  WOODCREEK WAY                 GILROY                 CA        95020
6839279830        JOSEPH           HAMILTON             503  HOWARD AVE                    BURLINGAME             CA        94010
6839597793        WILLIAM          WEIGEL               255  LOMOND ST                     BOULDER CRE            CA        95006
6842379049        KIM              EBERHARD             1060  SYCAMORE DR                  MILLBRAE               CA        94030
6846400056        L.               AVERITT              3304  CHELSEA LANDING              WILLIAMSBUR            VA        23185
6850818532        DOUGLAS          ADCOCK               25231  LA RENA LN                  LOS ALTOS              CA        94022
6851280666        RONALD           BEMENT               4912  SUNRISE VALLEY               EL CAJON               CA        92020
6852003760        DAVID            WILHITE, JR.         1476  FAIRHAVEN DR                 SAN JOSE               CA        95118
6852493003        VICTOR           PUGLIESE             1858  WALNUT DR                    MOUNTAIN VI            CA        94040
6857394131        NEERAJ           DHARIA               34157  DONAHUE TER                 FREMONT                CA        94555
6858096370        RANDA            BISHOP               9720  CAMDEN HILLS AV              LAS VEGAS              NV        89145
6860081923        MARY             ENGEL                352  SOUTH ST                      ROXBURY                CT        06783
6860349627        CAROL            GILMAN               8930  BAY COLONY DR                NAPLES                 FL        34108
6863911365        WALLIS           WINEGAR              1825  ROYAL OAKS DR                DUARTE                 CA        91010
6865359704        FRANK            BEESON               16034  76TH PL NE                  KENMORE                WA        98028
6866372037        EDWARD           BURROWS              1317  GROVE AVE                    BURLINGAME             CA        94010
6868083459        DAVID            DISSMEYER            2875  21ST ST                      SAN FRANCIS            CA        94110
6869669710        MICHAEL          GILBERT              45480  APACHE RD                   INDIAN WELL            CA        92210
6871671316        PHILLIP          KWONG                1555  PINECOVE CIRCLE              INCLINE VIL            NV        89451
6872251373        ROBERT           SMITH                2144  RETANA DR                    CHARLOTTE              NC        28270
6873491317        JACKELINE        GOMEZ-JORGE          5301  GRANADA BLVD                 CORAL GABLE            FL        33146
6874456954        MANUEL           CORTES               909  PACIFIC AVE                   HALF MOON B            CA        94019
6875118843        IFTEKHAR         HUSSAIN              2613S PARK LN                      SANTA CLARA            CA        95051
6875428655        JOSEPH           GRILLO, JR.          57  MEADOWOOD DR                   JERICHO                NY        11753
6875444231        JAMES            RYAN                 925  TRINITY DR                    LAKE ARROWH            CA        92352
6875944750        ROBERT           TAYLOR               651  WINTERGREEN LN                WALNUT CREE            CA        94598
6878039160        MICHAEL          REINHARD             1058  ELSBREE LN                   WINDSOR                CA        95492
6878265864        HIDEKI           MORIMOTO             12  SEAVIEW DR N                   ROLLING HIL            CA        90274
6878417275        RODERICK         BUCHEN               16352  HEATHROW DR                 TAMPA                  FL        33647
6878756383        GERALD           NICHOLS              2905  MAPLE AVE                    MANHATTAN B            CA        90266
6879937933        CARLOS           CARRASCO             4685  MATTERHORN WAY               ANTIOCH                CA        94509
6881306002        JOYCE            DONCHESS             575  CENTER ST                     LAGUNA BEAC            CA        92651
6882474304        DENENE           JENSEN VON BRAU      145  LEDGEWOOD ROAD                LUDLOW                 VT        05149
6884891455        DAVID            GILBERT              297  PILGRIM DR                    EDWARDS                CO        81632
6885628419        IRENE            CABALLERO            13997  COCO PLUM RD                WEST PALM B            FL        33418
6886935979        D.               LAPORTA              6606  NEWPORT LAKE CI              BOCA RATON             FL        33496
6886998662        WILLIAM          BARBER               ROUTE 646 LOVER                    GORDONSVILL            VA        22942
6887356241        STEVEN           ROYAL                308  PEBBLE BEACH DR               MEBANE                 NC        27302
6888598130        DANIEL           MICKWEE              880  MERIDIAN BAY LA               FOSTER CITY            CA        94404
6888919211        VIRGINIA         CAMPBELL             2718  PRESTWICK DR                 LAKELAND               FL        33803
6890749150        MARC             CAMIN                4369  WITHERBY ST                  SAN DIEGO              CA        92103
6893010550        BARRY            KERSH                17702  OLD WINERY WAY              POWAY                  CA        92064
6893971975        JEREMY           MARTINEZ             1770  CAMINO RAMON                 DANVILLE               CA        94526
6894263166        PERI             FLEISHER             123  CLAREMONT TER                 SANTA CRUZ             CA        95060
6898697104        PAUL             EVANS                3  BOTTLE TREE                     IRVINE                 CA        92620
6901047339        RENE             RAMIREZ              1525  STERLING OAKS C              MORGAN HILL            CA        95037
6903088448        ELHAM            KHEIRKHAHI           70859  JASMINE LN                  RANCHO MIRA            CA        92270
6904599146        LUIS             CAMOLAS              3754  SADDLE DR                    CARLSBAD               CA        92008
6905476971        3HIE             COSTELLO             17  19TH ST                        HERMOSA BEA            CA        90254
6906090144        3HI              HOFFMAN              49110  TOMAHAWK PLACE              FREMONT                CA        94539
6907183948        PATRICIA         LIDDLE               1210  ACADEMY AVE                  BELMONT                CA        94002
6912862254        EDDIE            CUNNINGHAM           108  CALLE SOL                     SAN CLEMENT            CA        92672
6913447725        THOM             DEGNAN               554  - 554 1/2 NEPTU               ENCINITAS              CA        92024
6916306225        CHARLES          BARTMAN              8843  LAKE BLUFF DR                BRIGHTON               MI        48114
6916603274        W.               WHITE                3147  CORTE CABRILLO               APTOS                  CA        95003
6918361319        ALAN             TAYLOR               514  VILLA XING                    SOUTHLAKE              TX        76092
6918642346        PETER            KADZIK               5309  CUSHING PL                   WASHINGTON             DC        20016
6918708519        ANDREW           HATHAWAY             440  AMBER WAY                     PETALUMA               CA        94952
6918816437        MICHAEL          FINCH                3032E 13TH AVE                     DENVER                 CO        80206
6919465465        KEVIN            WILKINSON            31  BUEHLER RD                     BEDFORD                MA        01730
6920171326        WILLIAM          SELDEN, JR.          204  QUAIL RUN RD                  APTOS                  CA        95003
6921523921        JUDITH           NEWMARK              1157  HARTZELL ST                  PACIF. PALI            CA        90272
6921923824        CARLOS           GARCIA               5429  BUTTERCUP DRIVE              SANTA ROSA             CA        95404
6923225244        LOUIS            MONTULLI             12252  SKI SLOPE WAY               TRUCKEE                CA        96161
6923560764        JAMES            MCKEE                219  BRANNAN ST                    SAN FRANCIS            CA        94107
6924152314        RON              JAVDAN               1158  WELLESLEY CT                 LOS ANGELES            CA        90049
6924230169        DEBRA            MASTERS              5  THALIA ST                       LADERA RANC            CA        92694
6925879915        SEAN             LEE                  29162  HILLVIEW ST                 HAYWARD                CA        94544
6927186228        MATTEO           GENNA                4773  MANITOBA DR                  SAN JOSE               CA        95130
6927732641        DERECK           WORRELL              2301  CALLE LAS PALMA              SAN CLEMENT            CA        92672
6927981453        MICHAEL          JUGAN                6  PARADISE COVE                   LAGUNA NIGU            CA        92677
6928518445        THOMAS           MERRIHEW             29  BELCREST                       LAGUNA NIGU            CA        92677
6928640959        DAVID            ANNETT               622  TULARE CT                     TRACY                  CA        95304
6929129424        DAVID            AUSTIN               28  RINGS END RD                   DARIEN                 CT        06820
6929344791        DEBRA            DRESSLER             908N SIGNAL ST                     OJAI                   CA        93023
6930139313        DOYLE            HASTINGS             810  YARDIS CT                     MOUNTAIN VI            CA        94040
6933565894        DANIEL           YANG                 7532  HEATHERWOOD DR               CUPERTINO              CA        95014
6934328094        RAMON            ESTEVEZ              501  COCONUT ISLE DR               FORT LAUDER            FL        33301
6935603966        JACKIE           NEDELL               5145  MASSACHUSETTS A              BETHESDA               MD        20815
6935612843        STEVEN           LYTLE                1327  REDDY AVE                    MEDFORD                OR        97504
6937367446        GREGORY          SHEAN                106  YORK AVE                      KENSINGTON             CA        94708
6938744395        ROBERT           BAGGALEY             2563  SHADOWFAX LN                 EL DORADO H            CA        95762
6939777774        JAY              NOONAN               260  HIDEAWAY CIRCLE               MARCO ISLAN            FL        34145
6940134833        RONALD           PAPILE               2821  WESTBROOK AVE                LOS ANGELES            CA        90046
6942084424        MARCELLA         MICHAEL              3209  BEECH ST NW                  WASHINGTON             DC        20015
6942606218        DAVID            SURGEON              2925  COCO LAKES DR                NAPLES                 FL        34105
6945000393        ARMEN            ABAJIAN              3290  DUNSMERE ROAD                GLENDALE               CA        91206
6945329677        CHAD             SMED                 4148  164TH AVE SE                 ISSAQUAH               WA        98027
6946149074        ROSS             SULLIVAN             1090  BUTTERFIELD RD               SAN ANSELMO            CA        94960
6946154736        JACQUELYN        SULLIVAN             303  GRANITE DR                    BOULDER                CO        80302
6946336077        ARNOLDO          VILLELA              3601  KENYON CT                    SAN JOSE               CA        95127
6948420218        HUGH             DONNELL              515  GATES ST                      SAN FRANCIS            CA        94110
6948663809        AKIRA            MORIMOTO             14  JEANETTE WAY                   WATSONVILLE            CA        95076
6950362209        LINCOLN          BEJAN                130E SAN FERNANDO ST               SAN JOSE               CA        95112
6952949938        SUSAN            WILLIAMS             9  FRANKLIN ST                     CHARLESTON             SC        29401
6956725839        HOANG            TA                   1050  LONGVIEW DR                  DIAMOND BAR            CA        91765
6958248400        ROBERT           TORRES               43150  ALLENBY WAY                 LEESBURG               VA        20176
6959507994        MATTHEW          ERRAMOUSPE           1302  PALMS BLVD                   LOS ANGELES            CA        90291
6962238728        STEEN            CARSTENSEN           490E MACEWEN DR                    OSPREY                 FL        34229
6963266413        JOHN             SMITH                1933  S ST N.W. #3                 WASHINGTON             DC        20009
6963576449        BEHNAM           RASOOLY-FARAHAN      10703  ROSEHAVEN ST                FAIRFAX                VA        22030
6964780925        MARTIN           JONES                636S CAROLINA AVE SE               WASHINGTON             DC        20003
6969058582        OSCAR            LEVERANT             700  FRONT ST                      SAN DIEGO              CA        92101
6970165434        JONATHAN         MEYER                507  SIMS RD                       SANTA CRUZ             CA        95060
6971030736        GRETA            HAMBSCH              18  WINDWARD CT                    BALD HEAD I            NC        28461
6971442691        PETER            RIPPER               5020  GREENHAVEN ST                YORBA LINDA            CA        92887
6971588535        VINCENT          MUGAVERO             863  BONUM RD                      CLOVER                 SC        29710
6973204156        DAVINDER         CHAWLA               5216  BLACKHAWK DR                 DANVILLE               CA        94506
6975500916        REX              NAGAO                9653  CLOS DU LAC CIR              LOOMIS UNIN            CA        95650
6975954915        KIRSTEN          TOCHER               93  9  GLEN AVE                    OAKLAND                CA        94611
6976589264        FRANCIS          FROST                613  NYES PL                       LAGUNA BEAC            CA        92651
6978370119        MICHAEL          KRUMMHOEFENER        10  MILDENHALL ST                  NOVATO                 CA        94949
6983382992        NORBERT          BAJOREK              554  562 N GENEVIEVE               SAN JOSE               CA        95128
6983537751        JOSEPH           ROCCHI               2715  LONGFORD DR                  SAN JOSE               CA        95132
6986940887        DAVID            ELY                  10495  WHITE BIRCH DR              SAN DIEGO              CA        92131
6987030969        WILLIAM          REID                 169  LA PERDIZ CT                  SAN RAFAEL             CA        94903
6987644975        BRIAN            DIAZ                 9902  WYSTONE AVE                  NORTHRIDGE             CA        91324
6987932396        DONALD           STONE                2  PEACH TREE LN                   DUXBURY                MA        02332
6987954135        FAY              PETERSON             2004  RIBIER WAY                   CAMERON PAR            CA        95682
6988829005        DELBERT          WONG JR.             315  SWEENY ST                     SAN FRANCIS            CA        94134
6988943681        KARL             LEWIS                1135  PENINSULA ST                 VENTURA                CA        93001
6990687375        DAVID            SWING                120  CECELIA CT                    HOLLISTER              CA        95023
6991677490        CHARLES          WOOTEN               521  MONTANA AVE                   SANTA MONIC            CA        90403
6991922706        MANUEL           PERRIEN              17155  GARLEN LN                   SALINAS                CA        93907
6994454699        LYNN             SUGIHARA             3924  SELMI GROVE                  RICHMOND               CA        94806
6999331116        JOSEPH           KAPLAN               2424  VENUS DR                     LOS ANGELES            CA        90046
6999800425        WILLIAM          MACFARLANE           2600S OCEAN BLVD                   BOCA RATON             FL        33432


TABLE (CONTINUED)


LOAN                         PROP.           ORIG      CURR INT    FIRST           MAT              MONTHLY
NUMBER             OCC.      TYPE            LTV       RATE        PAY DATE        DATE             P AND I     ORIG UPB
-----------------------------------------------------------------------------------------------------------------------------
0023883515          P        PD              79.9         8.375    20001201        20301101         2,108.44    277,400.00
0023952211          P        SF              69.2         8.875    20000601        20300501         3,580.41    450,000.00
0028457711          P        SF                80         8.625    20001101        20301001         3,674.67    472,450.00
0028517795          P        PD                80         7.875    20001201        20301101         2,519.98    347,550.00
0028560969          P        SF                80          8.25    20001201        20301101         2,182.43    290,500.00
0028620011          P        PA              79.8             8    20001201        20301101         2,414.09    329,000.00
0028668713          P        SF                80         8.375    20001101        20301001         2,219.41    292,000.00
0028674547          P        PA              79.4             8    20001201        20301101         2,129.32    290,190.00
0028681955          P        SF                80         8.375    20001101        20301001         4,408.42    580,000.00
0028706125          S        CO                80         8.625    20000601        20300501         2,333.37    300,000.00
0028711687          P        SF              67.9         8.375    20001101        20301001         3,040.29    400,000.00
0028716991          P        2F                80           8.5    20000801        20300701         2,706.58    352,000.00
0028724417          P        PD                80         8.125    20001201        20301101         2,373.76    319,700.00
0028747152          P        SF              63.6           8.5    20000801        20300701         2,691.20    350,000.00
0028858355          S        SF                75             8    19990401        20290301         3,219.40    438,750.00
0028877199          S        PD              59.6         8.375    20001101        20301001         2,242.22    295,000.00
0028879369          P        SF              36.4         8.375    20001001        20300901         3,040.29    400,000.00
0028880664          S        PD                90             8    20001201        20301101         2,047.20    279,000.00
0028880722          P        SF                55          8.25    20001101        20301001         3,005.07    400,000.00
0028901056          P        PD                80          8.25    20001101        20301001         2,604.65    346,700.00
0028903144          P        SF              79.6          8.25    20001101        20300101         3,429.48    453,800.00
0028904332          P        PD                80         8.375    20001101        20301001         2,501.02    329,050.00
0028907798          P        PD                80         8.125    20001101        20301001         2,411.63    324,800.00
0028913085          P        SF                80             8    20001101        20301001         3,165.47    431,400.00
0028914703          P        PD                80             8    20001201        20301101         3,185.27    434,100.00
0028915528          P        SF              68.9           8.5    20001201        20301101         2,806.53    365,000.00
0028915601          P        SF                80         8.125    20001001        20300901         2,102.75    283,200.00
0028915742          P        PD                80             8    20001201        20301101         4,461.29    608,000.00
0028919223          P        PD                80         8.375    20001201        20301101         2,736.26    360,000.00
0028919603          P        SF              75.7           8.5    20001201        20301101         4,997.94    650,000.00
0028920254          P        SF                90           9.5    20001201        20301101         2,610.85    310,500.00
0028922714          P        PD              88.2         8.625    20001201        20301101         2,309.76    296,964.00
0028923340          P        SF                95             9    20001101        20301001         2,375.25    295,200.00
0028925725          P        PD                80         8.125    20001101        20301001         2,419.06    325,800.00
0028926327          P        PD                80         8.875    20001201        20301101         3,659.97    460,000.00
0028926459          P        PD                80         8.375    20001201        20301101         5,958.97    784,000.00
0028929487          P        PD                80         8.125    20001101        20301001         3,563.99    480,000.00
0028930295          S        PD                70          8.25    20001201        20301101         3,410.38    453,950.00
0028931285          P        PD              44.5          8.75    20001201        20301101         3,146.81    400,000.00
0028932176          P        SF                80         8.125    20001201        20301101         2,316.60    312,000.00
0028932911          P        PD              83.8         8.375    20001101        20301001         2,546.24    335,000.00
0028932960          P        PD                80           8.5    20001201        20301101         2,165.27    281,600.00
0028932994          P        SF                80         8.375    20001201        20301101         4,298.97    565,600.00
0028933125          P        PD              63.1         8.375    20001201        20301101         2,143.41    282,000.00
0028934644          P        SF                80         8.125    20001101        20301001         3,504.59    472,000.00
0028935971          P        PD                80         8.375    20001201        20301101         2,830.13    372,350.00
0028935989          P        SF              78.5          8.25    20001201        20301101         2,712.07    361,000.00
0028936458          P        PD                80         8.125    20001201        20301101         3,738.47    503,500.00
0028937712          P        SF                95           9.5    20001101        20301001         2,476.32    294,500.00
0028938132          P        SF                80             8    20001101        20301001         2,424.36    330,400.00
0028939155          P        PD                80         8.125    20001101        20301001         2,964.05    399,200.00
0028940294          P        PD                95         8.125    20001101        20301001         2,119.83    285,500.00
0028941680          P        SF                80             8    20001201        20301101         3,345.97    456,000.00
0028942332          P        PD                80          8.25    20001201        20301101         2,130.98    283,652.00
0028942928          P        SF              74.9           8.5    20001101        20301001         2,299.05    299,000.00
0028943116          S        CO              74.5          8.25    20001101        20301001         2,629.43    350,000.00
0028943389          P        SF              65.3             8    20001201        20301101         2,421.42    330,000.00
0028943405          P        PD              45.8          8.25    20001101        20301001         2,704.56    360,000.00
0028943504          P        PD                80             8    20001101        20301001         2,430.97    331,300.00
0028944635          P        SF                80         8.375    20001101        20301001         4,384.10    576,800.00
0028944650          P        PD                80         8.375    20001101        20301001         2,729.42    359,100.00
0028945186          P        SF                80         8.375    20001101        20301001         3,101.09    408,000.00
0028945202          P        SF                80         8.375    20001201        20301101         2,097.80    276,000.00
0028946648          P        PD              79.9         8.375    20001201        20301101         2,215.24    291,450.00
0028946812          P        SF                34         8.375    20001101        20301001         6,460.61    850,000.00
0028947588          P        SF                80         8.375    20001201        20301101         4,454.03    586,000.00
0028947596          P        PD                80         8.125    20001101        20301001         2,542.31    342,400.00
0028947604          P        SF                80           8.5    20001101        20301001         2,251.38    292,800.00
0028948750          P        PD                80          8.75    20001101        20301001         2,736.54    347,850.00
0028949063          P        SF                90          8.25    20001101        20301001         2,365.74    314,900.00
0028949501          S        PD                80          8.25    20001201        20301101         2,636.95    351,000.00
0028949709          P        PD                80           8.5    20001101        20301001         2,645.07    344,000.00
0028949840          P        SF              63.8         8.125    20001101        20301001         2,227.50    300,000.00
0028950277          P        PD                80         8.375    20001101        20301001         3,496.33    460,000.00
0028951762          P        SF                80          8.25    20001101        20301001         2,578.35    343,200.00
0028952059          P        SF                80          8.25    20001201        20301101         3,227.44    429,600.00
0028952646          P        PD                80           8.5    20001101        20301001         2,444.77    317,950.00
0028953396          P        SF                90         7.875    20000701        20300601         2,087.55    287,910.00
0028954501          P        PD                80         8.125    20001101        20301001         2,445.41    329,350.00
0028954717          P        PD                90          8.25    20001101        20301001         2,373.25    315,900.00
0028956571          P        PD              64.2         8.125    20001201        20301101         2,600.70    350,264.00
0028956738          P        SF                80         8.125    20001201        20301101         2,762.09    372,000.00
0028956787          P        SF                70           8.5    20001101        20301001         4,252.09    553,000.00
0028958148          P        PD                75          8.25    20001101        20301001         2,259.81    300,800.00
0028958403          S        CO                80          8.25    20001101        20301001         2,944.36    391,920.00
0028958460          P        SF              46.3          9.25    20000701        20300601         3,085.04    375,000.00
0028959401          P        SF                80             8    20001101        20301001         3,903.63    532,000.00
0028959427          P        PD                80         8.125    20001101        20301001         2,491.38    335,540.00
0028961118          P        SF              30.6          8.25    20001201        20301101         5,634.50    750,000.00
0028961332          P        SF              77.1         8.375    20001201        20301101         2,660.25    350,000.00
0028961753          P        SF              86.4         8.375    20001101        20301001         2,692.56    354,250.00
0028962629          P        SF                80         8.375    20001101        20301001         3,748.99    493,240.00
0028962652          P        SF                80           8.5    20001201        20301101         2,583.55    336,000.00
0028963072          P        SF                90         8.125    20001101        20301001         2,275.01    306,400.00
0028963619          P        PD              89.9         8.375    20001101        20301001         2,251.33    296,200.00
0028963908          P        PD                80             8    20001101        20301001         2,436.10    332,000.00
0028964153          P        PD                80         8.875    20000801        20300701         2,840.05    356,950.00
0028964419          P        SF                80         8.125    20001201        20301101         3,029.39    408,000.00
0028964625          P        PD              75.7             8    20001101        20301001         2,568.18    350,000.00
0028965036          P        SF              85.9           8.5    20001101        20301001         2,345.19    305,000.00
0028966323          S        SF                80             8    20001201        20301101         2,113.24    288,000.00
0028966380          P        SF                80         8.375    20001101        20301001         2,310.62    304,000.00
0028968964          P        PD              70.7         8.375    20001101        20301001         2,553.84    336,000.00
0028969319          P        PD                80             8    20001201        20301101         2,128.15    290,032.00
0028969863          P        PD                80         8.125    20001201        20301101         2,179.98    293,600.00
0028969897          P        PD                80          8.25    20001201        20301101         2,374.00    316,000.00
0028970796          P        PD              54.9          8.25    20001201        20301101         7,212.16    960,000.00
0028970804          P        PD                90         8.375    20001101        20301001         2,446.68    321,900.00
0028971323          P        PD                80          8.25    20001101        20301001         3,059.16    407,200.00
0028971398          P        PD                80         8.375    20001101        20301001         2,126.31    279,750.00
0028972263          P        PD                80         8.375    20001201        20301101         2,347.10    308,800.00
0028973022          P        PD              71.3          8.25    20001201        20301101         2,088.53    278,000.00
0028973261          P        SF                80         9.375    20001101        20301001         2,395.44    288,000.00
0028973600          P        SF                80          8.25    20001101        20301001         2,073.50    276,000.00
0028974012          P        PD              74.3           8.5    20001101        20301001         2,942.25    382,650.00
0028974442          P        SF                80         8.375    20001201        20301101         2,584.25    340,000.00
0028975175          P        SF                80           8.5    20001101        20301001         2,275.98    296,000.00
0028975423          S        SF              28.6         8.375    20001201        20301101         6,080.58    800,000.00
0028975514          P        SF                80          8.25    20001101        20301001         2,554.31    340,000.00
0028975894          P        PD              74.4         8.375    20001101        20301001         2,280.22    300,000.00
0028976009          P        SF              36.7         7.875    20001201        20301101         2,791.52    385,000.00
0028977163          P        PD                80         8.375    20001201        20301101         3,496.33    460,000.00
0028977825          P        SF                80         8.125    20001201        20301101         2,159.19    290,800.00
0028978146          P        CO                80         8.375    20001201        20301101         2,127.60    279,920.00
0028978401          P        SF              72.5         8.625    20001101        20301001         2,255.59    290,000.00
0028978872          P        SF                80         8.625    20001101        20301001         2,674.98    343,920.00
0028979110          P        SF                80         8.375    20001101        20301001         2,486.20    327,100.00
0028979250          P        SF              87.3          8.25    20001101        20301001         2,171.16    289,000.00
0028979615          P        SF                80           8.5    20001101        20301001         2,614.31    340,000.00
0028979649          P        SF                80         8.375    20001101        20301001         2,553.84    336,000.00
0028979672          P        PD                80         8.125    20001101        20301001         2,168.10    292,000.00
0028979987          P        SF                75         8.375    20001101        20301001         2,194.71    288,750.00
0028980092          P        SF                80         8.125    20001101        20301001         2,129.48    286,800.00
0028980308          S        CO              49.6          8.25    20001101        20301001         4,019.28    535,000.00
0028980407          P        SF                90           8.5    20001101        20301001         2,712.73    352,800.00
0028980787          P        PD              66.7         8.375    20001101        20301001         2,865.47    377,000.00
0028981926          P        PD                80         8.375    20001201        20301101         2,603.42    342,522.00
0028981959          P        SF                80          8.25    20001101        20201001         4,110.37    482,400.00
0028982197          P        SF                80             8    20001101        20301001         2,406.75    328,000.00
0028982544          P        PD                86         8.125    20001101        20301001         2,283.90    307,597.00
0028982866          P        PD                80          8.75    20001201        20301101         3,115.73    396,050.00
0028983781          P        SF                90         8.375    20001001        20300901         2,190.91    288,250.00
0028983922          P        PD              91.7         8.125    20001101        20301001         2,471.53    332,866.00
0028984730          P        PD              70.1         8.375    20001101        20301001         2,420.07    318,400.00
0028984938          P        PD              78.9         8.875    20001101        20301001         2,402.85    302,000.00
0028984987          P        SF              50.3         8.375    20001101        20301001         2,721.06    358,000.00
0028985000          P        SF                90          8.25    20001101        20301001         2,163.65    288,000.00
0028985760          P        PD              58.8          8.25    20001201        20301101         2,629.44    350,000.00
0028986438          P        PD              86.1         8.375    20001201        20301101         2,356.23    310,000.00
0028986784          P        PD              78.9         7.625    20001101        20301001         2,647.86    374,100.00
0028988061          P        SF              79.5           8.5    20001101        20301001         2,152.96    280,000.00
0028989051          P        PD                75          8.25    20001101        20301001         2,084.76    277,500.00
0028989390          P        PD              79.9             8    20001101        20301001         2,230.65    304,000.00
0028989481          P        SF              77.7          8.25    20001201        20301101         2,621.93    349,000.00
0028990224          P        SF                90           8.5    20001201        20301101         2,649.29    344,550.00
0028990588          P        PD              62.1         8.125    20001101        20301001         2,672.99    360,000.00
0028990612          P        SF                80          8.25    20001201        20301101         4,501.59    599,200.00
0028990646          P        PD                88         8.125    20001201        20301101         2,344.81    315,800.00
0028990695          P        PA                80         8.125    20001201        20301101         2,736.20    368,512.00
0028990711          P        PD                80          8.25    20001201        20301101         4,537.65    604,000.00
0028990836          P        SF                70         8.125    20001101        20301001         3,118.49    420,000.00
0028991016          P        PD              76.3         8.125    20001101        20301001         4,529.24    610,000.00
0028991024          P        PD              87.4         8.375    20001201        20301101         2,192.81    288,500.00
0028992055          P        PD                80          8.25    20001201        20301101         2,464.16    328,000.00
0028992337          P        PD                80           8.5    20001201        20301101         2,167.18    281,850.00
0028992352          P        CO                80         8.125    20001201        20301101         2,227.49    300,000.00
0028992386          P        PD              88.9         8.625    20001201        20301101         3,111.16    400,000.00
0028993749          P        PD                80             8    20001201        20301101         2,229.92    303,900.00
0028994747          I        PD                80           8.5    20001001        20300901         2,374.40    308,800.00
0028994887          P        PD                80         7.875    20001201        20301101         3,129.40    431,600.00
0028994895          P        PD              45.2         8.125    20001201        20301101         2,598.74    350,000.00
0028995561          P        SF              76.5         8.625    20001201        20301101         5,055.63    650,000.00
0028995652          P        SF              68.6         8.125    20001201        20301101         2,598.74    350,000.00
0028996288          P        PD                80         7.875    20001201        20301101         2,210.01    304,800.00
0028996379          P        SF                95         9.125    20001101        20301001         2,434.80    299,250.00
0028996502          S        SF              63.2          8.25    20001201        20301101         2,253.80    300,000.00
0028997054          P        CO                80             8    20001201        20301101         2,113.25    288,000.00
0028997153          P        SF                80          8.75    20001201        20301101         2,580.38    328,000.00
0028997476          P        PD                80         8.125    20001201        20301101         2,672.99    360,000.00
0028997526          P        SF                80         8.375    20001201        20301101         2,465.67    324,400.00
0028997989          P        PD                75         8.125    20001201        20301101         2,132.83    287,250.00
0028998193          P        PD                80          8.25    20001101        20301001         2,109.19    280,750.00
0028999761          P        SF              36.9         8.875    20001201        20301101         3,520.73    442,500.00
0029000247          P        SF                80             8    20001201        20301101         2,582.85    352,000.00
0029000544          P        SF              28.7         7.875    20001201        20301101         2,175.21    300,000.00
0029000593          P        CO                80         7.875    20001201        20301101         3,120.70    430,400.00
0029000783          P        PD                80         8.125    20001201        20301101         3,534.29    476,000.00
0029001179          P        SF                80         7.875    20001201        20301101         2,842.28    392,000.00
0029001450          P        SF              79.9         8.125    20001201        20301101         2,568.30    345,899.00
0029001476          P        SF              79.8          8.25    20001201        20301101         2,889.00    384,550.00
0029001716          P        PD                80         8.125    20001201        20301101         2,613.60    352,000.00
0029002201          P        PD              67.1          8.25    20001101        20301001         3,530.95    470,000.00
0029002250          P        SF                90          8.25    20001201        20301101         2,636.95    351,000.00
0029002656          P        SF                80           8.5    20000901        20300801         4,521.21    588,000.00
0029002789          P        SF              79.9          9.25    20001001        20300901         2,550.29    310,000.00
0029003266          P        SF                80         8.125    20001001        20300901         4,544.08    612,000.00
0029003332          P        PA                90           8.5    20001001        20300901         2,400.94    312,250.00
0029003514          P        SF                80          8.25    20001001        20300901         2,975.02    396,000.00
0029003795          P        SF                80         8.375    20001001        20300901         2,231.57    293,600.00
0029003852          P        SF              36.3         8.125    20001101        20301001         2,494.79    336,000.00
0029003902          P        PD              79.8         8.375    20000801        20300701         2,103.12    276,700.00
0029003985          P        SF                80         8.375    20001101        20301001         2,280.22    300,000.00
0029004918          P        PD                80         8.125    20001201        20301101         2,087.16    281,100.00
0029005105          P        SF                80         8.125    20001201        20301101         3,326.39    448,000.00
0029005329          P        PD                85           8.5    20000901        20300801         2,385.55    310,250.00
0029005394          S        CO                90         8.625    20001101        20301001         2,703.21    347,550.00
0029005402          P        PD                80           8.5    20001001        20300901         2,555.10    332,300.00
0029005428          P        SF              56.3           8.5    20001001        20300901         2,814.22    366,000.00
0029005923          P        PD              69.4          8.25    20001001        20300901         3,756.33    500,000.00
0029005949          P        PD                80         8.625    20001001        20300901         3,561.20    457,861.00
0029005998          P        SF                80           8.5    20001001        20300901         3,460.11    450,000.00
0029006079          P        SF                80         8.375    20001001        20300901         2,158.61    284,000.00
0029006129          P        SF              77.5         8.375    20001001        20300901         2,445.91    321,800.00
0029006293          P        PD              88.5          8.75    20001001        20300901         2,360.10    300,000.00
0029006517          P        SF              79.4             8    20001101        20301001         2,824.99    385,000.00
0029006533          P        PD                80         8.375    20001001        20300901         3,769.96    496,000.00
0029006673          P        SF                70         8.375    20001001        20300901         3,857.37    507,500.00
0029006715          P        PD                75         9.375    20001001        20300901         3,119.06    375,000.00
0029006764          P        PA                80          8.25    20001001        20300901         2,151.63    286,400.00
0029006806          P        CO                80          8.25    20001101        20301001         2,524.26    336,000.00
0029006822          P        SF                80         8.875    20001101        20301001         2,705.19    340,000.00
0029006855          P        SF              58.8         8.375    20001001        20300901         2,736.26    360,000.00
0029006897          P        SF              74.9         8.375    20001001        20300901         2,553.84    336,000.00
0029006939          P        SF                80         8.375    20001001        20300901         2,882.19    379,200.00
0029006962          P        SF                80             8    20001001        20300901         2,935.06    400,000.00
0029006988          P        SF                80           8.5    20001101        20301001         2,275.98    296,000.00
0029007044          P        PD                80         7.875    20001001        20300901         2,349.22    324,000.00
0029007085          P        SF              65.1          7.75    20001101        20301001         2,657.89    371,000.00
0029007143          P        PD              79.9           8.5    20001001        20300901         2,329.81    303,000.00
0029007150          P        CO              49.4         8.125    20001101        20301001         2,821.49    380,000.00
0029007168          P        PD                80         8.375    20001001        20300901         2,189.01    288,000.00
0029007176          P        SF                80         8.375    20001001        20300901         2,122.13    279,200.00
0029007291          P        SF                95          8.75    20001101        20301001         2,279.47    289,750.00
0029007333          P        SF              40.6         8.125    20001201        20301101         4,826.24    650,000.00
0029007341          P        PD                80         7.875    20001101        20301001         2,160.70    298,000.00
0029007374          P        SF              68.1          8.25    20001001        20300901         2,404.05    320,000.00
0029007390          P        SF                72         8.625    20001101        20301001         3,834.51    493,000.00
0029007408          P        SF                80             8    20001101        20301001         2,700.25    368,000.00
0029007416          P        2F              88.9         8.625    20001101        20301001         2,800.04    360,000.00
0029007440          P        SF                80          8.25    20001001        20300901         2,193.70    292,000.00
0029007499          P        PD                80          8.75    20000901        20300801         2,570.54    326,750.00
0029007556          P        PD                80         8.125    20001201        20301101         3,366.48    453,400.00
0029008919          P        PD                80          8.25    20001201        20301101         2,494.21    332,000.00
0029009370          P        PD                80             8    20001101        20301001         3,336.06    454,650.00
0029009420          P        SF              84.8         8.625    20001001        20300901         2,170.04    279,000.00
0029009453          P        PD                80         7.625    20001001        20300901         2,830.82    399,950.00
0029009537          P        SF              76.6         7.875    20001101        20301001         3,552.84    490,000.00
0029009552          S        SF              71.6          8.25    20001001        20300901         2,631.69    350,300.00
0029009560          P        SF              46.4          8.25    20001101        20301001         4,883.23    650,000.00
0029009578          P        SF                80           8.5    20001001        20300901         3,998.35    520,000.00
0029009610          P        SF              78.9           8.5    20001101        20301001         2,214.47    288,000.00
0029009636          P        SF              49.6             8    20001101        20301001         2,274.67    310,000.00
0029009685          P        PD              87.4         8.375    20001001        20300901         2,607.05    343,000.00
0029009693          P        PD                80             8    20001201        20301101         2,817.66    384,000.00
0029009727          P        SF                80         8.625    20001201        20301101         2,841.27    365,300.00
0029009784          P        SF              47.2             8    20001201        20301101         3,235.90    441,000.00
0029010097          P        PD                80         8.375    20001101        20301001         3,258.05    428,650.00
0029010139          P        SF                80         8.375    20001101        20301001         2,415.89    317,850.00
0029010212          P        SF                80         8.375    20001101        20301001         2,438.70    320,850.00
0029010220          P        PD                80         8.375    20001101        20301001         3,460.61    455,300.00
0029010238          P        PD                80         8.125    20001101        20301001         3,791.94    510,700.00
0029011723          P        SF                80          8.25    20001201        20301101         4,146.99    552,000.00
0029011830          P        PA                80          8.25    20001201        20301101         3,846.49    512,000.00
0029012291          P        SF                80          8.25    20001101        20301001         2,963.00    394,400.00
0029012333          P        SF              78.9           8.5    20001101        20301001         2,191.40    285,000.00
0029012374          P        PD              83.6             8    20001001        20300901         2,251.56    306,850.00
0029012424          P        SF                80          8.25    20001101        20301001         4,327.30    576,000.00
0029012507          P        PA              58.1          8.25    20001101        20301001         3,643.64    485,000.00
0029012622          P        SF              50.9           8.5    20001101        20301001         3,267.88    425,000.00
0029012648          P        SF              79.2         7.875    20001101        20301001         2,900.28    400,000.00
0029012663          P        PD              53.1             8    20001101        20301001         2,527.09    344,400.00
0029012788          P        PD                80         8.125    20001201        20301101         3,072.82    413,850.00
0029013406          P        PD                80         8.125    20001201        20301101         3,059.09    412,000.00
0029013562          P        PD              66.7         7.875    20001201        20301101         2,211.46    305,000.00
0029014867          P        SF              60.4         8.125    20001201        20301101         7,053.73    950,000.00
0029015146          P        PD                80         7.875    20001201        20301101         3,016.29    416,000.00
0029015237          P        SF              42.4          7.75    20001201        20301101         2,865.65    400,000.00
0029015567          P        PD                80          8.25    20001201        20301101         2,701.56    359,600.00
0029015765          P        PD              78.3         8.125    20001201        20301101         4,826.23    650,000.00
0029016045          P        SF                80          8.25    20001201        20301101         3,515.93    468,000.00
0029016318          P        SF                80         8.375    20001201        20301101         2,705.86    356,000.00
0029016490          P        CH                80             8    20001201        20301101         2,436.57    332,064.00
0029017688          P        SF                75           8.5    20001201        20301101         2,756.55    358,500.00
0029018298          P        SF              45.5          8.75    20001201        20301101         3,933.50    500,000.00
0029019429          P        SF              70.8          8.25    20001201        20301101         2,340.95    311,600.00
0029019452          P        PD              73.9             8    20001201        20301101         3,155.19    430,000.00
0029019528          P        PD                80         8.375    20001201        20301101         2,745.38    361,200.00
0029021672          P        SF              72.2          8.25    20001201        20301101         2,441.62    325,000.00
0029021987          P        SF              50.3             8    20001201        20301101         2,751.62    375,000.00
0029022860          S        SF                80           8.5    20001001        20300901         2,466.67    320,800.00
0029023066          P        PD                65         7.875    20001201        20301101         3,020.28    416,550.00
0029023256          P        SF                75           8.5    20001001        20300901         2,479.75    322,500.00
0029023603          P        PD                80         8.125    20001201        20301101         2,494.80    336,000.00
0029024254          P        PD                90             8    20001201        20301101         2,211.34    301,369.00
0029024866          P        PD                80          8.25    20001201        20301101         4,808.11    640,000.00
0029025632          P        SF                80           8.5    20001201        20301101         2,768.09    360,000.00
0029026424          P        SF                80         8.125    20001201        20301101         2,821.49    380,000.00
0029026846          P        2F                80          7.75    20001201        20301101         3,381.47    472,000.00
0029026861          P        SF                80          8.25    20001201        20301101         2,476.17    329,600.00
0029026879          P        SF                76             8    20001201        20301101         2,678.24    365,000.00
0029026945          P        PD                80             8    20001101        20301001         3,367.98    459,000.00
0029027026          P        SF                80         8.375    20001001        20300901         2,097.80    276,000.00
0029027125          P        SF                70         8.375    20001101        20301001         2,261.22    297,500.00
0029027158          P        PD              74.2             8    20001101        20301001         3,742.05    509,979.00
0029027224          P        SF                80         8.625    20000901        20300801         3,297.83    424,000.00
0029027281          P        PD                80          8.25    20001101        20301001         2,229.76    296,800.00
0029027323          P        SF                50           8.5    20001001        20300901         3,575.45    465,000.00
0029027380          P        SF              76.8           8.5    20001001        20300901         2,491.28    324,000.00
0029027398          P        PD                80         8.375    20001201        20301101         2,462.63    324,000.00
0029027455          P        SF                90          8.75    20001001        20300901         2,299.33    292,275.00
0029027505          P        PD              57.3             8    20001101        20301001         3,668.82    500,000.00
0029028735          P        SF                80         7.875    20001201        20301101         3,781.96    521,600.00
0029029923          P        SF                80         8.125    20001201        20301101         2,346.30    316,000.00
0029030228          P        PD              79.1         8.125    20001101        20301001         2,593.18    349,250.00
0029030517          P        PD                90             8    20001101        20301001         2,393.64    326,214.00
0029030673          P        PD                80             8    20001101        20301001         2,455.55    334,650.00
0029030806          P        PD                80          8.75    20001101        20301001         3,479.11    442,240.00
0029030863          P        PD              78.1         7.875    20001101        20301001         2,150.92    296,650.00
0029030913          P        PD              69.1             8    20001101        20301001         2,641.56    360,000.00
0029031051          S        PD              65.6           8.5    20001101        20301001         2,883.43    375,000.00
0029031101          P        SF                75         8.375    20001201        20301101         3,562.84    468,750.00
0029031119          P        PD              69.5         8.125    20001201        20301101         3,266.99    440,000.00
0029031218          P        PD                80          7.75    20001101        20301001         2,071.15    289,100.00
0029031325          P        PD                80         8.375    20001101        20301001         2,651.14    348,800.00
0029031390          P        SF              92.3         8.625    20001101        20301001         2,438.38    313,500.00
0029031408          P        SF                80          8.25    20001201        20301101         2,118.57    282,000.00
0029031499          P        SF              64.2         8.375    20001101        20301001         2,196.61    289,000.00
0029031598          P        SF                80           8.5    20001001        20300901         4,613.48    600,000.00
0029031663          P        PD                80         8.375    20001201        20301101         3,983.54    524,100.00
0029031697          P        PD                80         8.375    20001101        20301001         2,819.87    371,000.00
0029031705          P        PD                80         8.125    20001101        20301001         2,316.60    312,000.00
0029031721          P        PD                90           8.5    20001101        20301001         2,827.68    367,750.00
0029031846          P        PD              78.9             8    20001101        20301001         2,348.05    320,000.00
0029032026          P        SF                80          8.25    20001101        20301001         2,644.46    352,000.00
0029032091          P        PD                75          8.25    20001101        20301001         2,073.50    276,000.00
0029032182          P        PD              77.9         8.375    20001201        20301101         2,310.62    304,000.00
0029032216          P        SF              67.9             8    20001201        20301101         2,740.98    373,550.00
0029036019          P        PD                90             8    20001201        20301101         2,099.30    286,100.00
0029036456          P        SF              74.3         8.125    20001201        20301101         4,826.23    650,000.00
0029038510          P        SF              73.4         8.125    20001201        20301101         2,257.19    304,000.00
0029038825          P        SF                80           8.5    20001201        20301101         2,222.16    289,000.00
0029038932          P        PD                80             8    20001201        20301101         2,986.42    407,000.00
0029039500          P        PD                80         7.875    20001201        20301101         3,114.90    429,600.00
0029039898          P        SF                90          8.25    20001201        20301101         2,958.11    393,750.00
0029040797          P        PD                85             8    20001201        20301101         2,021.52    275,500.00
0029043247          P        SF              72.2         8.375    20001201        20301101         4,940.47    650,000.00
0029045168          P        PD              79.9          8.25    20001201        20301101         2,079.89    276,850.00
0029049871          P        PD                80             8    20001201        20301101         2,195.80    299,250.00
0029054129          P        PD              79.9          8.25    20001201        20301101         2,849.55    379,300.00
0029056306          P        SF                85         8.125    20001201        20301101         2,385.64    321,300.00
0029064664          P        PD                90         9.375    20001201        20301101         3,284.17    394,850.00
0029068244          P        SF              73.7         8.125    20001201        20301101         2,435.39    328,000.00
0029068277          P        SF                90          8.25    20001201        20301101         2,603.14    346,500.00
0029072220          P        PD              79.9         8.125    20001201        20301101         2,334.42    314,400.00
0029073574          P        SF                80          8.25    20001201        20301101         2,217.74    295,200.00
0029089844          P        PD                80         7.875    20001201        20301101         2,552.24    352,000.00
0029089877          P        PD                90          8.75    20001101        20301001         2,874.60    365,400.00
0029090255          P        SF                80             8    20001201        20301101         2,054.55    280,000.00
0029090354          P        SF                69          7.75    20001101        20301001         2,149.24    300,000.00
0029094547          P        PD                80             8    20001101        20301001         2,377.40    324,000.00
0029094554          P        SF                80           8.5    20001001        20300901         3,315.55    431,200.00
0029094588          P        SF                73         7.875    20001201        20301101         3,705.10    511,000.00
0029094604          P        SF              70.2          8.25    20001201        20301101         2,216.24    295,000.00
0029094745          P        SF              79.5         7.875    20001201        20301101         3,806.62    525,000.00
0029097672          P        SF              59.2         7.625    20001201        20301101         3,078.90    435,000.00
0029099884          P        SF                80         8.125    20001101        20301001         2,672.99    360,000.00
0029099918          P        SF                80         8.125    20001101        20301001         2,242.34    302,000.00
0029100054          P        SF              66.5             8    20001101        20301001         2,472.79    337,000.00
0029100179          P        SF              76.6         8.625    20001101        20301001         2,621.15    337,000.00
0029100195          P        SF              78.7         8.625    20001201        20301101         2,877.82    370,000.00
0029100658          P        SF              84.4         8.375    20001101        20301001         2,546.24    335,000.00
0029100674          P        PD                80             8    20001201        20301101         2,527.09    344,400.00
0029100732          P        SF                75          8.25    20001201        20301101         2,422.83    322,500.00
0029101052          P        TH                80         8.375    20001201        20301101         2,310.62    304,000.00
0029101078          P        SF                80          7.75    20001201        20301101         2,882.84    402,400.00
0029101094          P        SF              74.4         8.125    20001201        20301101         2,153.25    290,000.00
0029101326          P        SF                80          7.75    20001201        20301101         3,123.56    436,000.00
0029110343          P        SF                80          8.25    20001201        20301101         2,518.25    335,200.00
6007114207          P        SF                70         8.375    20010101        20301201         5,586.54    735,000.00
6013490575          P        SF                95           8.5    20001201        20301101         2,118.36    275,500.00
6014147703          P        SF              94.4         8.125    20001201        20301101         2,186.66    294,500.00
6015107813          P        SF                80             8    20001201        20301101         2,342.18    319,200.00
6015873919          P        SF                37           7.5    20001201        20301101         2,097.65    300,000.00
6016153956          P        SF                80         8.125    20001201        20301101         2,524.50    340,000.00
6016707264          P        SF                80          8.25    20010101        20301201         2,398.65    319,280.00
6017396893          S        CO                73           8.5    20010101        20301201         2,620.40    340,792.00
6019808044          P        SF              77.9          8.25    20001201        20301101         7,512.67  1,000,000.00
6019844478          P        SF                80         8.125    20001201        20301101         2,673.00    360,000.00
6021293276          P        PD                95         8.375    20010101        20301201         2,482.02    326,550.00
6024894757          P        PD              77.9         7.375    20010101        20301201         2,044.40    296,000.00
6025268035          P        SF                80         8.125    20001201        20301101         2,227.50    300,000.00
6032090802          P        SF              55.8          8.25    20010101        20301201         3,418.27    455,000.00
6036317045          P        PD                80           8.5    20001201        20301101         2,645.07    344,000.00
6037170666          P        SF                95          8.25    20001201        20301101         2,176.80    289,750.00
6040651850          I        SF              28.9           8.5    20010101        20301201         4,997.94    650,000.00
6049551176          P        CO              61.7          8.25    20001201        20301101         2,321.42    309,000.00
6051797857          P        SF                80         7.875    20010101        20301201         2,030.20    280,000.00
6053166390          I        CO                75          8.25    20010101        20301201         2,185.44    290,900.00
6053359888          P        PD              69.4         8.125    20010101        20301201         5,717.23    770,000.00
6054489668          P        SF              71.4           8.5    20001201        20301101         3,844.57    500,000.00
6057116318          P        SF                80         7.875    20010101        20301201         4,292.42    592,000.00
6060687016          P        SF                80         8.125    20001201        20301101         7,395.28    996,000.00
6061936016          P        PD                80         7.875    20001201        20301101         3,915.38    540,000.00
6063913211          P        SF                80             8    20001201        20301101         3,962.33    540,000.00
6066920767          P        SF              52.5         8.375    20001201        20301101         3,154.30    415,000.00
6067342797          P        SF                80         8.375    20001201        20301101         3,800.37    500,000.00
6069566328          P        PD                90          8.25    20010101        20301201         2,719.97    362,050.00
6069850417          P        SF                80         8.375    20001201        20301101         2,649.62    348,600.00
6071904996          P        SF                95             9    20001201        20301101         2,384.91    296,400.00
6073461094          P        PD                80         8.125    20001201        20301101         2,112.41    284,500.00
6073536168          P        SF              55.6         7.875    20001201        20301101         3,625.35    500,000.00
6075694015          P        SF                75          8.25    20001201        20301101         5,694.61    758,000.00
6076238572          S        PD              71.5         8.375    20001201        20301101         4,294.41    565,000.00
6077033360          P        SF                95             9    20010101        20301201         2,407.84    299,250.00
6080596304          P        2F                80          8.25    20001201        20301101         2,932.95    390,400.00
6081875822          I        SF                63             8    20001201        20301101         2,311.36    315,000.00
6083413283          P        CO                80         8.125    20001201        20301101         2,197.20    295,920.00
6084239729          P        PD                80             8    20010101        20301201         2,641.56    360,000.00
6086388458          S        CO                80          8.25    20010101        20301201         3,966.69    528,000.00
6089360181          P        SF                80             8    20001201        20301101         3,052.47    416,000.00
6091023546          I        SF              41.3          8.75    20001201        20301101         2,548.91    324,000.00
6095289960          P        PD                80           8.5    20001101        20301001         3,848.42    500,500.00
6098618629          P        SF                80         7.875    20001201        20301101         2,668.26    368,000.00
6102926380          P        PD                80          8.25    20010101        20301201         2,361.99    314,400.00
6104084790          P        SF                80         7.875    20001201        20301101         2,841.70    391,920.00
6104740284          P        CO                80         7.875    20001201        20301101         2,285.42    315,200.00
6110315386          I        SF                80         8.375    20001201        20301101         2,280.22    300,000.00
6114120519          P        SF                80          8.75    20001201        20301101         3,209.74    408,000.00
6114606525          S        SF              50.3         8.375    20001201        20301101         3,344.32    440,000.00
6116417392          P        SF                80           8.5    20010101        20301201         2,952.63    384,000.00
6119048285          P        PD                80         8.125    20001201        20301101         2,162.16    291,200.00
6128256804          P        SF                50          8.25    20010101        20301201         3,005.07    400,000.00
6128646749          P        SF                80         7.875    20001201        20301101         2,511.65    346,400.00
6129823818          P        CO              79.9         8.375    20001201        20301101         2,242.22    295,000.00
6136773378          P        SF                80         8.375    20001201        20301101         3,520.66    463,200.00
6137918956          P        SF              68.4          8.25    20010101        20301201         2,862.33    381,000.00
6138734030          P        SF                95          8.25    20001201        20301101         2,069.74    275,500.00
6143944459          I        SF              48.5           8.5    20001201        20301101         2,775.78    361,000.00
6147167354          P        SF                57         7.875    20001201        20301101         3,030.80    418,000.00
6157640985          P        SF              59.1         8.125    20001201        20301101         3,073.94    414,000.00
6159342739          P        SF              62.1         8.375    20001201        20301101         2,797.07    368,000.00
6161629156          P        SF              69.9          8.25    20001201        20301101         2,809.74    374,000.00
6162270943          S        SF                75         7.875    20001201        20301101         3,735.93    515,250.00
6162338807          P        CO              63.1         7.875    20001201        20301101         5,945.57    820,000.00
6168831581          P        SF              46.6          7.75    20010101        20301201         2,507.45    350,000.00
6169232904          P        SF                80         8.375    20010101        20301201         2,128.21    280,000.00
6170079344          P        SF              66.7         8.375    20001201        20301101         3,040.29    400,000.00
6173474484          P        SF                95         8.375    20010101        20301201         2,267.30    298,300.00
6178749351          P        SF                80           8.5    20001201        20301101         2,214.48    288,000.00
6183271920          P        SF                80          8.25    20010101        20301201         4,056.84    540,000.00
6193743371          P        2F                80             8    20010101        20301201         2,597.53    354,000.00
6194294648          S        CO                75           8.5    20010101        20301201         4,382.81    570,000.00
6197247817          P        SF              72.7         8.125    20001201        20301101         2,695.27    363,000.00
6198030451          S        SF                80             8    20010101        20301201         2,847.01    388,000.00
6198260470          P        SF                90         8.625    20001201        20301101         2,380.04    306,000.00
6199166718          P        SF                75         8.375    20001201        20301101         2,291.62    301,500.00
6199660041          P        PD              51.5             8    20001201        20301101         2,494.80    340,000.00
6200679618          P        SF              79.1          7.75    20001201        20301101         2,794.01    390,000.00
6203198327          P        PD              72.4             8    20010101        20301201         2,986.43    407,000.00
6203643561          P        SF                80         8.375    20001201        20301101         2,249.82    296,000.00
6205016238          P        SF                75         7.875    20001201        20301101         5,438.03    750,000.00
6205923920          P        SF                80          8.25    20001201        20301101         2,704.56    360,000.00
6209491411          P        SF              77.2          8.25    20001201        20301101         3,132.79    417,000.00
6213329532          P        PD                79             8    20010101        20301201         3,478.05    474,000.00
6214603786          P        TH                80             8    20001201        20301101         3,434.02    468,000.00
6226593678          P        SF                80         8.125    20001201        20301101         2,150.28    289,600.00
6229973331          P        2F              69.1         8.125    20001201        20301101         4,826.24    650,000.00
6242589833          P        4F                90          8.75    20001201        20301101         2,265.70    288,000.00
6246046434          P        SF                80             9    20010101        20301201         5,844.78    726,400.00
6247720763          P        SF                80          8.25    20001201        20301101         3,197.40    425,600.00
6250568554          P        PD                80             8    20001201        20301101         2,815.78    383,744.00
6252011306          P        SF                75          8.25    20001201        20301101         2,124.21    282,750.00
6255723139          P        PD              79.2           8.5    20001201        20301101         2,891.12    376,000.00
6257219649          P        SF                80         8.125    20001201        20301101         3,117.90    419,920.00
6260819286          P        CO                75         7.875    20001201        20301101         3,039.86    419,250.00
6262316315          P        SF              60.4          8.25    20001201        20301101         3,715.02    494,500.00
6263798826          I        SF              55.7           8.5    20001201        20301101         2,337.50    304,000.00
6264233641          P        SF                64         8.375    20001201        20301101         3,306.32    435,000.00
6267218110          P        SF              74.3             8    20001201        20301101         4,769.47    650,000.00
6267603329          P        SF              78.7         8.125    20001201        20301101         3,712.49    500,000.00
6267837299          P        SF              61.7             8    20010101        20301201         7,337.65  1,000,000.00
6267929401          P        SF              68.2          7.75    20010101        20301201         2,614.91    365,000.00
6271151224          P        PD                80         7.875    20010101        20301201         3,683.36    508,000.00
6271641927          P        SF                80         8.375    20001201        20301101         2,097.80    276,000.00
6272984714          P        SF                80             8    20010101        20301201         2,556.44    348,400.00
6277182264          P        SF                80           8.5    20001201        20301101         2,291.37    298,000.00
6277492325          P        PD              65.4         7.875    20001201        20301101         2,175.21    300,000.00
6280631893          P        CO                80         8.125    20001201        20301101         2,257.20    304,000.00
6281240033          P        SF                75         8.625    20010101        20301201         2,444.21    314,250.00
6281861663          P        SF                80         8.125    20001201        20301101         3,035.33    408,800.00
6282620787          P        SF              79.9         8.125    20010101        20301201         2,257.20    304,000.00
6283396452          S        SF              52.4          8.25    20001201        20301101         2,479.18    330,000.00
6291651765          P        SF                75             8    20001201        20301101         2,338.88    318,750.00
6292379267          P        SF                80         8.125    20001201        20301101         4,354.01    586,400.00
6293863756          P        SF                80             8    20001101        20301001         2,025.20    276,000.00
6303176751          P        PA                80             8    20001201        20301101         2,377.40    324,000.00
6304545566          P        CO                80          8.25    20001101        20301001         2,235.77    297,600.00
6309490610          P        SF                75         8.625    20001201        20301101         4,666.74    600,000.00
6315741535          S        SF                80             8    20001201        20301101         2,242.39    305,600.00
6315851821          P        SF                80          7.75    20010101        20301201         2,091.93    292,000.00
6316061636          P        SF                80             8    20001201        20301101         2,053.96    279,920.00
6319728272          P        SF              54.2             8    20010101        20301201         4,769.47    650,000.00
6322013357          S        SF                80             8    20001201        20301101         2,054.55    280,000.00
6324750683          P        SF                80         8.125    20001201        20301101         2,776.94    374,000.00
6327097736          P        SF              59.9          7.75    20001201        20301101         2,167.15    302,500.00
6327879042          P        2F              61.8         8.375    20001101        20301001         3,876.37    510,000.00
6334196133          P        PD                70             8    20001201        20301101         5,393.17    735,000.00
6334588081          P        SF                80         8.125    20001201        20301101         3,682.79    496,000.00
6337790023          S        SF                64         8.375    20001201        20301101         3,040.29    400,000.00
6337799750          P        SF              43.6         8.375    20001201        20301101         3,230.31    425,000.00
6340276721          P        SF              72.6         8.125    20001201        20301101         2,182.95    294,000.00
6345255068          P        SF                80         7.875    20001201        20301101         2,117.21    292,000.00
6346939520          P        SF                80         7.875    20001201        20301101         3,016.29    416,000.00
6348598001          P        PD                80           8.5    20001201        20301101         2,614.31    340,000.00
6351723421          P        SF                85         8.875    20000801        20300701         2,333.23    293,250.00
6352233529          P        PD                80          7.75    20010101        20301201         2,478.57    345,969.00
6356634664          P        PD                80         8.375    20001201        20301101         2,432.24    320,000.00
6358703996          I        2F                70         8.375    20010101        20301201         3,225.56    424,375.00
6360279142          P        SF                68         7.875    20001201        20301101         3,081.55    425,000.00
6364816501          P        PD              64.6             8    20001201        20301101         2,465.45    336,000.00
6368831753          S        PA                75             8    20001201        20301101         2,063.72    281,250.00
6370692524          P        SF                52          8.25    20001201        20301101         2,441.62    325,000.00
6371224988          P        SF              69.8           7.5    20001201        20301101         3,831.00    547,900.00
6371506442          P        SF                80             8    20001201        20301101         2,048.68    279,200.00
6372631488          P        SF                80         7.875    20010101        20301201         2,233.22    308,000.00
6372656832          P        PD                70          8.25    20001201        20301101         2,135.63    284,270.00
6377547317          P        SF                80             8    20001201        20301101         2,653.30    361,600.00
6379464065          S        SF              59.1          8.25    20001201        20301101         4,883.24    650,000.00
6380846326          P        PD              56.1         8.375    20010101        20301201         3,648.35    480,000.00
6384941206          S        SF                90           8.5    20001201        20301101         2,179.87    283,500.00
6384970569          P        SF                80             8    20001201        20301101         3,111.17    424,000.00
6385999088          P        PD                80         7.875    20010101        20301201         2,320.23    320,000.00
6388801158          S        SF              68.4         8.125    20001201        20301101         4,826.24    650,000.00
6388835271          P        SF                95             8    20010101        20301201         2,126.09    289,750.00
6390109244          S        SF                80         7.375    20010101        20301201         2,762.71    400,000.00
6392326697          P        SF                80         8.375    20001201        20301101         3,769.96    496,000.00
6392951957          P        SF                75          8.25    20001201        20301101         2,811.62    374,250.00
6394280199          P        SF                80          8.25    20001201        20301101         2,211.73    294,400.00
6395131011          P        SF                80         7.875    20001201        20301101         3,074.30    424,000.00
6399596284          P        SF                80          8.25    20001201        20301101         2,193.70    292,000.00
6399660114          P        SF                90             8    20001201        20301101         2,179.29    297,000.00
6399699005          S        SF              70.5           8.5    20001201        20301101         3,037.21    395,000.00
6400212640          P        SF              74.7         8.125    20010101        20301201         4,380.74    590,000.00
6401096109          P        SF                80           8.5    20001201        20301101         2,977.24    387,200.00
6404763416          P        CH                80          8.75    20001201        20301101         3,083.87    392,000.00
6410129586          P        PD              77.2           8.5    20001201        20301101         2,968.01    386,000.00
6411800227          P        SF                70             8    20010101        20301201         2,450.05    333,900.00
6412281047          P        SF                80             8    20010101        20301201         2,201.30    300,000.00
6412391762          S        PD              53.5          8.25    20001201        20301101         2,298.88    306,000.00
6413822492          P        PD                80         8.625    20001201        20301101         2,803.55    360,450.00
6414788361          P        SF                75         7.625    20001201        20301101         2,786.94    393,750.00
6419411779          P        2F                80             9    20001201        20301101         2,961.02    368,000.00
6427614711          P        SF                80         8.375    20001201        20301101         3,101.10    408,000.00
6427736043          P        SF              61.8         7.875    20001201        20301101         4,567.94    630,000.00
6428073214          P        PD              69.4         8.375    20001201        20301101         2,155.84    283,636.00
6435357501          P        SF                80             8    20001201        20301101         2,465.45    336,000.00
6435467904          P        PD                80          8.25    20001201        20301101         3,089.21    411,200.00
6449500724          P        SF              73.4             8    20001201        20301101         2,289.35    312,000.00
6454717106          P        2F                80          8.25    20001201        20301101         3,371.69    448,800.00
6458434260          S        SF              38.7         8.375    20001201        20301101         2,280.22    300,000.00
6459335656          P        PD                80             8    20001201        20301101         2,289.35    312,000.00
6461712629          P        SF                80             8    20001201        20301101         2,201.30    300,000.00
6462513190          P        SF                80         7.875    20001201        20301101         2,059.20    284,000.00
6464723441          P        SF                80         8.375    20001201        20301101         2,492.28    327,900.00
6473692660          P        2F                90           8.5    20001201        20301101         3,044.90    396,000.00
6475668304          P        CO                75         8.875    20001201        20301101         3,848.94    483,750.00
6477553322          P        CH              63.6          8.25    20001201        20301101         4,883.24    650,000.00
6480314837          P        SF                80         8.375    20001201        20301101         2,961.25    389,600.00
6482186977          P        SF                80          8.25    20001201        20301101         2,343.96    312,000.00
6482517775          P        SF                80         8.375    20001201        20301101         2,523.45    332,000.00
6483033590          I        SF              59.7             8    20001201        20301101         2,604.87    355,000.00
6485284316          P        SF                75          7.75    20001201        20301101         2,530.73    353,250.00
6485882085          P        SF                80         8.375    20001201        20301101         3,593.63    472,800.00
6488746824          P        SF                80           8.5    20001101        20301001         2,349.80    305,600.00
6490322796          P        SF                80          8.25    20001201        20301101         3,155.32    420,000.00
6490617427          P        SF              54.2           8.5    20001201        20301101         2,691.20    350,000.00
6492966525          P        SF                80         8.375    20001201        20301101         3,295.68    433,600.00
6493214560          P        SF                80         8.125    20010101        20301201         2,174.04    292,800.00
6496478519          P        SF              79.7         8.625    20000801        20300701         3,655.62    470,000.00
6497152493          P        CO                80         8.625    20010101        20301201         2,196.48    282,400.00
6498110995          P        SF                80         8.375    20001201        20301101         2,614.65    344,000.00
6498462560          P        PD                80             8    20010101        20301201         2,641.56    360,000.00
6498939864          P        CH                90         8.625    20010101        20301201         2,828.05    363,600.00
6510950899          P        PD              74.5          8.25    20001201        20301101         2,629.44    350,000.00
6512423432          P        SF                80         8.375    20001101        20301001         3,164.95    416,400.00
6512472405          P        SF                80         8.375    20010101        20301201         2,219.42    292,000.00
6512685758          P        SF                80             8    20010101        20301201         2,242.39    305,600.00
6514709580          P        SF                90         8.375    20001201        20301101         2,257.42    297,000.00
6514964599          P        SF                80             8    20001201        20301101         4,079.74    556,000.00
6515271275          P        PD              61.9         8.125    20001201        20301101         2,848.60    383,650.00
6515770714          P        SF                80         7.875    20001201        20301101         2,389.39    329,539.00
6517058290          P        PD              53.2         7.875    20001201        20301101         3,154.06    435,000.00
6517350499          P        SF                80         8.375    20001201        20301101         3,161.91    416,000.00
6520250074          S        SF                80             8    20001201        20301101         2,576.99    351,200.00
6521818697          P        SF              88.3          8.25    20001201        20301101         2,554.31    340,000.00
6522995064          P        PD                80         8.375    20010101        20301201         2,487.58    327,282.00
6523391313          P        PD              49.6          8.75    20001201        20301101         4,720.21    600,000.00
6524594824          P        PD              79.9         7.875    20010101        20301201         2,882.88    397,600.00
6524826762          P        SF                80         8.375    20001201        20301101         2,888.28    380,000.00
6525254402          P        SF                80          8.25    20001101        20301001         4,207.10    560,000.00
6529017904          P        PD                80         8.125    20001201        20301101         4,751.99    640,000.00
6530973517          P        SF              56.9          8.25    20001201        20301101         1,720.40    477,000.00
6533446149          P        PD                80          8.25    20010101        20301201         2,389.03    318,000.00
6533697790          P        SF                80         7.875    20001201        20301101         3,741.36    516,000.00
6535676578          P        CH              59.6          8.25    20010101        20301201         3,380.70    450,000.00
6536226118          S        SF                80         8.625    20001201        20301101         6,160.10    792,000.00
6537223171          P        PA                80             8    20010101        20301201         3,445.76    469,600.00
6538983740          P        SF              79.8         8.375    20010101        20301201         2,711.94    356,800.00
6543153180          P        SF                80           8.5    20001201        20301101         3,321.71    432,000.00
6544637215          P        CO                80          8.25    20001201        20301101         2,437.11    324,400.00
6546002319          P        PD              48.3         8.375    20001201        20301101         3,050.17    401,300.00
6547178316          P        SF                80             8    20001201        20301101         2,283.48    311,200.00
6550919721          P        2F              79.2             8    20010101        20301201         2,935.06    400,000.00
6551680736          P        SF                50         7.875    20001201        20301101         2,900.28    400,000.00
6552101021          P        SF                75         8.375    20001201        20301101         2,280.22    300,000.00
6557663090          P        SF              62.3         8.375    20001201        20301101         3,078.30    405,000.00
6558633886          P        SF              79.8          8.25    20001201        20301101         2,396.55    319,000.00
6566037377          P        SF                80         8.375    20001201        20301101         3,861.17    508,000.00
6571886289          S        PD              58.2          8.25    20001201        20301101         3,718.77    495,000.00
6574077795          P        PD              77.9             8    20001201        20301101         2,230.65    304,000.00
6574237712          P        PD                80             8    20010101        20301201         2,858.75    389,600.00
6575570079          P        SF                79         7.875    20001201        20301101         2,212.92    305,200.00
6576488552          P        SF              76.8          8.25    20001201        20301101         2,742.13    365,000.00
6580355060          P        SF                80         8.125    20010101        20301201         2,836.34    382,000.00
6582231541          P        PD              36.4          8.25    20001201        20301101         6,010.14    800,000.00
6584547332          P        SF                80          8.25    20001101        20301001         2,464.16    328,000.00
6587313294          P        PA                80         7.875    20001201        20301101         2,320.23    320,000.00
6590964166          S        PD              74.7         8.125    20001201        20301101         4,826.24    650,000.00
6592266909          P        PD                80          7.75    20010101        20301201         3,997.59    558,000.00
6592355579          P        PD                80         8.375    20001101        20301001         2,268.06    298,400.00
6593069062          P        PD                90             8    20010101        20301201         2,251.93    306,900.00
6595063709          P        PD                80             8    20001201        20301101         2,979.09    406,000.00
6597787586          P        SF                75         8.125    20001201        20301101         2,773.23    373,500.00
6598849534          P        SF              76.2          8.25    20001201        20301101         4,883.24    650,000.00
6599065379          P        CO                75         8.125    20010101        20301201         3,118.49    420,000.00
6599778088          P        SF              39.5         8.125    20001201        20301101         4,106.01    553,000.00
6600345760          P        SF                80         8.125    20001201        20301101         3,736.25    503,200.00
6605642575          P        SF                80             8    20001201        20301101         2,465.45    336,000.00
6605958021          S        SF              70.3           8.5    20001201        20301101         3,028.37    393,850.00
6611193084          P        SF                80             8    20001201        20301101         2,659.17    362,400.00
6611560845          P        PD                80         8.375    20001201        20301101         2,188.94    287,991.00
6613296869          P        PD              55.4         7.875    20010101        20301201         2,537.75    350,000.00
6615335319          S        PD              71.9         8.375    20001201        20301101         2,185.21    287,500.00
6615850879          P        SF                80         8.625    20001201        20301101         4,666.74    600,000.00
6617461865          P        CO                80         8.375    20001101        20301001         2,584.25    340,000.00
6618875444          P        SF              47.3         8.375    20001201        20301101         4,940.47    650,000.00
6621652491          P        SF                80          8.25    20001201        20301101         2,993.05    398,400.00
6623945414          P        CH                80          8.25    20001201        20301101         2,524.26    336,000.00
6627159889          P        SF                80             9    20001201        20301101         4,119.67    512,000.00
6628188614          P        SF              48.8         7.875    20010101        20301201         7,250.70  1,000,000.00
6628276385          P        SF                90         8.375    20010101        20301201         2,599.45    342,000.00
6630436027          P        PD              32.1         7.875    20001201        20301101         2,733.52    377,000.00
6635482604          P        CO              36.4         8.375    20001201        20301101         2,280.22    300,000.00
6635825893          P        2F                80          8.25    20001201        20301101         3,545.98    472,000.00
6638868189          P        SF                80         8.375    20010101        20301201         4,469.23    588,000.00
6642358938          P        CO                80         8.375    20010101        20301201         2,468.72    324,800.00
6642590811          P        PD                80           8.5    20001201        20301101         3,174.42    412,844.00
6644576487          P        SF                80           8.5    20001201        20301101         4,459.70    580,000.00
6646655131          P        SF              72.3         7.875    20001201        20301101         2,610.25    360,000.00
6647732525          S        PD              72.7         8.125    20001201        20301101         2,969.99    400,000.00
6648701099          P        PD                80         7.875    20010101        20301201         3,074.30    424,000.00
6648794193          P        CO                80          8.25    20001201        20301101         3,840.48    511,200.00
6651666213          P        PD                80         7.875    20001201        20301101         5,800.56    800,000.00
6652139889          P        SF              48.6             8    20001201        20301101         2,201.30    300,000.00
6654355772          P        SF              78.7         8.125    20001201        20301101         2,279.47    307,000.00
6654587218          P        SF                80           8.5    20010101        20301201         2,460.53    320,000.00
6654631172          P        SF                80          8.25    20010101        20301201         3,155.32    420,000.00
6659219619          P        PA              69.9         8.125    20001201        20301101         2,257.20    304,000.00
6659579525          P        PD              67.7             8    20010101        20301201         2,979.09    406,000.00
6672756027          P        SF                80             8    20001201        20301101         2,083.90    284,000.00
6675041872          P        SF              79.6         8.375    20001201        20301101         3,420.33    450,000.00
6676292854          P        SF              49.2          8.25    20001201        20301101         2,441.62    325,000.00
6677080712          P        SF                80         8.125    20001201        20301101         2,554.20    344,000.00
6677426964          P        SF                90         8.375    20001201        20301101         2,496.84    328,500.00
6677527225          S        CO                80         8.125    20010101        20301201         2,315.85    311,900.00
6678307312          P        PD              61.5          8.25    20001201        20301101         2,817.26    375,000.00
6678819381          P        SF                78         7.875    20001201        20301101         2,320.23    320,000.00
6681441769          P        PA              63.3          8.25    20010101        20301201         2,141.11    285,000.00
6681920861          P        SF                75             9    20010101        20301201         5,640.41    701,000.00
6682175812          P        SF                80         8.375    20001201        20301101         2,705.86    356,000.00
6684814889          P        SF              79.8         8.125    20001201        20301101         4,454.99    600,000.00
6687574936          P        SF                80          8.25    20001201        20301101         3,479.87    463,200.00
6689130885          P        SF                80          8.25    20010101        20301201         2,494.21    332,000.00
6689751342          P        SF                80          8.75    20001201        20301101         3,367.08    428,000.00
6691616541          P        SF                80          8.25    20001201        20301101         4,116.95    548,000.00
6694522332          P        CO              62.9          8.25    20001201        20301101         2,291.37    305,000.00
6694789428          P        PD                80             8    20001201        20301101         2,471.32    336,800.00
6697848569          P        SF                80         8.375    20001201        20301101         2,955.17    388,800.00
6699579584          P        SF                80         7.875    20001201        20301101         2,291.22    316,000.00
6705581160          P        SF                80             8    20001201        20301101         2,876.36    392,000.00
6709349317          P        SF                80         8.125    20001201        20301101         2,334.42    314,400.00
6709695875          S        SF              78.4         8.375    20001201        20301101         3,040.29    400,000.00
6710293686          P        SF                80          8.25    20001201        20301101         2,560.32    340,800.00
6710672079          P        SF                80          8.25    20010101        20301201         2,235.77    297,600.00
6712356119          P        SF                90          8.75    20001201        20301101         2,832.13    360,000.00
6713289210          P        SF              89.2             8    20001201        20301101         2,311.36    315,000.00
6713963699          P        PD              58.3             8    20001201        20301101         5,136.36    700,000.00
6717628959          P        CP              79.5             9    20001201        20301101         2,527.87    314,168.00
6720892709          P        PD              54.6          8.25    20010101        20301201         2,411.57    321,000.00
6721823570          P        PD                80             8    20001201        20301101         3,601.32    490,800.00
6723198732          P        SF                80          8.25    20010101        20301201         2,103.55    280,000.00
6726076794          P        SF                77          8.25    20001201        20301101         4,310.40    573,750.00
6728620359          P        SF                80         8.375    20001201        20301101         3,435.53    452,000.00
6729319985          S        SF              51.3          8.25    20010101        20301201         3,005.07    400,000.00
6733531344          P        SF                80         8.125    20010101        20301201         2,560.14    344,800.00
6736197804          P        PD              61.3         7.875    20001201        20301101         4,531.69    625,000.00
6737636636          P        PD                80          8.25    20001201        20301101         2,343.96    312,000.00
6739395173          P        SF                80          8.25    20010101        20301201         2,975.02    396,000.00
6740126112          P        SF              72.7           8.5    20001201        20301101         2,229.85    290,000.00
6741697376          P        SF                77             8    20001201        20301101         2,348.05    320,000.00
6742286831          P        PA                68             8    20001201        20301101         2,164.61    295,000.00
6749019185          P        SF                80         7.875    20001201        20301101         4,495.44    620,000.00
6749268295          P        SF                80          8.25    20001201        20301101         3,205.66    426,700.00
6751462018          P        SF                80          8.25    20001201        20301101         4,056.84    540,000.00
6751765899          S        PD              62.8         8.125    20010101        20301201         4,454.99    600,000.00
6752690641          P        SF                75         8.625    20001201        20301101         2,333.37    300,000.00
6752788064          P        SF                73           8.5    20000801        20300701           990.49    279,000.00
6755938682          P        SF                80             8    20001201        20301101         3,580.78    488,000.00
6757036675          P        SF                80           8.5    20001201        20301101         3,137.17    408,000.00
6759054494          P        PD                80             8    20001201        20301101         2,377.40    324,000.00
6759894220          P        SF                80         7.875    20001201        20301101         3,972.66    547,900.00
6761526976          P        SF              15.2         8.375    20001201        20301101         3,040.29    400,000.00
6763946776          P        PD                80         7.875    20001201        20301101         4,321.42    596,000.00
6765996407          P        SF              64.9         8.375    20001201        20301101         2,318.23    305,000.00
6766115395          P        PD                80          7.75    20010101        20301201         2,061.40    287,738.00
6766521907          P        SF                80          8.25    20001201        20301101         3,768.36    501,600.00
6766681453          P        SF              74.9         8.125    20001201        20301101         2,531.92    341,000.00
6767791657          P        CO                80           8.5    20001101        20301001         3,124.10    406,300.00
6769006765          P        PD                80          8.25    20010101        20301201         3,455.83    460,000.00
6769940039          P        SF                80         8.125    20001201        20301101         2,791.79    376,000.00
6772917230          P        PD              78.1          8.25    20001201        20301101         2,629.44    350,000.00
6773668832          P        SF                80          8.25    20010101        20301201         3,239.47    431,200.00
6774738048          P        SF              72.9             8    20010101        20301201         2,568.18    350,000.00
6775073643          P        SF              70.4         8.375    20001201        20301101         2,888.28    380,000.00
6777116424          P        SF              58.3         8.375    20001201        20301101         2,660.26    350,000.00
6778591518          P        SF              76.9           8.5    20001201        20301101         2,306.75    300,000.00
6779212270          P        SF              69.3         8.375    20001201        20301101         2,318.23    305,000.00
6781270514          P        PD                80         8.375    20010101        20301201         4,283.01    563,500.00
6781297665          P        SF                80             8    20001201        20301101         2,706.13    368,800.00
6783048942          P        SF                80         8.375    20001201        20301101         2,432.24    320,000.00
6783165662          P        SF                75         8.125    20001201        20301101         2,505.93    337,500.00
6785860070          P        PD                80         7.625    20010101        20301201         2,689.62    380,000.00
6792182963          P        SF                80          8.25    20010101        20301201         4,008.76    533,600.00
6793027605          P        SF              48.4         7.875    20001201        20301101         3,262.82    450,000.00
6795515052          P        SF                80          8.75    20010101        20301201         2,265.70    288,000.00
6796086301          P        PA                70         8.375    20001201        20301101         2,326.59    306,100.00
6796448733          P        SF              79.7          8.25    20001201        20301101         4,294.04    571,573.00
6797159701          P        SF                80          8.25    20001201        20301101         2,202.72    293,200.00
6798935794          P        SF                80         8.125    20010101        20301201         2,197.80    296,000.00
6800627926          P        SF                80          8.25    20001201        20301101         2,380.02    316,800.00
6800746809          P        PD                80             8    20001201        20301101         2,122.05    289,200.00
6801745008          P        PA                75             8    20010101        20301201         2,817.66    384,000.00
6803310611          P        PD                80          8.25    20001201        20301101         2,259.81    300,800.00
6817017418          P        PD              57.5          8.25    20001201        20301101         2,253.80    300,000.00
6820843214          P        CO                80         8.125    20001201        20301101         2,542.32    342,400.00
6824373432          P        SF                80           8.5    20001201        20301101         3,413.98    444,000.00
6826416908          P        SF                80         8.625    20001201        20301101         2,731.60    351,200.00
6826462225          P        SF              50.1             8    20010101        20301201         2,201.30    300,000.00
6830806292          P        SF                80         8.125    20001101        20301001         3,623.39    488,000.00
6834149772          P        SF              67.8             8    20001201        20301101         4,475.97    610,000.00
6836808177          S        PD              56.6           8.5    20001201        20301101         4,352.06    566,000.00
6838864046          P        PD              79.8         8.625    20001201        20301101         2,451.99    315,250.00
6839279830          I        SF                50         8.375    20001201        20301101         2,470.24    325,000.00
6839597793          P        SF                80           8.5    20001201        20301101         2,395.94    311,600.00
6842379049          P        SF              46.9         7.875    20001201        20301101         2,262.22    312,000.00
6846400056          P        CO                95          8.25    20010101        20301201         2,147.79    285,888.00
6850818532          P        SF              49.5           8.5    20001201        20301101         7,612.25    990,000.00
6851280666          P        SF              54.2         8.375    20001201        20301101         2,470.24    325,000.00
6852003760          P        SF                80         8.375    20001201        20301101         3,070.70    404,000.00
6852493003          P        SF              40.9         7.875    20001201        20301101         3,262.82    450,000.00
6857394131          P        PD                80          8.25    20001201        20301101         3,774.37    502,400.00
6858096370          P        PD              64.4         8.375    20001201        20301101         2,690.66    354,000.00
6860081923          P        SF                80         8.625    20001201        20301101         2,146.70    276,000.00
6860349627          P        CH                70         8.375    20001201        20301101         4,469.23    588,000.00
6863911365          P        SF              60.7          8.25    20001201        20301101         5,018.47    668,000.00
6865359704          P        SF                80         8.125    20001201        20301101         2,150.28    289,600.00
6866372037          P        SF                80             8    20001201        20301101         4,108.35    559,900.00
6868083459          I        CO              55.3         8.375    20001201        20301101         2,584.25    340,000.00
6869669710          P        PD                80          8.25    20001201        20301101         3,239.47    431,200.00
6871671316          I        SF              34.6         8.375    20001201        20301101         2,432.24    320,000.00
6872251373          P        PD                80         7.875    20001201        20301101         2,595.49    357,964.00
6873491317          P        SF              73.2           8.5    20001201        20301101         2,306.75    300,000.00
6874456954          P        SF                80          8.25    20001201        20301101         2,686.53    357,600.00
6875118843          P        PA                80         8.125    20001201        20301101         2,423.52    326,400.00
6875428655          P        CO                75         8.625    20001201        20301101         2,945.88    378,750.00
6875444231          S        SF                80             8    20010101        20301201         2,171.95    296,000.00
6875944750          P        SF                80           8.5    20001201        20301101         3,321.71    432,000.00
6878039160          P        SF                80          8.25    20001201        20301101         2,884.27    383,920.00
6878265864          P        PA                80         8.125    20001201        20301101         2,286.90    308,000.00
6878417275          P        PD                80          8.25    20001201        20301101         3,003.31    399,765.00
6878756383          P        SF              35.1             8    20001201        20301101         2,524.16    344,000.00
6879937933          P        SF                80         7.875    20001201        20301101         2,233.22    308,000.00
6881306002          P        SF                80          8.25    20001201        20301101         5,228.82    696,000.00
6882474304          S        CO                80          8.25    20010101        20301201         2,584.36    344,000.00
6884891455          S        SF              37.4         8.125    20001201        20301101         7,424.98  1,000,000.00
6885628419          P        PD                80             8    20001201        20301101         2,127.92    290,000.00
6886935979          P        PD                80         8.375    20001201        20301101         3,192.31    420,000.00
6886998662          P        SF                80          8.25    20001201        20301101         2,975.02    396,000.00
6887356241          P        PD                90             8    20001201        20301101         4,127.43    562,500.00
6888598130          P        CO                80          8.25    20001201        20301101         3,395.73    452,000.00
6888919211          P        PD                95         8.125    20001201        20301101         2,221.93    299,250.00
6890749150          P        SF                80         7.875    20010101        20301201         2,117.21    292,000.00
6893010550          P        SF              36.8         9.125    20001201        20301101         3,970.53    488,000.00
6893971975          P        PA                80           8.5    20001201        20301101         2,552.80    332,000.00
6894263166          P        PA                80         8.125    20001201        20301101         2,108.70    284,000.00
6898697104          P        CO                80         8.375    20010101        20301201         2,198.51    289,250.00
6901047339          P        SF              37.1         7.875    20010101        20301201         4,712.96    650,000.00
6903088448          P        SF                89             8    20001201        20301101         2,073.44    282,575.00
6904599146          P        PD                80          8.25    20001201        20301101         2,523.58    335,910.00
6905476971          P        2F              58.7          8.25    20010101        20301201         7,512.67  1,000,000.00
6906090144          P        SF                80         7.875    20001201        20301101         2,349.23    324,000.00
6907183948          P        SF                80         8.125    20001101        20301001         3,237.29    436,000.00
6912862254          P        CO                80         7.875    20001201        20301101         2,024.40    279,200.00
6913447725          P        2F                50         8.125    20001201        20301101         3,619.68    487,500.00
6916306225          P        SF              71.1          8.75    20001201        20301101         2,517.45    320,000.00
6916603274          P        SF              74.7          8.25    20001201        20301101         4,883.24    650,000.00
6918361319          P        PD              68.9             8    20001201        20301101         2,384.74    325,000.00
6918642346          P        SF                80             8    20001201        20301101         4,608.05    628,000.00
6918708519          P        SF              68.9         7.875    20001201        20301101         3,371.58    465,000.00
6918816437          P        SF              94.6           8.5    20001201        20301101         2,306.75    300,000.00
6919465465          P        SF                75         8.125    20001201        20301101         4,510.68    607,500.00
6920171326          P        SF              69.9         8.125    20001201        20301101         2,361.15    318,000.00
6921523921          P        SF              41.1         7.875    20001201        20301101         2,175.21    300,000.00
6921923824          P        PD                80         8.125    20010101        20301201         4,808.42    647,600.00
6923225244          S        PD                70         7.875    20010101        20301201         4,694.83    647,500.00
6923560764          S        CO              63.8         8.625    20001201        20301101         5,055.64    650,000.00
6924152314          S        CO                75          8.25    20001201        20301101         2,642.59    351,750.00
6924230169          P        PD              63.6         8.375    20001201        20301101         2,812.27    370,000.00
6925879915          P        SF                80          8.25    20010101        20301201         2,404.06    320,000.00
6927186228          P        SF                80           8.5    20001201        20301101         3,241.44    421,560.00
6927732641          S        SF              52.6             8    20001201        20301101         2,421.43    330,000.00
6927981453          P        SF                80          8.25    20001201        20301101         3,876.54    516,000.00
6928518445          P        PD              76.5         7.875    20010101        20301201         4,712.96    650,000.00
6928640959          P        PD                80           7.5    20010101        20301201         1,979.91    283,161.00
6929129424          I        SF              43.9          8.75    20010101        20301201         2,458.44    312,500.00
6929344791          P        SF              53.1         8.125    20001201        20301101         2,520.78    339,500.00
6930139313          P        SF              42.9         8.375    20001201        20301101         4,560.44    600,000.00
6933565894          P        SF                54         8.875    20001201        20301101         4,574.96    575,000.00
6934328094          P        SF              68.4         8.125    20001201        20301101         4,826.24    650,000.00
6935603966          P        SF                80          8.25    20001201        20301101         2,758.66    367,200.00
6935612843          P        SF                75           8.5    20010101        20301201         2,306.75    300,000.00
6937367446          P        SF                80         7.875    20001201        20301101         3,770.37    520,000.00
6938744395          P        SF                70         8.125    20001201        20301101         4,157.99    560,000.00
6939777774          P        SF              52.9          8.25    20001201        20301101         3,380.70    450,000.00
6940134833          P        SF              66.2          8.25    20001201        20301101         3,530.96    470,000.00
6942084424          P        SF                80          7.75    20001201        20301101         2,378.49    332,000.00
6942606218          P        PD                78          8.25    20001201        20301101         3,418.27    455,000.00
6945000393          P        SF                80          8.25    20000801        20300701         2,343.96    312,000.00
6945329677          P        SF                80          8.25    20001201        20301101         4,561.70    607,200.00
6946149074          P        SF              45.9          8.25    20001201        20301101         3,380.70    450,000.00
6946154736          P        SF              61.8          8.25    20001201        20301101         3,177.86    423,000.00
6946336077          P        SF              84.5             8    20010101        20301201         2,326.04    317,000.00
6948420218          P        SF                80          8.25    20010101        20301201         2,223.75    296,000.00
6948663809          P        SF              71.8         8.125    20001201        20301101         2,079.00    280,000.00
6950362209          I        CO                75          8.25    20010101        20301201         2,250.80    299,600.00
6952949938          I        CO                80         9.125    20001201        20301101         2,603.63    320,000.00
6956725839          P        SF                80             8    20001201        20301101         2,101.51    286,400.00
6958248400          P        PD              67.7         8.875    20001201        20301101         2,506.29    315,000.00
6959507994          P        SF                80             8    20001201        20301101         3,580.78    488,000.00
6962238728          P        PD              53.8          8.25    20010101        20301201         2,491.96    331,700.00
6963266413          P        CO                80             8    20001201        20301101         2,248.26    306,400.00
6963576449          P        SF              64.6           8.5    20001201        20301101         2,306.75    300,000.00
6964780925          P        SF                80          8.25    20001201        20301101         2,866.84    381,600.00
6969058582          P        CH              31.8          8.25    20001201        20301101         2,629.44    350,000.00
6970165434          P        SF                80         8.375    20001201        20301101         3,344.32    440,000.00
6971030736          S        SF                75          8.25    20001201        20301101         3,589.18    477,750.00
6971442691          P        SF                50          8.25    20001201        20301101         2,629.44    350,000.00
6971588535          P        SF              58.3             8    20001201        20301101         3,637.20    495,689.00
6973204156          P        PD                76         8.375    20001201        20301101         7,600.73  1,000,000.00
6975500916          P        PD              79.5          8.25    20001201        20301101         3,005.07    400,000.00
6975954915          P        4F                80           8.5    20010101        20301201         4,367.43    568,000.00
6976589264          P        SF              35.8         8.375    20001201        20301101         2,513.94    330,750.00
6978370119          P        PD                80         8.125    20001201        20301101         3,410.75    459,362.00
6983382992          P        2F                80         8.625    20001101        20301001         3,111.16    400,000.00
6983537751          I        SF                75         8.375    20001201        20301101         2,593.76    341,251.00
6986940887          P        SF              54.9           8.5    20001201        20301101         2,279.83    296,500.00
6987030969          P        PA              77.5         7.875    20001201        20301101         2,247.72    310,000.00
6987644975          P        SF              78.5          8.75    20001201        20301101         2,635.45    335,000.00
6987932396          P        SF              74.6         8.375    20010101        20301201         3,230.31    425,000.00
6987954135          P        SF                80           8.5    20001201        20301101         2,399.02    312,000.00
6988829005          P        SF              66.4          8.25    20001201        20301101         2,869.84    382,000.00
6988943681          P        SF                80          7.75    20001201        20301101         2,120.59    296,000.00
6990687375          P        SF              59.8          8.25    20001201        20301101         2,779.69    370,000.00
6991677490          P        CO                80         8.125    20001201        20301101         2,667.05    359,200.00
6991922706          P        PD                80           8.5    20010101        20301201         2,522.04    328,000.00
6994454699          P        PD                85          8.25    20010101        20301201         2,151.69    286,407.00
6999331116          P        SF                80         8.125    20001201        20301101         4,068.89    548,000.00
6999800425          P        CH                80         8.375    20010101        20301201         2,736.27    360,000.00






TABLE (CONTINUED)

LOAN             SCHED.        LOAN            APPRAISAL    DOC        PMI     REM
NUMBER           UPB           PURP.           VALUE        TYPE       CODE    TERM       FICOSC
------------------------------------------------------------------------------------------------
0023883515       277,227.58    REFINO           347,000    Standard            359        712
0023952211       448,194.17     PURCH           650,000    Standard            353        607
0028457711       471,890.12     PURCH           591,000    Standard            358        702
0028517795       347,310.82     PURCH           436,000    Reduced             359        760
0028560969       290,314.76     PURCH           390,000    Standard            359        718
0028620011       328,779.24     PURCH           432,000    Standard            359        749
0028668713       291,635.75     PURCH           367,000    Standard            358        773
0028674547       289,995.28     PURCH           368,000    Standard            359        788
0028681955       579,276.48     PURCH           740,000    Reduced             358        756
0028706125       298,733.09     PURCH           375,000    Standard            353        717
0028711687       399,501.02     PURCH           590,000    Reduced             358        777
0028716991       350,918.55     PURCH           443,500    Standard            355        670
0028724417       319,490.88     PURCH           400,000    Standard            359        780
0028747152       348,924.71     PURCH           560,000    Standard            355        684
0028858355       432,137.51     PURCH           588,000    Standard            339        745
0028877199       294,413.86     PURCH           510,000    Standard            358        726
0028879369       399,248.91     PURCH         1,105,000    Standard            357        783
0028880664       278,812.80     PURCH           310,000    Standard    01      359        730
0028880722       399,488.11     PURCH           750,000    Reduced             358        758
0028901056       346,256.30     PURCH           435,000    Standard            358        810
0028903144       453,178.67    REFINO           570,000    Standard            349        763
0028904332       328,639.52     PURCH           420,000    Reduced             358        731
0028907798       324,267.04     PURCH           406,500    Standard            358        750
0028913085       430,819.13     PURCH           545,000    Reduced             358        777
0028914703       433,808.73     PURCH           543,000    Standard            359        716
0028915528       364,778.89     PURCH           535,000    Standard            359        773
0028915601       282,640.47     PURCH           365,000    Reduced             357        688
0028915742       607,592.04     PURCH           760,000    Reduced             359        744
0028919223       359,776.24    REFINO           450,000    Reduced             359        670
0028919603       649,606.23     PURCH           859,000    Reduced             359        659
0028920254       310,347.28     PURCH           345,000    Standard    06      359        809
0028922714       296,788.67     PURCH           340,000    Reduced     01      359        762
0028923340       294,876.29     PURCH           320,000    Standard    06      358        721
0028925725       325,372.31     PURCH           410,000    Reduced             358        698
0028926327       459,742.11    REFINO           575,000    Standard            359        621
0028926459       783,512.70     PURCH           985,000    Reduced             359        742
0028929487       479,369.89     PURCH           600,000    Standard            358        757
0028930295       453,660.53     PURCH           650,000    Standard            359        802
0028931285       399,769.86     PURCH           950,000    Standard            359        766
0028932176       311,795.90     PURCH           400,000    Standard            359        740
0028932911       334,214.30    REFINO           400,000    Reduced     11      358        726
0028932960       281,429.40     PURCH           352,000    Reduced             359        745
0028932994       565,248.45     PURCH           710,000    Reduced             359        772
0028933125       281,824.72     PURCH           470,000    Standard            359        748
0028934644       471,380.39     PURCH           615,000    Reduced             358        795
0028935971       372,118.56     PURCH           466,000    Standard            359        772
0028935989       360,769.81    REFINO           460,000    Reduced             359        685
0028936458       503,170.64     PURCH           630,000    Standard            359        787
0028937712       294,191.18     PURCH           332,000    Standard    11      358        675
0028938132       329,955.14     PURCH           415,000    Reduced             358        715
0028939155       398,675.97     PURCH           499,000    Reduced             358        748
0028940294       285,125.22     PURCH           302,000    Reduced     12      358        716
0028941680       455,694.03     PURCH           570,000    Reduced             359        789
0028942332       283,471.13     PURCH           380,000    Standard            359        757
0028942928       298,636.37     PURCH           399,500    Standard            358        762
0028943116       349,552.11     PURCH           470,000    Reduced             358        758
0028943389       329,714.23     REFI            505,000    Standard            359        734
0028943405       359,539.30     PURCH           800,000    Standard            358        759
0028943504       330,853.92     PURCH           415,000    Standard            358        686
0028944635       576,080.46     PURCH           725,000    Standard            358        721
0028944650       358,652.04     PURCH           468,000    Reduced             358        793
0028945186       407,491.05     PURCH           510,000    Standard            358        716
0028945202       275,828.45    REFINO           345,000    Reduced             359        775
0028946648       291,268.84     PURCH           371,400    Standard            359        662
0028946812       848,939.68    REFINO         2,500,000    Standard            358        680
0028947588       585,635.76     PURCH           733,000    Standard            359        784
0028947596       341,950.53     PURCH           428,000    Reduced             358        792
0028947604       292,346.21     PURCH           366,000    Reduced             358        789
0028948750       347,448.28     PURCH           435,000    Standard            358        697
0028949063       314,497.02     PURCH           350,000    Reduced     13      358        742
0028949501       350,776.18     PURCH           448,000    Standard            359        722
0028949709       343,581.72     PURCH           430,000    Standard            358        775
0028949840       299,606.17     PURCH           470,000    Standard            358        771
0028950277       459,426.17     PURCH           575,000    Reduced             358        695
0028951762       342,760.80     PURCH           432,000    Standard            358        678
0028952059       429,326.06     PURCH           540,000    Reduced             359        766
0028952646       317,563.39     PURCH           405,000    Standard            358        709
0028953396       286,701.48     PURCH           340,000    Standard    24      354        699
0028954501       328,917.67     PURCH           416,000    Standard            358        767
0028954717       315,495.74     PURCH           370,000    Standard    35      358        739
0028956571       350,034.88     PURCH           552,000    Standard            359        760
0028956738       371,756.66     PURCH           465,000    Standard            359        757
0028956787       552,327.61     REFI            790,000    Reduced             358        742
0028958148       300,415.06     PURCH           401,000    Standard            358        649
0028958403       391,418.46     PURCH           490,000    Standard            358        733
0028958460       373,802.17     PURCH           810,000    Reduced             354        783
0028959401       531,283.70     PURCH           665,000    Reduced             358        711
0028959427       335,099.53     PURCH           420,000    Reduced             358        707
0028961118       749,521.75    REFINO         2,450,000    Standard            359        748
0028961332       349,782.46     PURCH           460,000    Reduced             359        671
0028961753       353,808.08     PURCH           410,000    Reduced     12      358        691
0028962629       492,624.68     PURCH           625,000    Standard            358        661
0028962652       335,796.45     PURCH           420,000    Reduced             359        740
0028963072       305,946.99     PURCH           341,000    Standard    35      358        727
0028963619       295,830.51     PURCH           332,000    Standard    35      358        733
0028963908       331,449.28     PURCH           425,000    Reduced             358        750
0028964153       355,773.37     PURCH           470,000    Standard            355        710
0028964419       407,733.11     PURCH           512,000    Standard            359        772
0028964625       348,525.36     PURCH           490,000    Standard            358        795
0028965036       304,629.15     PURCH           360,000    Standard    12      358        746
0028966323       287,806.76     PURCH           360,000    Standard            359        762
0028966380       303,620.78    REFINO           380,000    Reduced             358        775
0028968964       335,055.60    REFINO           475,000    Standard            358        776
0028969319       289,837.40     PURCH           380,000    Reduced             359        758
0028969863       293,407.94     PURCH           390,000    Standard            359        703
0028969897       315,798.50     PURCH           398,000    Standard            359        754
0028970796       959,387.84    REFINO         1,750,000    Standard            359        791
0028970804       321,497.29     PURCH           366,000    Standard    11      358        653
0028971323       406,676.99     PURCH           515,000    Reduced             358        698
0028971398       279,131.22     PURCH           360,000    Standard            358        694
0028972263       308,608.07     PURCH           388,000    Reduced             359        618
0028973022       277,822.72     PURCH           400,000    Standard            359        768
0028973261       287,707.98     PURCH           360,000    Reduced             358        674
0028973600       275,646.79     PURCH           350,000    Standard            358        694
0028974012       382,184.74    REFINO           515,000    Standard            358        644
0028974442       339,788.67     PURCH           425,000    Reduced             359        720
0028975175       295,613.58     PURCH           370,000    Standard            358        643
0028975423       799,502.75    REFINO         2,800,000    Standard            359        769
0028975514       339,564.87     PURCH           440,000    Standard            358        731
0028975894       299,625.76     PURCH           410,000    Standard            358        786
0028976009       384,735.04     REFI          1,050,000    Reduced             359        686
0028977163       459,714.09     PURCH           600,000    Standard            359        761
0028977825       290,609.77     PURCH           370,000    Standard            359        657
0028978146       279,746.01     PURCH           355,000    Reduced             359        778
0028978401       289,656.34     REFI            400,000    Standard            358        688
0028978872       343,512.44     PURCH           435,000    Standard            358        665
0028979110       326,691.96     PURCH           413,000    Standard            358        779
0028979250       288,257.04     PURCH           331,600    Reduced     12      358        634
0028979615       339,586.58     PURCH           445,000    Standard            358        712
0028979649       335,580.86     PURCH           420,000    Standard            358        785
0028979672       291,616.67     PURCH           365,000    Standard            358        786
0028979987       288,389.79     REFI            385,000    Standard            358        733
0028980092       286,423.52     PURCH           358,500    Standard            358        689
0028980308       534,315.35    REFINO         1,078,000    Reduced             358        759
0028980407       352,371.03     PURCH           400,000    Standard    01      358        748
0028980787       376,529.72     PURCH           565,000    Standard            358        691
0028981926       342,309.10     PURCH           432,000    Reduced             359        728
0028981959       480,806.80     PURCH           615,000    Standard            238        754
0028982197       327,558.37     PURCH           440,000    Standard            358        626
0028982544       307,193.22     PURCH           358,000    Reduced     13      358        772
0028982866       395,822.14     PURCH           500,000    Standard            359        772
0028983781       287,708.74     PURCH           321,000    Standard    13      357        666
0028983922       332,429.03     PURCH           365,000    Reduced     13      358        700
0028984730       318,002.82     PURCH           458,000    Standard            358        761
0028984938       301,660.13     PURCH           385,000    Standard            358        680
0028984987       357,553.41     REFI            712,000    Standard            358        615
0028985000       287,631.44     PURCH           320,000    Standard    06      358        761
0028985760       349,776.81     PURCH           600,000    Reduced             359        700
0028986438       309,807.31     PURCH           360,000    Standard    12      359        699
0028986784       373,556.46     PURCH           474,177    Standard            358        785
0028988061       279,659.54     PURCH           365,000    Reduced             358        726
0028989051       277,144.89     REFI            370,000    Reduced             358        637
0028989390       303,300.71     PURCH           385,000    Standard            358        758
0028989481       348,777.45     PURCH           460,000    Standard            359        741
0028990224       344,341.27     PURCH           383,000    Standard    06      359        642
0028990588       359,527.43     PURCH           580,000    Reduced             358        778
0028990612       598,817.91     PURCH           749,000    Reduced             359        726
0028990646       315,593.42     PURCH           360,000    Standard    35      359        726
0028990695       368,250.93     PURCH           465,000    Standard            359        774
0028990711       603,614.85     PURCH           775,000    Reduced             359        762
0028990836       419,448.66     PURCH           600,000    Reduced             358        667
0028991016       609,199.24    REFINO           800,000    Reduced             358        774
0028991024       288,320.68    REFINO           330,000    Reduced     13      359        704
0028992055       327,790.84     PURCH           410,000    Standard            359        787
0028992337       281,679.26     PURCH           354,000    Standard            359        787
0028992352       299,803.76     PURCH           375,000    Reduced             359        717
0028992386       399,763.84     PURCH           475,000    Reduced     01      359        767
0028993749       303,696.05     PURCH           381,000    Standard            359        676
0028994747       308,234.79     PURCH           386,000    Reduced             357        669
0028994887       431,302.98     PURCH           550,000    Reduced             359        802
0028994895       349,771.05    REFINO           775,000    Reduced             359        724
0028995561       649,616.25     PURCH           850,000    Reduced             359        739
0028995652       349,771.05     REFI            510,000    Reduced             359        689
0028996288       304,590.24     PURCH           381,000    Standard            359        774
0028996379       298,930.29     PURCH           315,000    Standard    35      358        696
0028996502       296,808.70     PURCH           475,000    Reduced             359        765
0028997054       287,806.75     PURCH           370,000    Standard            359        761
0028997153       327,811.29    REFINO           410,000    Reduced             359        777
0028997476       359,764.51     PURCH           450,000    Reduced             359        727
0028997526       324,198.37     PURCH           406,000    Standard            359        690
0028997989       287,062.09     PURCH           387,000    Standard            359        748
0028998193       280,390.71     PURCH           351,000    Reduced             358        679
0028999761       442,251.93    REFINO         1,200,000    Reduced             359        801
0029000247       351,763.82     PURCH           440,000    Reduced             359        789
0029000544       299,793.54     REFI          1,046,000    Reduced             359        784
0029000593       430,103.80     PURCH           538,000    Standard            359        636
0029000783       475,688.63     PURCH           595,000    Reduced             359        654
0029001179       391,730.22     PURCH           495,000    Standard            359        755
0029001450       345,672.72     PURCH           435,000    Standard            359        761
0029001476       384,304.78    REFINO           482,000    Standard            359        720
0029001716       351,769.73     PURCH           440,000    Reduced             359        704
0029002201       469,120.70     PURCH           706,000    Reduced             358        766
0029002250       350,776.18     PURCH           400,000    Reduced     11      359        760
0029002656       586,559.93     PURCH           740,000    Standard            356        671
0029002789       309,412.99    REFINO           388,000    Standard            357        689
0029003266       610,711.85     PURCH           765,000    Standard            357        790
0029003332       311,678.46     PURCH           347,000    Standard    06      357        620
0029003514       395,237.22     PURCH           495,000    Standard            357        688
0029003795       293,048.69     PURCH           367,000    Standard            357        790
0029003852       335,558.92     PURCH           950,000    Standard            358        745
0029003902       275,828.00     PURCH           346,645    Standard            355        643
0029003985       299,625.76    REFINO           375,000    Standard            358        680
0029004918       280,916.12     PURCH           352,000    Standard            359        778
0029005105       447,706.94     PURCH           560,000    Standard            359        645
0029005329       309,490.15     PURCH           365,000    Standard    06      356        768
0029005394       347,138.14     PURCH           387,000    Standard    06      358        695
0029005402       331,691.79     PURCH           420,000    Standard            357        748
0029005428       358,263.13     REFI            650,000    Standard            357        669
0029005923       499,036.90     PURCH           730,000    Standard            357        771
0029005949       457,044.19     PURCH           573,000    Standard            357        668
0029005998       449,176.34     PURCH           563,000    Standard            357        764
0029006079       283,466.71     PURCH           355,000    Standard            357        701
0029006129       321,195.74    REFINO           415,000    Standard            357        764
0029006293       299,148.38     PURCH           340,000    Standard    01      357        768
0029006517       384,481.62     PURCH           490,000    Standard            358        717
0029006533       495,068.66    REFINO           620,000    Standard            357        652
0029006673       506,547.06    REFINO           725,000    Standard            357        766
0029006715       374,427.42     REFI            500,000    Standard            357        695
0029006764       285,144.39     PURCH           358,000    Standard            357        684
0029006806       334,093.47     PURCH           420,000    Standard            358        728
0029006822       339,617.36     PURCH           430,000    Standard            358        681
0029006855       359,324.01     REFI            612,500    Standard            357        743
0029006897       335,365.08     REFI            448,500    Standard            357        798
0029006939       378,487.97     PURCH           474,000    Standard            357        646
0029006962       398,689.45     PURCH           500,000    Standard            357        796
0029006988       295,640.10     PURCH           370,000    Reduced             358        816
0029007044       323,326.67     PURCH           510,000    Standard            357        726
0029007085       370,474.61     PURCH           580,000    Reduced             358        770
0029007143       302,445.41     PURCH           379,000    Standard            357        811
0029007150       379,501.17     PURCH           773,000    Reduced             358        734
0029007168       287,459.21     PURCH           365,000    Standard            357        630
0029007176       278,568.14     PURCH           354,000    Standard            357        727
0029007291       289,408.40     PURCH           305,000    Reduced     01      358        771
0029007333       649,574.80     PURCH         1,600,000    Standard            359        780
0029007341       297,588.50     PURCH           380,000    Reduced             358        757
0029007374       319,383.62     PURCH           495,000    Standard            357        762
0029007390       492,408.00     PURCH           685,000    Reduced             358        696
0029007408       367,504.51     PURCH           460,000    Standard            358        639
0029007416       359,326.53     PURCH           405,000    Reduced     01      358        770
0029007440       291,437.55     PURCH           372,000    Reduced             357        741
0029007499       325,989.75     PURCH           420,000    Standard            356        760
0029007556       453,103.42     PURCH           567,000    Standard            359        719
0029008919       331,788.29     PURCH           415,000    Standard            359        704
0029009370       454,037.84     PURCH           570,000    Reduced             358        748
0029009420       278,394.18     PURCH           329,000    Reduced     01      357        695
0029009453       399,076.04     PURCH           500,000    Standard            357        655
0029009537       489,323.35     PURCH           644,000    Reduced             358        773
0029009552       349,625.25     PURCH           499,000    Standard            357        736
0029009560       649,168.19     REFI          1,400,000    Reduced             358        761
0029009578       519,048.22     PURCH           665,000    Reduced             357        735
0029009610       287,649.81    REFINO           365,000    Standard            358        750
0029009636       309,582.60    REFINO           625,000    Standard            358        698
0029009685       342,355.94     PURCH           392,500    Reduced     01      357        742
0029009693       383,742.34     PURCH           480,000    Standard            359        724
0029009727       365,084.32     PURCH           700,000    Reduced             359        790
0029009784       440,704.10    REFINO           935,000    Standard            359        718
0029010097       428,115.28     PURCH           536,000    Reduced             358        740
0029010139       317,453.50     PURCH           400,000    Reduced             358        704
0029010212       320,449.74     PURCH           405,000    Reduced             358        727
0029010220       454,732.03     PURCH           570,000    Reduced             358        729
0029010238       510,029.58     PURCH           638,436    Reduced             358        770
0029011723       551,648.01     PURCH           690,000    Reduced             359        764
0029011830       511,673.51     PURCH           650,000    Standard            359        651
0029012291       393,895.27     PURCH           493,000    Standard            358        798
0029012333       284,653.47    REFINO           361,000    Reduced             358        742
0029012374       305,896.00     PURCH           370,000    Standard    24      357        665
0029012424       575,262.76     PURCH           725,000    Standard            358        704
0029012507       484,379.34     PURCH           840,000    Reduced             358        770
0029012622       424,475.71     REFI            835,000    Reduced             358        701
0029012648       399,447.63     PURCH           506,000    Standard            358        776
0029012663       343,936.28    REFINO           648,000    Standard            358        718
0029012788       413,579.29     PURCH           525,000    Standard            359        714
0029013406       411,730.49     PURCH           525,000    Standard            359        757
0029013562       304,790.10     PURCH           475,000    Reduced             359        739
0029014867       949,378.56    REFINO         1,574,000    Standard            359        763
0029015146       415,713.71     PURCH           523,000    Reduced             359        744
0029015237       399,717.68     PURCH           950,000    Standard            359        743
0029015567       359,370.69     PURCH           475,000    Standard            359        740
0029015765       649,574.81    REFINO           830,000    Standard            359        718
0029016045       467,701.57     PURCH           585,000    Reduced             359        732
0029016318       355,778.72    REFINO           445,000    Standard            359        622
0029016490       331,841.19     PURCH           440,000    Standard            359        811
0029017688       358,282.82    REFINO           478,000    Reduced             359        682
0029018298       499,712.33    REFINO         1,100,000    Reduced             359        679
0029019429       311,401.30     PURCH           440,000    Standard            359        764
0029019452       429,711.48     PURCH           582,000    Standard            359        763
0029019528       360,975.50     PURCH           463,000    Standard            359        695
0029021672       324,792.76     REFI            450,000    Standard            359        741
0029021987       374,748.38     PURCH           750,000    Standard            359        716
0029022860       320,212.82     PURCH           401,000    Reduced             357        698
0029023066       416,263.33     PURCH           650,000    Reduced             359        743
0029023256       321,909.72     PURCH           465,000    Standard            357        732
0029023603       335,780.20     PURCH           420,000    Standard            359        700
0029024254       301,166.79     PURCH           335,000    Standard    01      359        767
0029024866       639,591.89    REFINO           800,000    Reduced             359        773
0029025632       359,781.91     PURCH           495,000    Reduced             359        710
0029026424       379,751.43     PURCH           475,000    Reduced             359        745
0029026846       471,666.86     PURCH           590,000    Standard            359        783
0029026861       329,389.83     PURCH           420,000    Reduced             359        706
0029026879       364,755.09    REFINO           480,000    Standard            359        719
0029026945       458,381.99     PURCH           580,000    Reduced             358        767
0029027026       275,481.75     PURCH           345,000    Reduced             357        764
0029027125       297,027.57     PURCH           425,000    Reduced             358        786
0029027158       509,292.34     PURCH           725,000    Reduced             358        661
0029027224       422,987.83     PURCH           535,000    Reduced             356        691
0029027281       296,420.18     PURCH           371,000    Reduced             358        764
0029027323       464,148.89     PURCH           930,000    Reduced             357        715
0029027380       323,406.98    REFINO           422,000    Standard            357        748
0029027398       323,798.62     PURCH           405,000    Standard            359        778
0029027455       291,430.97     PURCH           325,000    Reduced     01      357        793
0029027505       498,993.39     REFI            872,000    Reduced             358        728
0029028735       521,241.04     PURCH           652,000    Reduced             359        751
0029029923       315,793.28     PURCH           400,000    Standard            359        763
0029030228       347,482.72     PURCH           445,000    Reduced             358        626
0029030517       325,774.77     PURCH           371,000    Standard    11      358        683
0029030673       334,199.40     PURCH           420,000    Standard            358        720
0029030806       441,729.26     PURCH           600,000    Reduced             358        685
0029030863       296,240.36     PURCH           380,000    Standard            358        758
0029030913       359,515.27     PURCH           522,000    Reduced             358        725
0029031051       374,544.03     PURCH           585,000    Standard            358        755
0029031101       468,458.64    REFINO           625,000    Standard            359        704
0029031119       439,712.18     PURCH           635,000    Reduced             359        738
0029031218       288,690.59     PURCH           364,000    Standard            358        649
0029031325       348,364.87     PURCH           445,000    Standard            358        666
0029031390       313,128.47     PURCH           340,000    Standard    11      358        649
0029031408       281,820.18     PURCH           355,000    Reduced             359        777
0029031499       288,639.45     REFI            450,000    Standard            358        684
0029031598       598,901.81    REFINO           750,000    Reduced             357        780
0029031663       523,774.24     PURCH           660,000    Standard            359        755
0029031697       370,537.19     PURCH           465,000    Standard            358        726
0029031705       311,590.42     PURCH           390,000    Standard            358        699
0029031721       367,302.86     PURCH           410,000    Reduced     24      358        758
0029031846       319,569.13     PURCH           410,000    Reduced             358        786
0029032026       351,501.69     PURCH           470,000    Standard            358        711
0029032091       275,646.79     PURCH           400,000    Reduced             358        642
0029032182       303,811.05    REFINO           390,000    Standard            359        753
0029032216       373,299.35    REFINO           550,000    Standard            359        689
0029036019       285,908.03     PURCH           320,000    Reduced     01      359        751
0029036456       649,574.81     PURCH           875,000    Standard            359        706
0029038510       303,801.14     PURCH           435,000    Reduced             359        768
0029038825       288,824.92     PURCH           361,271    Standard            359        644
0029038932       406,726.91     PURCH           510,000    Standard            359        688
0029039500       429,304.35     PURCH           537,400    Standard            359        755
0029039898       393,498.92     PURCH           442,000    Standard    06      359        719
0029040797       275,315.15     PURCH           338,000    Standard    11      359        674
0029043247       649,595.99     PURCH           975,000    Standard            359        747
0029045168       276,673.45     PURCH           348,000    Standard            359        768
0029049871       299,049.20     PURCH           375,000    Standard            359        737
0029054129       379,058.14     PURCH           475,000    Standard            359        711
0029056306       321,089.83     PURCH           381,000    Reduced     06      359        721
0029064664       394,650.60     PURCH           440,000    Standard    35      359        741
0029068244       327,785.44    REFINO           445,000    Reduced             359        775
0029068277       346,279.05     PURCH           400,000    Standard    13      359        795
0029072220       314,194.33     PURCH           395,000    Standard            359        732
0029073574       295,011.76     PURCH           369,000    Reduced             359        725
0029089844       351,757.76     PURCH           445,000    Reduced             359        701
0029089877       364,978.01     PURCH           406,000    Standard    24      358        649
0029090255       279,812.12     PURCH           350,000    Standard            359        699
0029090354       299,575.15     PURCH           435,000    Standard            358        737
0029094547       323,563.75     PURCH           410,000    Reduced             358        735
0029094554       430,410.75     PURCH           540,000    Standard            357        778
0029094588       510,648.33    REFINO           700,000    Reduced             359        766
0029094604       294,811.89     REFI            420,000    Reduced             359        749
0029094745       524,638.69    REFINO           660,000    Reduced             359        803
0029097672       434,685.15     PURCH           750,000    Reduced             359        779
0029099884       359,527.41     PURCH           453,000    Reduced             358        773
0029099918       301,603.54     PURCH           380,000    Reduced             358        678
0029100054       336,546.25     PURCH           510,000    Reduced             358        793
0029100179       336,600.63    REFINO           440,000    Reduced             358        718
0029100195       369,781.55     PURCH           480,000    Standard            359        725
0029100658       334,582.09     REFI            397,000    Reduced     11      358        730
0029100674       344,168.91     PURCH           432,000    Reduced             359        776
0029100732       322,294.35     REFI            430,000    Reduced             359        747
0029101052       303,811.05     PURCH           400,000    Standard            359        677
0029101078       402,115.98     PURCH           503,000    Reduced             359        698
0029101094       289,810.29     REFI            390,000    Reduced             359        684
0029101326       435,692.27     PURCH           555,000    Reduced             359        715
0029110343       334,986.25     PURCH           421,000    Reduced             359        740
6007114207       735,000.00     PURCH         1,050,000    Standard            360        830
6013490575       275,333.10     PURCH           290,000    Standard    12      359        668
6014147703       294,307.35     PURCH           312,000    Reduced     12      359        741
6015107813       318,985.82     PURCH           399,000    Reduced             359        748
6015873919       299,777.35     PURCH           810,000    Standard            359        694
6016153956       339,777.58     PURCH           450,000    Standard            359        676
6016707264       319,280.00     PURCH           400,000    Standard            360        651
6017396893       340,792.00     PURCH           468,000    Reduced             360        763
6019808044       999,362.33     PURCH         1,300,000    Standard            359        688
6019844478       359,764.50     PURCH           450,000    Standard            359        765
6021293276       326,550.00     PURCH           347,000    Standard    12      360        667
6024894757       296,000.00     PURCH           380,000    Reduced             360        792
6025268035       299,803.75     PURCH           375,000    Reduced             359        752
6032090802       455,000.00     PURCH           815,000    Standard            360        778
6036317045       343,791.60     PURCH           430,000    Reduced             359        705
6037170666       289,565.23     PURCH           308,000    Standard    12      359        650
6040651850       650,000.00     REFI          2,250,000    Standard            360        784
6049551176       308,802.96     PURCH           501,000    Standard            359        761
6051797857       280,000.00     PURCH           350,000    Standard            360        688
6053166390       290,900.00     PURCH           454,500    Standard            360        645
6053359888       770,000.00     PURCH         1,110,000    Standard            360        798
6054489668       499,697.10     PURCH           700,000    Reduced             359        774
6057116318       592,000.00     PURCH           745,000    Standard            360        714
6060687016       995,348.47     PURCH         1,315,000    Standard            359        733
6061936016       539,628.37     PURCH           690,000    Standard            359        707
6063913211       539,637.67     PURCH           680,000    Reduced             359        755
6066920767       414,742.05     PURCH           800,000    Reduced             359        737
6067342797       499,689.21     PURCH           625,000    Reduced             359        770
6069566328       362,050.00     PURCH           402,500    Standard    13      360        680
6069850417       347,955.53     PURCH           436,000    Reduced             359        746
6071904996       296,238.09     PURCH           312,000    Reduced     12      359        634
6073461094       284,313.89     PURCH           355,650    Standard            359        701
6073536168       499,655.90     PURCH           900,000    Reduced             359        766
6075694015       757,516.64     PURCH         1,011,000    Standard            359        790
6076238572       564,648.82    REFINO           790,000    Reduced             359        724
6077033360       299,250.00     PURCH           320,000    Standard    12      360        755
6080596304       390,151.05     PURCH           488,000    Standard            359        798
6081875822       314,788.64     PURCH           500,000    Standard            359        809
6083413283       295,726.43     PURCH           375,000    Reduced             359        762
6084239729       360,000.00     PURCH           450,000    Reduced             360        748
6086388458       528,000.00     PURCH           660,000    Standard            360        745
6089360181       415,720.86     PURCH           520,000    Standard            359        726
6091023546       323,813.59     PURCH           785,000    Standard            359        782
6095289960       499,891.43     PURCH           626,000    Standard            358        638
6098618629       367,746.74     PURCH           460,000    Standard            359        640
6102926380       314,400.00     PURCH           393,000    Reduced             360        725
6104084790       391,650.28     PURCH           490,000    Standard            359        697
6104740284       314,983.08     PURCH           394,000    Reduced             359        727
6110315386       299,813.53     PURCH           375,000    Standard            359        720
6114120519       407,765.26     PURCH           530,000    Standard            359        634
6114606525       439,726.51     PURCH           875,000    Standard            359        793
6116417392       384,000.00     PURCH           505,000    Standard            360        648
6119048285       291,009.51     PURCH           364,000    Standard            359        638
6128256804       400,000.00     REFI            800,000    Standard            360        797
6128646749       346,161.60     PURCH           433,000    Reduced             359        708
6129823818       294,816.63     PURCH           375,000    Reduced             359        770
6136773378       462,912.09     PURCH           579,000    Reduced             359        753
6137918956       381,000.00     PURCH           557,000    Reduced             360        747
6138734030       275,324.32     PURCH           290,000    Standard    12      359        765
6143944459       360,781.30     PURCH           745,000    Standard            359        789
6147167354       417,712.33     PURCH           733,000    Standard            359        765
6157640985       413,729.19     PURCH           700,000    Standard            359        675
6159342739       367,771.26     PURCH           593,000    Reduced             359        726
6161629156       373,761.51     REFI            535,000    Standard            359        688
6162270943       514,895.40     PURCH           690,000    Reduced             359        708
6162338807       819,435.68     PURCH         1,320,000    Standard            359        745
6168831581       350,000.00     PURCH           751,000    Reduced             360        786
6169232904       280,000.00     PURCH           350,000    Reduced             360        757
6170079344       399,751.38     PURCH           625,000    Reduced             359        637
6173474484       298,300.00     PURCH           319,000    Standard    13      360        655
6178749351       287,825.52     PURCH           360,000    Reduced             359        774
6183271920       540,000.00     PURCH           675,000    Standard            360        776
6193743371       354,000.00     PURCH           443,000    Standard            360        799
6194294648       570,000.00     PURCH           840,000    Standard            360        696
6197247817       362,762.54     PURCH           525,000    Standard            359        796
6198030451       388,000.00     PURCH           490,000    Reduced             360        791
6198260470       305,819.34     PURCH           340,000    Standard    06      359        662
6199166718       301,312.60     REFI            402,000    Standard            359        745
6199660041       339,771.87     PURCH           660,000    Standard            359        698
6200679618       389,724.74     PURCH           493,000    Standard            359        686
6203198327       407,000.00    REFINO           562,000    Reduced             360        709
6203643561       295,816.01     PURCH           371,000    Standard            359        694
6205016238       749,483.85     PURCH         1,000,000    Standard            359        757
6205923920       359,770.44    REFINO           450,000    Reduced             359        752
6209491411       416,734.09    REFINO           540,000    Standard            359        615
6213329532       474,000.00    REFINO           600,000    Reduced             360        752
6214603786       467,685.98     PURCH           600,000    Reduced             359        742
6226593678       289,410.55     PURCH           362,000    Standard            359        691
6229973331       649,574.80     PURCH           940,000    Standard            359        782
6242589833       287,834.30     PURCH           320,000    Standard    12      359        726
6246046434       726,400.00     PURCH           910,000    Standard            360        763
6247720763       425,328.60     PURCH           532,000    Standard            359        667
6250568554       383,486.51     PURCH           480,000    Standard            359        680
6252011306       282,569.70     REFI            377,000    Standard            359        652
6255723139       375,772.21     PURCH           485,000    Reduced             359        712
6257219649       419,645.31     PURCH           525,000    Reduced             359        742
6260819286       418,961.47     PURCH           559,000    Standard            359        715
6262316315       494,184.67     PURCH           818,500    Standard            359        688
6263798826       303,815.83     PURCH           546,000    Standard            359        789
6264233641       434,729.62    REFINO           680,000    Standard            359        697
6267218110       649,563.86     PURCH           880,000    Standard            359        674
6267603329       499,672.93     PURCH           635,000    Standard            359        690
6267837299     1,000,000.00    REFINO         1,620,000    Standard            360        769
6267929401       365,000.00     PURCH           538,000    Reduced             360        783
6271151224       508,000.00     PURCH           635,000    Standard            360        695
6271641927       275,828.45     PURCH           347,000    Reduced             359        760
6272984714       348,400.00     PURCH           436,000    Reduced             360        791
6277182264       297,819.36     PURCH           373,000    Standard            359        675
6277492325       299,793.44     PURCH           460,000    Reduced             359        784
6280631893       303,801.13     PURCH           380,000    Standard            359        686
6281240033       314,250.00     PURCH           440,000    Standard            360        683
6281861663       408,532.59     PURCH           511,000    Standard            359        642
6282620787       304,000.00     PURCH           381,000    Reduced             360        727
6283396452       329,272.63     PURCH           635,000    Reduced             359        778
6291651765       318,536.12     REFI            425,000    Standard            359        636
6292379267       586,016.41     PURCH           733,000    Reduced             359        778
6293863756       275,628.37     PURCH           345,000    Standard            358        699
6303176751       323,782.60     PURCH           410,000    Reduced             359        709
6304545566       297,219.16     PURCH           372,000    Reduced             358        773
6309490610       599,645.76     PURCH           800,000    Reduced             359        787
6315741535       305,394.94     PURCH           382,000    Standard            359        795
6315851821       292,000.00     PURCH           380,000    Standard            360        671
6316061636       279,732.17     PURCH           350,000    Reduced             359        739
6319728272       650,000.00     REFI          1,200,000    Standard            360        669
6322013357       279,812.12     PURCH           350,000    Reduced             359        795
6324750683       373,755.35     PURCH           467,500    Standard            359        700
6327097736       302,286.50     PURCH           505,000    Reduced             359        787
6327879042       509,363.80    REFINO           825,000    Standard            358        652
6334196133       734,506.83     PURCH         1,050,000    Standard            359        732
6334588081       495,675.54     PURCH           620,000    Reduced             359        805
6337790023       399,751.38     PURCH           625,000    Reduced             359        727
6337799750       424,735.84    REFINO           975,000    Standard            359        761
6340276721       293,807.68     REFI            405,000    Reduced             359        740
6345255068       291,799.04     PURCH           365,500    Standard            359        695
6346939520       415,713.71     PURCH           520,000    Reduced             359        806
6348598001       339,794.02     PURCH           425,000    Standard            359        641
6351723421       292,415.74     PURCH           345,000    Standard            355        634
6352233529       345,969.00     PURCH           457,000    Reduced             360        784
6356634664       319,801.09     PURCH           400,000    Standard            359        769
6358703996       424,375.00     PURCH           625,500    Standard            360        774
6360279142       424,707.51     PURCH           625,000    Reduced             359        719
6364816501       335,774.55     PURCH           520,000    Reduced             359        750
6368831753       281,061.28     PURCH           375,000    Reduced             359        701
6370692524       324,792.76     PURCH           625,000    Standard            359        718
6371224988       547,493.38     PURCH           786,000    Standard            359        794
6371506442       279,012.65     PURCH           349,000    Reduced             359        701
6372631488       308,000.00     PURCH           390,000    Reduced             360        707
6372656832       284,088.73     PURCH           406,500    Standard            359        599
6377547317       361,310.67     PURCH           455,000    Reduced             359        724
6379464065       649,585.51     PURCH         1,100,000    Standard            359        635
6380846326       480,000.00    REFINO           855,000    Standard            360        696
6384941206       283,328.26     PURCH           325,000    Reduced     13      359        758
6384970569       423,715.50     PURCH           530,000    Reduced             359        701
6385999088       320,000.00     PURCH           400,000    Reduced             360        751
6388801158       649,574.80     PURCH           950,000    Reduced             359        687
6388835271       289,750.00     PURCH           305,000    Standard    12      360        676
6390109244       400,000.00     PURCH           500,000    Standard            360        648
6392326697       495,691.71     PURCH           620,000    Standard            359        799
6392951957       374,011.35     PURCH           500,000    Standard            359        696
6394280199       294,124.00     PURCH           368,000    Standard            359        671
6395131011       423,708.20     PURCH           530,000    Reduced             359        778
6399596284       291,813.80     PURCH           365,000    Standard            359        731
6399660114       296,800.71     PURCH           330,000    Reduced     12      359        723
6399699005       394,760.71     PURCH           560,000    Standard            359        688
6400212640       590,000.00    REFINO           790,000    Standard            360        662
6401096109       386,965.43     PURCH           484,000    Reduced             359        729
6404763416       391,774.46     PURCH           490,000    Standard            359        692
6410129586       385,766.16    REFINO           500,000    Standard            359        609
6411800227       333,900.00     PURCH           477,000    Reduced             360        783
6412281047       300,000.00     PURCH           390,000    Standard            360        619
6412391762       305,804.87     PURCH           590,000    Reduced             359        798
6413822492       360,237.18     PURCH           470,000    Reduced             359        691
6414788361       393,465.01     REFI            525,000    Standard            359        711
6419411779       367,798.98     PURCH           463,000    Standard            359        718
6427614711       407,746.40     PURCH           510,000    Standard            359        706
6427736043       629,566.44     REFI          1,020,000    Reduced             359        725
6428073214       283,459.70     PURCH           408,500    Reduced             359        771
6435357501       335,774.55     PURCH           420,000    Reduced             359        753
6435467904       410,937.79     PURCH           514,000    Standard            359        648
6449500724       311,790.65     PURCH           426,000    Standard            359        683
6454717106       448,513.81     PURCH           561,000    Standard            359        781
6458434260       299,813.53     PURCH           950,000    Standard            359        695
6459335656       311,790.65     PURCH           405,000    Reduced             359        710
6461712629       299,798.70     PURCH           375,000    Reduced             359        681
6462513190       283,804.55     PURCH           355,000    Reduced             359        784
6464723441       327,696.19     PURCH           425,000    Reduced             359        769
6473692660       395,760.10     PURCH           440,000    Standard    06      359        714
6475668304       483,478.79     REFI            645,000    Standard            359        676
6477553322       649,585.51     PURCH         1,022,150    Reduced             359        721
6480314837       389,357.83     PURCH           490,000    Reduced             359        732
6482186977       311,801.04     PURCH           390,000    Reduced             359        760
6482517775       331,793.63     PURCH           439,000    Reduced             359        723
6483033590       354,761.80     PURCH           595,500    Standard            359        722
6485284316       353,000.68     PURCH           471,000    Standard            359        800
6485882085       472,506.12     PURCH           591,000    Standard            359        649
6488746824       305,228.43     PURCH           382,000    Reduced             358        772
6490322796       419,732.18     PURCH           525,000    Reduced             359        709
6490617427       349,787.97     REFI            646,000    Standard            359        801
6492966525       433,330.49     PURCH           542,000    Reduced             359        739
6493214560       292,800.00     PURCH           366,000    Reduced             360        789
6496478519       468,592.44    REFINO           590,000    Reduced             355        748
6497152493       282,400.00     PURCH           365,000    Standard            360        773
6498110995       343,786.18     PURCH           430,000    Standard            359        759
6498462560       360,000.00     PURCH           450,000    Reduced             360        729
6498939864       363,600.00     PURCH           460,000    Reduced     06      360        708
6510950899       349,776.81     PURCH           475,000    Reduced             359        720
6512423432       415,880.55     PURCH           520,500    Reduced             358        825
6512472405       292,000.00     PURCH           390,000    Reduced             360        782
6512685758       305,600.00     PURCH           382,000    Reduced             360        716
6514709580       296,815.39     PURCH           330,000    Standard    12      359        594
6514964599       555,626.93     PURCH           695,000    Reduced             359        738
6515271275       383,399.03     PURCH           619,500    Standard            359        661
6515770714       329,312.21     PURCH           440,000    Reduced             359        647
6517058290       434,700.63     REFI            817,000    Standard            359        764
6517350499       415,741.42     PURCH           520,000    Reduced             359        768
6520250074       350,964.34     PURCH           440,000    Reduced             359        734
6521818697       339,783.19     PURCH           385,000    Reduced     01      359        800
6522995064       327,282.00     PURCH           410,000    Reduced             360        742
6523391313       599,654.79     PURCH         1,210,000    Reduced             359        772
6524594824       397,600.00     PURCH           510,000    Standard            360        650
6524826762       379,763.80     PURCH           485,000    Reduced             359        737
6525254402       559,283.35     PURCH           710,000    Reduced             358        753
6529017904       639,581.34     PURCH           820,000    Reduced             359        716
6530973517       228,853.98     PURCH           850,000    Reduced             359        779
6533446149       318,000.00     PURCH           400,000    Standard            360        733
6533697790       515,644.89     PURCH           645,000    Standard            359        735
6535676578       450,000.00     PURCH           755,000    Reduced             360        762
6536226118       791,532.40     PURCH           990,000    Standard            359        769
6537223171       469,600.00     PURCH           590,000    Standard            360        715
6538983740       356,800.00     PURCH           447,000    Standard            360        716
6543153180       431,738.29    REFINO           540,000    Reduced             359        784
6544637215       324,193.14     PURCH           410,000    Standard            359        679
6546002319       401,050.57     PURCH           840,000    Reduced             359        782
6547178316       310,991.19     PURCH           390,000    Reduced             359        796
6550919721       400,000.00     PURCH           505,000    Standard            360        625
6551680736       399,724.72     REFI            800,000    Standard            359        687
6552101021       299,813.53     REFI            400,000    Standard            359        751
6557663090       404,748.26     REFI            650,000    Standard            359        784
6558633886       318,796.58     PURCH           399,500    Reduced             359        747
6566037377       507,684.25     PURCH           635,000    Standard            359        710
6571886289       494,684.36    REFINO           850,000    Reduced             359        683
6574077795       303,796.02     PURCH           390,000    Reduced             359        758
6574237712       389,600.00     PURCH           487,000    Standard            360        771
6575570079       304,989.96     PURCH           386,500    Reduced             359        761
6576488552       364,767.25     PURCH           475,000    Reduced             359        735
6580355060       382,000.00     PURCH           478,000    Standard            360        693
6582231541       799,489.86     PURCH         2,200,000    Standard            359        685
6584547332       327,580.24     PURCH           410,000    Reduced             358        749
6587313294       319,779.77     PURCH           400,000    Standard            359        781
6590964166       649,574.80     PURCH           950,000    Reduced             359        775
6592266909       558,000.00     PURCH           697,500    Reduced             360        785
6592355579       298,027.75    REFINO           373,000    Standard            358        654
6593069062       306,900.00     PURCH           341,000    Standard    13      360        759
6595063709       405,727.58     PURCH           509,300    Reduced             359        748
6597787586       373,255.68    REFINO           498,000    Standard            359        685
6598849534       649,585.51    REFINO           852,500    Reduced             359        741
6599065379       420,000.00     PURCH           560,000    Reduced             360        799
6599778088       552,638.26    REFINO         1,400,000    No Ratio            359        770
6600345760       502,870.83     PURCH           629,000    Standard            359        709
6605642575       335,774.55     PURCH           420,000    Reduced             359        776
6605958021       393,611.40    REFINO           560,000    Reduced             359        724
6611193084       362,156.83     PURCH           453,000    Standard            359        724
6611560845       287,812.00     PURCH           360,500    Reduced             359        771
6613296869       350,000.00     PURCH           635,000    Reduced             360        784
6615335319       287,321.30     PURCH           445,000    Standard            359        675
6615850879       599,645.76     PURCH           750,000    Standard            359        619
6617461865       339,575.86     PURCH           425,000    Reduced             358        767
6618875444       649,536.46     REFI          1,375,000    Standard            359        755
6621652491       398,145.95     PURCH           498,000    Standard            359        692
6623945414       335,785.74     PURCH           428,000    Reduced             359        730
6627159889       511,720.33     PURCH           640,000    Standard            359        721
6628188614     1,000,000.00     PURCH         2,050,000    Reduced             360        701
6628276385       342,000.00     PURCH           380,000    Reduced     12      360        715
6630436027       376,740.54    REFINO         1,175,000    Reduced             359        768
6635482604       299,813.53     PURCH           825,000    Standard            359        646
6635825893       471,699.02     PURCH           590,000    Standard            359        737
6638868189       588,000.00     PURCH           735,000    Reduced             360        803
6642358938       324,800.00     PURCH           406,000    Reduced             360        784
6642590811       412,593.89     PURCH           517,000    Reduced             359        720
6644576487       579,648.63     PURCH           765,000    Standard            359        695
6646655131       359,752.25     PURCH           498,000    Reduced             359        769
6647732525       399,738.34     PURCH           550,000    Reduced             359        774
6648701099       424,000.00     PURCH           540,000    Standard            360        695
6648794193       510,874.02     PURCH           639,000    Reduced             359        779
6651666213       799,449.44     PURCH         1,100,000    Standard            359        762
6652139889       299,798.70     PURCH           617,000    Reduced             359        796
6654355772       306,799.18     PURCH           390,000    Reduced             359        767
6654587218       320,000.00     PURCH           405,000    Reduced             360        715
6654631172       420,000.00     PURCH           525,000    Reduced             360        759
6659219619       303,801.13     REFI            435,000    Reduced             359        727
6659579525       406,000.00     REFI            600,000    Reduced             360        774
6672756027       283,809.43     PURCH           355,000    Standard            359        798
6675041872       449,720.30     PURCH           630,000    Reduced             359        703
6676292854       324,792.76    REFINO           660,000    Standard            359        629
6677080712       343,774.97    REFINO           430,000    Standard            359        769
6677426964       328,295.82     PURCH           370,000    Standard    12      359        688
6677527225       311,900.00     PURCH           400,000    Reduced             360        741
6678307312       374,760.87     REFI            610,000    Standard            359        698
6678819381       319,779.77     PURCH           410,000    Standard            359        784
6681441769       285,000.00     REFI            450,000    Standard            360        733
6681920861       701,000.00     REFI            935,000    Standard            360        718
6682175812       355,778.72     PURCH           445,000    Reduced             359        749
6684814889       599,607.51     PURCH           752,000    Reduced             359        786
6687574936       462,904.63     PURCH           579,000    Reduced             359        756
6689130885       332,000.00     PURCH           415,000    Reduced             360        713
6689751342       427,753.75     PURCH           535,000    Reduced             359        765
6691616541       547,650.55     PURCH           685,000    Reduced             359        820
6694522332       304,805.51     PURCH           485,000    Reduced             359        770
6694789428       336,574.01     PURCH           425,000    Reduced             359        758
6697848569       388,518.33     PURCH           486,000    Standard            359        683
6699579584       315,782.53     PURCH           395,000    Reduced             359        761
6705581160       391,736.97     PURCH           495,000    Standard            359        749
6709349317       314,194.33     PURCH           393,000    Reduced             359        784
6709695875       399,751.38    REFINO           510,000    Reduced             359        768
6710293686       340,582.68     PURCH           436,000    Standard            359        696
6710672079       297,600.00     PURCH           372,000    Standard            360        650
6712356119       359,792.87     PURCH           400,000    Reduced     12      359        778
6713289210       314,788.64     PURCH           354,000    Reduced     12      359        709
6713963699       699,530.31    REFINO         1,200,000    Standard            359        785
6717628959       313,996.39     PURCH           395,000    Standard            359        782
6720892709       321,000.00     PURCH           588,000    Reduced             360        753
6721823570       490,470.68     PURCH           614,000    Reduced             359        757
6723198732       280,000.00    REFINO           350,000    Reduced             360        757
6726076794       573,384.13     PURCH           765,000    Reduced             359        771
6728620359       451,719.05     PURCH           565,000    Reduced             359        722
6729319985       400,000.00     PURCH           780,000    Reduced             360        708
6733531344       344,800.00     PURCH           431,000    Reduced             360        732
6736197804       624,569.87    REFINO         1,020,000    Standard            359        762
6737636636       311,801.04     PURCH           390,000    Standard            359        740
6739395173       396,000.00     PURCH           495,000    Reduced             360        764
6740126112       289,824.32     REFI            399,000    Reduced             359        704
6741697376       319,785.28     PURCH           416,000    Reduced             359        735
6742286831       294,802.06     REFI            434,000    Standard            359        705
6749019185       619,573.31     PURCH           775,000    Reduced             359        721
6749268295       426,427.90     PURCH           535,000    Reduced             359        722
6751462018       539,655.66     PURCH           675,000    Reduced             359        789
6751765899       600,000.00     PURCH           965,000    Standard            360        798
6752690641       299,822.88     REFI            400,000    Reduced             359        760
6752788064       128,421.65     PURCH           395,000    Standard            355        782
6755938682       487,672.55     PURCH           610,000    Standard            359        680
6757036675       407,752.83    REFINO           510,000    Reduced             359        735
6759054494       323,782.60    REFINO           405,000    Standard            359        726
6759894220       547,522.93     PURCH           685,000    Standard            359        650
6761526976       399,751.38    REFINO         2,625,000    Reduced             359        784
6763946776       595,589.83     PURCH           745,000    Reduced             359        780
6765996407       304,810.42     REFI            470,000    Reduced             359        704
6766115395       287,738.00     PURCH           365,000    Reduced             360        653
6766521907       501,280.14     PURCH           630,000    Reduced             359        800
6766681453       340,776.93     REFI            455,000    Standard            359        745
6767791657       405,805.98     PURCH           508,000    Reduced             358        770
6769006765       460,000.00     PURCH           585,000    Reduced             360        728
6769940039       375,754.04     PURCH           470,000    Standard            359        720
6772917230       349,776.81     PURCH           448,000    Reduced             359        719
6773668832       431,200.00     PURCH           539,000    Standard            360        697
6774738048       350,000.00     REFI            480,000    Reduced             360        728
6775073643       379,763.80     PURCH           540,000    Reduced             359        762
6777116424       349,782.45     REFI            600,000    Standard            359        723
6778591518       299,818.25     PURCH           425,000    Reduced             359        810
6779212270       304,810.42     PURCH           440,000    Reduced             359        798
6781270514       563,500.00     PURCH           705,000    Standard            360        757
6781297665       368,552.54     PURCH           464,000    Reduced             359        766
6783048942       319,801.09     PURCH           401,000    Reduced             359        747
6783165662       337,279.23     REFI            450,000    Standard            359        660
6785860070       380,000.00     PURCH           483,000    Reduced             360        749
6792182963       533,600.00     PURCH           670,000    Reduced             360        762
6793027605       448,953.13     PURCH           930,000    Reduced             359        756
6795515052       288,000.00    REFINO           360,000    Standard            360        645
6796086301       305,909.73     PURCH           455,000    Reduced             359        714
6796448733       571,208.52     PURCH           719,000    Standard            359        696
6797159701       293,013.03     PURCH           368,000    Reduced             359        738
6798935794       296,000.00     PURCH           371,000    Standard            360        658
6800627926       316,597.98     PURCH           396,000    Reduced             359        797
6800746809       289,005.95     PURCH           370,000    Reduced             359        720
6801745008       384,000.00     PURCH           512,000    Reduced             360        716
6803310611       300,608.19     PURCH           376,000    Reduced             359        783
6817017418       299,808.70     PURCH           530,000    Standard            359        606
6820843214       342,176.01     PURCH           428,000    Standard            359        719
6824373432       443,731.02     PURCH           615,000    Reduced             359        755
6826416908       350,992.65     PURCH           439,000    Standard            359        742
6826462225       300,000.00     PURCH           599,000    Reduced             360        781
6830806292       487,359.40     PURCH           610,000    Reduced             358        727
6834149772       609,590.70     PURCH           900,000    Reduced             359        720
6836808177       565,657.11     PURCH         1,175,000    Reduced             359        805
6838864046       315,063.87     PURCH           395,000    Reduced             359        739
6839279830       324,797.99     PURCH           650,000    Standard            359        762
6839597793       311,411.23     PURCH           390,000    Reduced             359        752
6842379049       311,785.28    REFINO           665,000    Reduced             359        773
6846400056       285,888.00     PURCH           302,000    Standard    01      360        689
6850818532       989,400.25     REFI          2,000,000    Standard            359        749
6851280666       324,797.99     REFI            600,000    Standard            359        690
6852003760       403,748.88     PURCH           505,000    Standard            359        742
6852493003       449,690.31     PURCH         1,100,000    Reduced             359        796
6857394131       502,079.63     PURCH           628,000    Standard            359        715
6858096370       353,779.97    REFINO           550,000    Reduced             359        801
6860081923       275,837.05     PURCH           350,000    Reduced             359        691
6860349627       587,634.52     PURCH           840,000    Reduced             359        791
6863911365       667,574.03    REFINO         1,100,000    Standard            359        665
6865359704       289,410.55     PURCH           362,000    Reduced             359        740
6866372037       559,524.32     PURCH           700,000    Reduced             359        781
6868083459       339,788.67     PURCH           615,000    Standard            359        784
6869669710       430,925.03     PURCH           539,000    Reduced             359        708
6871671316       319,801.09     PURCH           950,000    Standard            359        731
6872251373       357,717.65     PURCH           472,000    Reduced             359        757
6873491317       299,818.25     PURCH           410,000    Standard            359        678
6874456954       357,371.97     PURCH           447,000    Standard            359        618
6875118843       326,186.48     PURCH           410,000    Reduced             359        747
6875428655       378,526.39     PURCH           505,000    Reduced             359        807
6875444231       296,000.00     PURCH           374,000    Reduced             360        761
6875944750       431,738.29     REFI            540,000    Standard            359        694
6878039160       383,675.18     PURCH           490,000    Reduced             359        773
6878265864       307,798.52     PURCH           385,000    Standard            359        716
6878417275       399,510.07     PURCH           505,000    Reduced             359        717
6878756383       343,769.17     PURCH           979,000    Reduced             359        806
6879937933       307,788.03     PURCH           385,000    Reduced             359        719
6881306002       695,556.18     PURCH           880,000    Standard            359        685
6882474304       344,000.00     PURCH           430,000    Reduced             360        747
6884891455       999,345.85     PURCH         2,700,000    Standard            359        727
6885628419       289,805.41     PURCH           365,000    Standard            359        656
6886935979       419,738.94     PURCH           525,000    Reduced             359        728
6886998662       395,747.48     PURCH           565,000    Reduced             359        719
6887356241       562,122.57    REFINO           625,000    Standard    12      359        652
6888598130       451,711.77     PURCH           565,000    Reduced             359        766
6888919211       299,054.24     PURCH           320,000    Standard    12      359        673
6890749150       292,000.00     PURCH           365,000    Standard            360        770
6893010550       487,740.30    REFINO         1,325,000    Reduced             359        771
6893971975       331,798.87     PURCH           420,000    Standard            359        707
6894263166       283,814.22     PURCH           359,000    Reduced             359        772
6898697104       289,250.00     PURCH           362,000    Reduced             360        755
6901047339       650,000.00    REFINO         1,750,000    Reduced             360        769
6903088448       282,385.39     PURCH           317,500    Standard    06      359        631
6904599146       335,695.80     PURCH           420,000    Standard            359        699
6905476971     1,000,000.00    REFINO         1,704,000    Standard            360        670
6906090144       323,777.02     PURCH           410,000    Standard            359        659
6907183948       435,427.65     PURCH           545,000    Reduced             358        721
6912862254       279,007.85     PURCH           349,000    Standard            359        684
6913447725       487,181.10     PURCH           975,000    Reduced             359        751
6916306225       319,815.88    REFINO           450,000    Standard            359        642
6916603274       649,585.51     PURCH           890,000    Standard            359        675
6918361319       324,781.93     PURCH           475,000    Reduced             359        727
6918642346       627,578.62     PURCH           785,000    Standard            359        690
6918708519       464,679.98     PURCH           675,000    Reduced             359        769
6918816437       299,818.25     PURCH           318,000    Reduced     06      359        657
6919465465       607,102.60     PURCH           810,000    Reduced             359        706
6920171326       317,791.98     PURCH           455,000    Reduced             359        757
6921523921       299,793.54     REFI            730,000    Standard            359        616
6921923824       647,600.00     PURCH           810,000    Reduced             360        762
6923225244       647,500.00     PURCH           960,000    Reduced             360        705
6923560764       649,616.24     PURCH         1,019,037    Standard            359        703
6924152314       351,525.69     PURCH           470,000    Standard            359        719
6924230169       369,770.02     PURCH           582,000    Standard            359        695
6925879915       320,000.00     PURCH           400,000    Reduced             360        782
6927186228       421,304.61     PURCH           526,950    Reduced             359        794
6927732641       329,778.57     PURCH           631,000    Standard            359        780
6927981453       515,670.96     PURCH           645,000    Standard            359        643
6928518445       650,000.00     PURCH           850,000    Reduced             360        757
6928640959       283,161.00     PURCH           354,000    Reduced             360        769
6929129424       312,500.00     PURCH           720,000    Standard            360        751
6929344791       339,277.92     PURCH           639,000    Reduced             359        773
6930139313       599,627.06     REFI          1,400,000    Standard            359        689
6933565894       574,677.64    REFINO         1,065,000    Standard            359        655
6934328094       649,574.80     PURCH           950,000    Standard            359        655
6935603966       366,965.84     PURCH           460,000    Reduced             359        738
6935612843       300,000.00     PURCH           400,000    Reduced             360        765
6937367446       519,642.13     PURCH           650,000    Reduced             359        757
6938744395       559,633.68     REFI            800,000    Standard            359        623
6939777774       449,713.05     REFI            850,000    Reduced             359        712
6940134833       469,700.29     REFI            710,000    Standard            359        695
6942084424       331,765.68     PURCH           426,000    Reduced             359        759
6942606218       454,709.86     PURCH           585,000    Reduced             359        771
6945000393       310,991.42     PURCH           390,000    Standard            355        789
6945329677       606,812.80     PURCH           765,000    Standard            359        658
6946149074       449,713.05     PURCH           980,000    Standard            359        697
6946154736       422,730.27     REFI            685,000    Reduced             359        786
6946336077       317,000.00     PURCH           375,000    Reduced     12      360        711
6948420218       296,000.00     PURCH           370,000    Standard            360        747
6948663809       279,816.83     REFI            390,000    Standard            359        670
6950362209       299,600.00     PURCH           450,000    Standard            360        645
6952949938       319,829.70     PURCH           400,000    Standard            359        650
6956725839       286,207.82     PURCH           358,000    Reduced             359        775
6958248400       314,821.27     PURCH           475,000    Standard            359        636
6959507994       487,672.55     PURCH           610,000    Standard            359        614
6962238728       331,700.00     PURCH           645,000    Reduced             360        768
6963266413       306,194.41     PURCH           383,000    Standard            359        721
6963576449       299,818.25     PURCH           475,000    Reduced             359        714
6964780925       381,356.66     PURCH           477,000    Standard            359        719
6969058582       349,776.81    REFINO         1,100,000    No Ratio            359        793
6970165434       439,726.51     PURCH           625,000    Standard            359        685
6971030736       477,445.35     PURCH           637,000    Standard            359        710
6971442691       349,776.81    REFINO           700,000    Standard            359        648
6971588535       495,356.39    REFINO           850,000    Standard            359        629
6973204156       999,378.44     PURCH         1,315,000    Standard            359        727
6975500916       399,744.93     PURCH           503,500    Reduced             359        736
6975954915       568,000.00     PURCH           710,000    Standard            360        764
6976589264       330,544.42    REFINO           925,000    Reduced             359        762
6978370119       459,061.51     PURCH           575,000    Standard            359        778
6983382992       399,525.98     PURCH           510,000    Standard            358        784
6983537751       341,038.89     PURCH           455,000    Standard            359        787
6986940887       296,320.38    REFINO           540,000    No Ratio            359        740
6987030969       309,786.66     PURCH           400,000    Standard            359        760
6987644975       334,807.26     REFI            427,000    Standard            359        680
6987932396       425,000.00     REFI            570,000    Standard            360        799
6987954135       311,810.98     PURCH           390,000    Reduced             359        744
6988829005       381,756.41     REFI            575,000    Standard            359        733
6988943681       295,791.08     PURCH           370,000    Reduced             359        703
6990687375       369,764.06     PURCH           620,000    Reduced             359        771
6991677490       358,965.03     PURCH           449,000    Reduced             359        748
6991922706       328,000.00     PURCH           410,000    Standard            360        790
6994454699       286,407.00     PURCH           340,000    Standard    12      360        763
6999331116       547,641.53     PURCH           685,000    Reduced             359        708
6999800425       360,000.00     PURCH           455,000    Reduced             360        797
             350,817,843.09

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS


                                     [date]


To:   The Bank of New York
      101 Barclay Street - 12 E
      New York, New York 10286
      Attn:  Inventory Control

     Re: The Pooling and Servicing Agreement dated December 21, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one)
-------------------------------

____  1.  Mortgage Paid in Full

____  2.  Foreclosure

____  3.  Substitution

____  4.  Other Liquidation

____  5.  Nonliquidation                      Reason: ___________________

                                    By:
                                        --------------------------------------
                                        (authorized signer of Bank of America
                                         Mortgage Securities, Inc.)


                                    Issuer:
                                           -----------------------------------
                                    Address:
                                            ----------------------------------


                                    Date:
                                         -------------------------------------

Custodian
---------
The Bank of New York
Please acknowledge the execution of the above request by your signature and date below:


----------------------------------  ---------------
Signature                           Date


Documents returned to Custodian:


----------------------------------- ----------------
Custodian                           Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]


     [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated December 21, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                              [_______________],

                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]


The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

     Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-8, Class ___, having an initial aggregate Certificate Balance as of December 21, 2000 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 21, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                              Very truly yours,

                              __________________________________________
                              (Transferor)


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES


                                     [Date]


The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

     Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-8, Class ___, having an initial aggregate Certificate Balance as of December 21, 2000 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 21, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                              Very truly yours,

                              __________________________________________
                              (Transferor)


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                             Nominee Acknowledgment
                             ----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                              __________________________________________
                              (Nominee)


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                                                         ANNEX 1 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

--------

(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ____  ____         Will the Transferee be purchasing the Transferred
          Yes   No           Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                              __________________________________________
                              Print Name of Transferee


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________
                              Date:_____________________________________

                                                         ANNEX 2 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____  ____         Will the Transferee be purchasing the Transferred
          Yes   No           Certificates only for the Transferee's own account?


      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                              __________________________________________
                              Print Name of Transferee or Advisor


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________
                              Date:_____________________________________


                              IF AN ADVISER:

                              __________________________________________
                              Print Name of Transferee


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________
                              Date:_____________________________________

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES


                                     [Date]


The Bank of New York
101 Barclay Street-12 E
New York, New York 10286

     Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-8, Class ___, having an initial aggregate Certificate Principal Balance as of December 21, 2000 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 21, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                              Very truly yours,

                              __________________________________________
                              (Transferee)


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________
                              Date:_____________________________________

                             Nominee Acknowledgment
                             ----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                              __________________________________________
                              (Nominee)


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES


The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

     Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2000-8, Class ___, having an initial aggregate Certificate Principal Balance as of December 21, 2000 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 21, 2000, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                              Very truly yours,

                              __________________________________________
                              (Transferee)


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________
                              Date:_____________________________________

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 2000-8


STATE OF               )
                       )  ss:
COUNTY OF              )


     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class A-R or Class A-LR Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated December 21, 2000, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Certificate or cause the Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

     7. The Transferee historically has paid its debts as they have become due.

     8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

     9. The Transferee's taxpayer identification number is ____________________.

     10. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

     11. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Certificate as such taxes become due.

     12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                      * * *

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                              __________________________________________
                              Print Name of Transferee


                              By:_______________________________________
                                 Name:
                                 Title:




     Personally appeared before me the above-named ____________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this _____ day of _______________________,
____.



                              __________________________________________
                                              NOTARY PUBLIC

                              My Commission expires the ____ day of
                              ______________, ____.

                                    EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.   Copies of Mortgage Loans Documents.

2.   Residential loan application.

3.   Mortgage Loan closing statement.

4.   Verification of employment and income, if required.

5.   Verification of acceptable evidence of source and amount of downpayment.

6.   Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.   Residential appraisal report.

8.   Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.  Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.  Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K

                       FORM OF SPECIAL SERVICING AGREEMENT

     This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor").


                              PRELIMINARY STATEMENT

     _________________ (the "Purchaser") is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.

     The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms.

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

     Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

     Loss Mitigation Advisor: ______________.

     Purchaser: _______________________, or the holder of record of the Class B Certificates.

     Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

     Section 1.02. Definitions Incorporated by Reference.

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01. Reports and Notices.

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

          (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
     (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

          (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

          (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

          (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

          (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

          (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

          (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

     (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

     (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

     (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

     Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.

     (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

     (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

     (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

     (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

     Section 2.03. Termination.

     (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

     (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

     (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.


                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

     Section 3.01. Amendment.

     This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

     Section 3.02. Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 3.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 3.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

     (a) in the case of the Servicer,

         Bank of America, N.A.
         201 North Tryon Street
         Charlotte, North Carolina  28255
         Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

     (b) in the case of the Loss Mitigation Advisor,

         -----------------------


     (c) in the case of the Purchaser:

         -----------------------

     Section 3.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 3.06. Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

     (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

     Section 3.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 3.08. Confidentiality.

     The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

     The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

     Section 3.09. Independent Contractor.

     In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

     IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          Bank of America, N.A.

                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________


                                          Loss Mitigation Advisor

                                          ________________________


                                          By:_________________________________
                                          Name:
                                          Title:



                    PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.


                                          Purchaser


                                          By:________________________________

                                          Name:______________________________

                                          Title:_____________________________